Policy Number: 702

CODE OF ETHICS

MELLON OPTIMA L/S STRATEGY FUND, LLC

CODE OF ETHICS

This Code of Ethics, adopted pursuant to Section 17(j) of the Investment Company Act of 1940 and Rule 17j-1 thereunder, applies to Access Persons (as defined below) of Mellon Optima L/S Strategy Fund, LLC (the “Fund”). Rule 17j-1 was adopted in order to prevent persons who are actively involved in the management, portfolio selection or underwriting of registered investment companies from engaging in fraudulent, deceptive or manipulative acts, practices or courses of business in connection with the purchase or sale of covered securities held or to be acquired by such registered investment companies.

This Code is designed to prevent persons who have access to information concerning the portfolio securities transactions of the Fund from using that information for their personal benefit. The Code prohibits any Access Person from purchasing or selling a covered security (as defined below) for any personal account if that Access Person knows or should know that any Fund is purchasing or selling, or considering purchasing or selling, that covered security.

I. DEFINITIONS

As used in this Code, the following terms have the meanings set forth below unless the context thereof otherwise requires:

(A)	“Access Person” means:

(1)	Any director, officer or Advisory Person of the Fund or the Adviser.

(2)	Any director or officer of the Principal Underwriter who, in the ordinary course of business, makes, participates or obtains information regarding, the purchase or sale of covered securities by the Fund, or whose functions or duties in the ordinary course of business relate to the making of any recommendation to the Fund regarding the purchase or sale of covered securities.

(B)	“Acquisition” or “acquire” includes any purchase and the receipt of any gift of any covered security.

(C)	“Adviser” means Optima Management LLC and Mellon Hedge Advisor, LLC

(D)	“Advisory Person” means:

(1)	Any employee or on-site independent contractor of the Fund or the Adviser (or of any company in a control relationship to the Fund or Adviser) who, in connection with his or her regular functions or duties, makes, participates in, or obtains information regarding the purchase or sale of a covered security by the Fund, or whose functions relate to the making of any recommendations to the Fund regarding the purchase or sale of covered securities;

(2)	Any natural person in a control relationship to the Fund or the Adviser who obtains information concerning recommendations with regard to the purchase or sale of covered securities by the Fund; and

(3)	Any other employee or any on-site independent contractor designated as an Advisory Person by the Code of Ethics Supervisor.

(E)	“Beneficial Ownership” means a direct or indirect “pecuniary interest” (as defined in subparagraph (a)(2) of Rule 16a-1 under the Securities Exchange Act of 1934 (the “1934 Act”)) that is held or shared by a person directly or indirectly (through any contract, arrangement, understanding, relationship or otherwise) in a security. While the definition of “pecuniary interest” in subparagraph (a)(2) of Rule 16a-1 is complex, this term generally means the opportunity directly or indirectly to profit or share in any profit derived from a transaction in a security. An indirect pecuniary interest in securities by a person would be deemed to exist as a result of:

(1)	Ownership of securities by any of that person's immediate family members sharing the same household (including child, stepchild, grandchild, parent, stepparent, grandparent, spouse, sibling, mother- or father-in-law, sister- or brother-in-law, and son- or daughter-in-law);

(2)	The person's partnership interest in the portfolio securities held by a general or limited partnership which such person controls;

(3)	The person's right to receive dividends from a security if this right is separate or separable from the underlying securities;

(4)	The person's interest in securities held by a Fund under certain circumstances; and

(5)	The person's right to acquire securities through the exercise or conversion of a “derivative security” (which term excludes (i) a broad-based index option or futures contract, (ii) a right with an exercise or conversion privilege at a price that is not fixed, and (iii) a security giving rise to the right to receive another security only pro rata and by virtue of a merger, consolidation or exchange offer involving the issuer of the first security).

(F)	“Conflicts Committee” means any committee designated as such by the management of an Adviser or any successor committee or person that performs substantially the same functions as the conflicts committee.

(G)	“Control” has the same meaning as that set forth in Section 2(a)(9) of the 1940 Act. Section 2(a)(9) provides that “control” means the power to exercise a controlling influence over the management or policies of a company, unless this power is solely the result of an official position with the company.

(H)	“Covered Security” means a security as defined in Section 2(a)(36) of the 1940 Act, except that it does not include:

(1)	Direct obligations of the government of the United States.

(2)	Bankers' acceptances, bank certificates of deposit, commercial paper and high quality short-term debt instruments, including repurchase agreements.

(3)	Shares issued by open-end management investment companies registered under the 1940 Act.

(4)	Any other security determined by the Securities and Exchange Commission (“SEC”) or its staff to be excluded from the definition of “covered security” contained in Rule 17j-1 under the 1940 Act.

(I)	“Covered Security Held or to be Acquired by the Fund” means:

(1)	Any covered security which, within the most recent 15 days:

(a)	Is or has been held by any Fund; or

(b)	Is being or has been considered by any Fund or Adviser for purchase by the Fund. A security is “being or has been considered for purchase” when any individual who makes the final investment decision for a Fund is giving or has given serious consideration to a purchase of the security.

(2)	Any option to purchase or sell, and any security convertible into, or exchangeable for, a covered security described in paragraph (1) of this definition.

(J)	“Disposition” or “dispose” includes any sale and the making of any personal or charitable gift of covered securities.

(K)	“Family Account” means any brokerage or other account containing securities (including but not limited to covered securities) (1) in which an immediate family member of the Access Person not sharing the same household has Beneficial Ownership and (2) over which the Access Person exercises direct or indirect, sole or shared, investment control.

(L)	“Independent Director” means a Director of the Fund who is not an “interested person” of the Fund within the meaning of Section 2(a)(19) of the 1940 Act.

(M)	“Initial Public Offering” means an offering of covered securities registered under the Securities Act of 1933 (the “1933 Act”), the issuer of which, immediately before the registration, was not subject to the reporting requirements of Section 13 or 15(d) of the 1934 Act.

(N)	“Investment Decision Maker” of the Fund or the Adviser means any portfolio manager of an Adviser and any other Advisory Person who assists a portfolio manager in making investment decisions for a Fund, including, but not limited to, all analysts of the Adviser or of any company in a control relationship to the Adviser.

(O)	“Limited or Private Offering” means an offering that is exempt from registration under the 1933 Act pursuant to Section 4(2) or Section 4(6) of the 1933 Act or Rule 504, Rule 505 or Rule 506 under the 1933 Act.

(P)	“1940 Act” means the Investment Company Act of 1940 and the rules and regulations thereunder, both as amended from time to time, and any order or orders thereunder which may from time to time be applicable to the Fund.

(Q)	“Principal Underwriter” means Standish Fund Distributors, L.P.

(R)	“Purchase” includes, among other things, the writing of an option to purchase a security.

(S)	“Sale” includes, among other things, a short sale, the writing of an option to sell a security or the making of a gift.

(T)	“Security” means a security as defined in Section 2(a)(36) of the 1940 Act.

(U)	“Trusts” has the meaning designated in the preamble hereto.

II. PROHIBITED PRACTICES AND TRANSACTIONS

Section 2.1. Prohibited Practices. No Access Person may:

(a)	employ any device, scheme or artifice to defraud any Fund;

(b)	make to a Fund any untrue statement of a material fact or omit to state to the Fund a material fact necessary in order to make the statements made, in light of the circumstances under which they are made, not misleading;

(c)	engage in any act, practice, or course of business which operates or would operate as a fraud or deceit upon a Fund; or

(d)	engage in any manipulative practice with respect to a Fund.

Section 2.2. General Preclearance. Except as otherwise provided in Section 2.4 below,

(a)	Every Access Person must request and obtain preclearance from the Code of Ethics Supervisor before effecting any personal securities transactions in covered securities in or as to which the Access Person both: (1) has or acquires a Beneficial Ownership and (2) has direct or indirect, sole or shared, investment control. The Access Person must submit to the Code of Ethics Supervisor a preclearance request on a form designated by the Code of Ethics Supervisor for each purchase or sale of a covered security on behalf of that Access Person prior to the execution of the transaction.

(b)	The Code of Ethics Supervisor will compare the proposed transaction to the daily restricted list maintained by the applicable Adviser. Preclearance will be denied if: (1) the covered security is being considered for purchase or sale by a Fund or (2) there is an order pending for a Fund with respect to that covered security. The transaction may not be effected unless the Code of Ethics Supervisor preclears the transaction in writing or orally (and subsequently confirming the oral preclearance in writing). Preclearance is valid only for the trading day on which it is issued.

Section 2.3 Pre-Approval of Investments in Limited or Private Offerings. Investment Decision Makers of each Fund and Adviser must obtain approval from the Conflicts Committee before directly or indirectly acquiring Beneficial Ownership in any securities in a Limited or Private Offering.

Section 2.4. Prohibition of Investments in Initial Public Offerings. No Investment Decision Maker may, directly or indirectly, purchase securities in an Initial Public Offering, unless the Conflicts Committee exempts the purchase because of special conditions associated with the purchase.

Section 2.5. Exempt Transactions. The following transactions are exempt from the preclearance requirements and substantive prohibitions and restrictions of the Code, but are not exempt from the reporting requirements imposed by Section 3.1 of this Code.

(a)	Purchases or sales for an account over which the Access Person has no direct or indirect influence or control;

(b)	Purchases or sales which are non-volitional on the part of the Access Person;

(c)	Purchases which are part of an automatic dividend reinvestment plan, but only to the extent that the Access Person makes no voluntary adjustment in the rate or type of investment or divestment;

(d)	Purchases or sales for which the Access Person has received prior written approval from the Code of Ethics Supervisor. Prior approval will be granted only if a purchase or sale of covered securities is consistent with the purposes of this Code of Ethics and Section 17(j) of the 1940 Act and the rules thereunder;

(e)	Purchases in an Initial Public Offering if (a) the offering is part of the “demutualization” or similar transaction of a mutual bank, insurance company or similar issuer and the Access Person's ability to participate is a direct result of the Access Person's ownership of insurance policies or deposits issued or maintained by the issuer and (b) the allocation of shares available for acquisition by the Access Person is based on the Access Person's ownership of these policies or deposits.

(f)	Transactions involving the disposition solely of fractional shares of equity securities.

(g)	The receipt of any gift of securities.

III. REPORTING

Section 3.1. Every Access Person subject to this Article III must submit to the Code of Ethics Supervisor of the Fund the following reports as to all (x) covered securities and brokerage accounts in which the Access Person has, or by reason of a transaction, acquires Beneficial Ownership whether or not the Access Person had any direct or indirect control over the covered securities or accounts and (y) all Family Accounts and covered securities in these accounts (in each case, including reports covering securities exempted by Section 2.5).

(a)	Initial Holdings Reports. Not later than 10 days after the Access Person becomes an Access Person, the following information:

(1)	The title, number of shares and principal amount of each covered security (x) in which the Access Person had any direct or indirect Beneficial Ownership and (y) that was included in a Family Account when the Access Person became an Access Person;

(2)	The name of any broker, dealer or bank with whom the Access Person maintained (x) an account containing securities (including but not limited to covered securities) in which the person had any direct or indirect Beneficial Ownership or (y) a Family Account, each as of the date the person became an Access Person.

(3)	The date the report is being submitted by the Access Person.

(b)	Quarterly Transaction Reports. Not later than 10 days after the end of each calendar quarter, the following information:

(1)	Covered Securities Transactions. With respect to any acquisition or disposition during the calendar quarter of a covered security (x) in which the Access Person had any direct or indirect Beneficial Ownership or (y) that was included in a Family Account:

(i)	The date of the acquisition or disposition, the title, the interest rate and maturity date (if applicable), the number of shares and the principal amount of each covered security;

(ii)	The nature of the acquisition or disposition (i.e., purchase, sale, gift or any other type of acquisition or disposition)

(iii)	The price of the covered security at which the acquisition or disposition was effected;

(iv)	The name of the broker, dealer or bank with or through which the acquisition or disposition was effected; and

(v)	The date the report is being submitted by the Access Person.

However, if no reportable transactions in any covered securities were effected during a calendar quarter, the affected Access Person must submit to the Code of Ethics Supervisor, within ten calendar days after the end of the quarter, a report stating that no reportable covered securities transactions were effected.

(2)	Brokerage Accounts. With respect to (x) any account established by the Access Person containing securities (including but not limited to covered securities) in which the person had a direct or indirect Beneficial Ownership or (y) a Family Account during the quarter:

(i)	The name of the broker, dealer or bank with whom the Access Person established the account;

(ii)	The date the account was established; and

(iii)	The date the report is being submitted by the Access Person.

(c)	Annual Holdings Reports. By a date specified by the Code of Ethics Supervisor and as of a date within 30 days before this reporting deadline, the following information:

(1)	The title, number of shares and principal amount of each covered security (x) in which the Access Person had any direct or indirect Beneficial Ownership or (y) that was included in a Family Account;

(2)	The name of any broker, dealer or bank with whom the Access Person maintained (x) an account containing securities (including but not limited to covered securities) in which the Access Person had any direct or indirect Beneficial Ownership or (y) a Family Account.

(3)	The date the report is being submitted by the Access Person.

(d)	Initial and Annual Certification of Compliance.

(1)	Each Access Person, within ten (10) days after becoming an Access Person, must certify, on a form designated by the Code of Ethics Supervisor, that the Access Person:

(i)	Has received, read and understands this Code of Ethics and recognizes that the Access Person is subject hereto;

(ii)	Will comply with all the requirements of this Code of Ethics; and

(iii)	Has disclosed to the Code of Ethics Supervisor all holdings of covered securities and all accounts required to be disclosed in compliance with the requirements of this Code of Ethics.

(2)	Each Access Person must also certify annually (by a date specified by the Code of Ethics Supervisor) on the form designated by the Code of Ethics Supervisor that the Access Person

(i)	Has received, read and understands this Code of Ethics and recognizes that the Access Person is subject hereto;

(ii)	Has complied with all the requirements of this Code of Ethics; and

(iii)	Has disclosed or reported all personal securities transactions, holdings and accounts required to be disclosed or reported in compliance with the requirements of this Code of Ethics.

(e)	Disclaimer of Beneficial Ownership; No Admission of Violation. Any report submitted by an Access Person in accordance with this Section 3.1 may contain a statement that the report will not be construed as an admission by that person that he or she has any direct or indirect beneficial ownership in any covered security to which the report relates. The existence of any report will not by itself be construed as an admission that any event reported on constitutes a violation of Section 2.1 or 2.2.

(f)	Identification and Notification of Access Persons. The Code of Ethics Supervisor will identify all Access Persons of the Fund (including directors and officers of the Principal Underwriter that are not covered by an Adviser's code of ethics) who are required to submit reports under this Section 3.1 and inform each of these Access Persons of their reporting obligations.

Section 3.2 Exceptions from Reporting Requirements.

(a)	An Independent Director of the Fund need not make:

(1)	Any initial or annual holdings report referred to in Section 3.1(a) or 3.1(c) of this Code.

(2)	Any quarterly transaction report referred to in Section 3.1(b) of this Code, unless the Director knew or, in the ordinary course of fulfilling his or her official duties as a Director of the Fund, should have known that, during the 15-day period immediately preceding or following the date of the director's transaction in a covered security, a Fund purchased or Sold the covered security, or a Fund or Adviser considered Purchasing or selling the covered security.

(b)	An Access Person need not make a quarterly transaction report under Section 3.1(b) of this Code if the report would duplicate information contained in broker trade confirmations or account statements received by a Fund or Adviser with respect to the Access Person in the time period required by Section 3.1(b), if all of the information required by that section is contained in the broker confirmations or account statements, or in the records of a Fund or an Adviser.

Section 3.3. Disclosure of Exemptions Relied Upon. Every report concerning a covered securities transaction that would be prohibited by Section 2.2 if an exemption were not available under Section 2.5 must identify the exemption relied upon and describe the circumstances of the transaction.

Section 3.4. Confidentiality. All information obtained from any Access Person hereunder normally will be kept in strict confidence by the Fund, except that reports of transactions and other information obtained hereunder may be made available to the SEC or any other regulatory or self-regulatory organization or other civil or criminal authority to the extent required by law. In addition, in the event of violations or apparent violations of the Code, this information may be disclosed to the Fundees of the Fund.

Section 3.5. Identification of and Notice to Access Persons. The Code of Ethics Supervisor will identify all persons who are considered to be Access Persons and Investment Decision Makers, inform these persons of their respective duties and provide these persons with copies of this Code of Ethics.

IV. ACCESS PERSONS OF THE TRUSTS WHO ARE ALSO
ACCESS PERSONS OF THE ADVISER AND THE PRINCIPAL UNDERWRITER

Section 4.1. Incorporation of the Adviser's Code of Ethics. The provisions of the Adviser's code of ethics, which are contained in three Mellon Financial Corporation documents, the Securities Trading Policy, Code of Conduct and Employee Handbook, each as amended from time to time (the three documents together, the “Adviser's code”) are hereby incorporated herein by reference as the Fund' Code of Ethics applicable to Access Persons of the Fund who are also Access Persons of an Adviser or the Principal Underwriter. These Access Persons will remain subject to the provisions of this Code, other than Article III, in addition to the requirements of the Adviser's code. In lieu of the reporting requirements of Article III of this Code, these Access Persons must submit reports as required by the Adviser's code.

Section 4.2. Violation of the Advisers' Code. A violation of the Adviser's code by an Access Person of a Trust who is also an Access Person of an Adviser or Principal Underwriter will constitute a violation of this Code.

V. APPROVAL OF CODES, REPORTS TO DIRECTORS AND RECORD KEEPING

Section 5.1 Approval of Codes of Ethics and Material Changes. The directors, including a majority of the Independent Directors, must approve this Code of Ethics, the Advisers' code and any material changes to any of these codes of ethics.

(a)	The directors must base their approval of any code or any material changes thereto on a determination that the code contains provisions reasonably necessary to prevent Access Persons from engaging in any conduct prohibited by the anti-fraud provisions of Rule 17j-1(b) under the 1940 Act.

(b)	Before approving any code or any amendment to a code, the Adviser must provide to the directors a certification that the Adviser has adopted procedures reasonably necessary to prevent Access Persons from violating the Advisers' code.

(c)	The directors must approve a material change to any code of ethics within six months after the adoption of the change.

Section 5.2. Reports to Directors. No less frequently than annually, the Code of Ethics Supervisor, the Adviser and the Principal Underwriter must furnish to the directors, and the directors must consider, one or more written reports that:

(a)	Describe any issues arising under the codes of ethics or procedures of the Fund, the Principal Underwriter and the Adviser since the last report to the directors, including but not limited to, information about material violations of any code or procedures and sanctions imposed in response to material violations; and

(b)	Certify that the Fund, the Adviser and the Principal Underwriter have adopted procedures reasonably necessary to prevent Access Persons from violating their respective codes of ethics.

(c)	Identify any recommended changes in existing restrictions or procedures based upon the Trust's experience under this Code of Ethics, evolving industry practices and developments in applicable laws or regulations.

Section 5.3. Maintenance of Records. The Fund will maintain the following records at their principal place of business in the manner and to the extent set forth below:

(a)	In an easily accessible place, a copy of this Code of Ethics (and any prior Code of Ethics that was in effect at any time during the past five years) for a period of five years;

(b)	In an easily accessible place, a record of any violation of this Code of Ethics (and any prior Code of Ethics that was in effect at any time during the past five years) and of any action taken as a result of such violation for a period of five years following the end of the fiscal year in which the violation occurs;

(c)	A copy of each report (or computer printout) submitted under this Code of Ethics for a period of five years, provided that for the first two years these reports must be maintained and preserved in an easily accessible place;

(d)	In an easily accessible place, a list of all persons who are, or within the past five years were, required to make or review reports pursuant to this Code of Ethics.

(e)	A copy of each report provided to the directors as required by paragraph (c)(2)(ii) of Rule 17j-1 under the 1940 Act or any successor provision for a period of five years following the end of the fiscal year in which this report is made, provided that for the first two years each report will be preserved in an easily accessible place; and

(f)	A written record of any decision, and the reasons supporting any decision, to approve the purchase by an Access Person of any security in an Initial Public Offering or in a Limited or Private Offering for a period of five years following the end of the fiscal year in which the approval is granted.

VI. COMPLIANCE AND ENFORCEMENT

Section 6.1. Code of Ethics Supervisor. The directors of the Fund will appoint a Code of Ethics Supervisor to carry out the duties of this office, which will include the following:

(a)	identifying all Access Persons who are under a duty to make reports hereunder and notifying these Access Persons of this duty;

(b)	inquiring into potential or apparent violations of this Code;

(c)	maintaining compliance records; and

(d)	furnishing to the directors of the Fund quarterly compliance reports and such other information as the Directors may from time to time request.

Section 6.2. Review of Reports. The Code of Ethics Supervisor will establish procedures for the review of the information to be compiled under this Code of Ethics and will review such information as the Code of Ethics Supervisor determines to be appropriate in light of the purposes of this Code of Ethics.

Section 6.3. Sanctions. Upon finding of a violation of this Code, the directors of the Fund may impose such sanctions as they deem appropriate, which may include censure, suspension or termination of status of the violator.

APPENDIX

EXAMPLES OF BENEFICIAL OWNERSHIP

“Beneficial ownership” of a security has been addressed by the Securities and Exchange Commission in a number of releases and encompasses many diverse situations, including the following:

1.	covered securities held by you for your own benefit, whether bearer form, registered in your name, or otherwise.

2.	covered securities held by others for your benefit (regardless of whether or how they are registered), such as securities held for you by a custodian, broker, relative, executor or administrator.

3.	covered securities held for your account by a pledgee.

4.	covered securities held by a Fund in which you have an income or remainder interest, unless your only interest is to receive principal if (i) some other remainderman dies before distribution, or (ii) some other person by will directs a distribution of Fund property or income to you.

5.	covered securities held by you as director or co-director, if either you or a member of your immediate family (i.e., your spouse, children and their descendants, step-children, parents and their ancestors, and step-parents [treating a legal adoption as a blood relationship]) have an income or remainder interest in the Fund.

6.	covered securities held by a Fund of which you are the settlor, if you have the power to revoke the Fund without obtaining the consent of all the beneficiaries.

7.	covered securities held by any partnership in which you are a partner.

8.	covered securities held by a personal holding company controlled by you alone or jointly with others.

9.	covered securities held in the name of your spouse unless you are legally separated.

10.	covered securities held in the name of your minor child or in the name of any relative of yours or of your spouse (including an adult child) who is presently sharing your home, even if the securities were not received from you and the dividends are not actually used for the maintenance of your home.

11.	covered securities held in the name of another person (other than those listed in examples 9 and 10 above), if by reason of any contract, understanding, relationship, agreement or other arrangement, you obtain benefits substantially equivalent the those of ownership.

12.	covered securities held in the name of any person other than yourself, even though you do not obtain benefits substantially equivalent to those of ownership (as described in example 11 above), if you can vest or revest title in yourself.

OPTIMA FUND MANAGEMENT LLC

CODE OF ETHICS
AND
POLICY STATEMENT ON INSIDER TRADING

_____________________

August 2004
_____________________

OPTIMA FUND MANAGEMENT LLC

CODE OF ETHICS
AND
POLICY STATEMENT ON INSIDER TRADING

PART 1 - Statement of Principles PART 2 - Purposes and Consequences of Non-compliance PART 3 - Compliance Requirements	Page 1 1 2

3.1 Who Is Covered by the Code and How Does It Work?

3.2 Accounts and Transactions Covered

3.3 Securities Exempt From the Code of Ethics

3.4 Transactions Prohibited by the Code

3.5 Certification of Compliance With the Code of Ethics

3.6 Service as a Director	2 3 4 5 6 7

PART 4 - Additional Compliance Requirements Applicable to Portfolio Persons	7

4.1 Requirement to Disclose Interest and Method of Disclosure

4.2 Short Sales of Securities

4.3 Short Swing Trading

4.4 Securities Sold in a Public Offering

4.5 Interests in Commingled Investment Vehicles, IPOs, Limited Offerings,
Partnerships and Securities Issued in Private Placements	7 8 8 8 9

PART 5 - Reporting Requirements for All Employees	10

5.1 Reporting of Beneficial Ownership and Securities Transactions

5.2 Monthly Transaction Reports

5.3 Annual Securities Accounts Reports

5.4 Annual Securities Holdings Reports

5.5 Brokerage Accounts and Confirmations of Securities Transactions
10 10 11 12 12

PART 6 - Pre-clearance Requirements Applicable to All Employees	13

6.1 Prior Approval of Securities Transactions	13

PART 7 - Penalties for Violations of the Code PART 8 - A Reminder About the OPTIMA Insider Trading Policy	15 16

APPENDIX A: COMPLIANCE PROCEDURES, DEFINITIONS, AND OTHER ITEMS APPENDIX B: FORMS AND SCHEDULES	A-1 B-1

ACKNOWLEDGMENT FORM

SCHEDULE A: SCHEDULE B: SCHEDULE C: SCHEDULE D: SCHEDULE E: SCHEDULE F: SCHEDULE G: SCHEDULE H: SCHEDULE I:	Compliance Officer

Securities Transaction Report

Initial, Annual & Updated Disclosure of Portfolio Personnel Securities Holdings

Notification of Securities Account Opening

Form of Letter to Broker-Dealers or Financial Institutions Carrying Employee and Employee-Related Accounts

Pre-Clearance Request Form

Notification of Direct or Indirect Beneficial Interest

Initial, Annual & Updated Disclosure of Securities Accounts

Initial and Annual Certification of Discretionary Authority

APPENDIX C: OPTIMA POLICY STATEMENT ON INSIDER TRADING	C-1

OPTIMA FUND MANAGEMENT LLC CODE OF ETHICS

           OPTIMA FUND MANAGEMENT LLC ("OPTIMA") has adopted this Code of Ethics (the "Code") and Policy Statement on Insider Trading (the "Insider Trading Policy").

PART 1 - Statement of Principles

            OPTIMA's policy is that the interests of its clients are paramount and come before the interests of any member, manager, director, officer or employee of the OPTIMA.

           Personal investing activities of all members, managers, directors, officers and employees of OPTIMA should be conducted in a manner to avoid actual or potential conflicts of interest with OPTIMA and its clients.

           Members, managers, directors, officers and employees of OPTIMA shall use their positions with OPTIMA, and any investment opportunities they learn of because of their positions with OPTIMA, in a manner consistent with their fiduciary duties for the benefit of the clients of OPTIMA.

PART 2 - Purposes and Consequences of Non-compliance

           The overall purpose of this Code is to help personnel of OPTIMA comply with the law and preserve and protect the reputation of OPTIMA. This document was adopted to comply with Securities and Exchange Commission rules under the Investment Company Act of 1940 ("1940 Act"), the Investment Advisers Act of 1940 ("Advisers Act"), the Insider Trading and Securities Fraud Enforcement Act of 1988 ("ITSFEA"), and industry practice. Any violation of the Code or Insider Trading Policy, including engaging in a prohibited transaction or failing to file required reports, may result in disciplinary action and, when appropriate, termination of employment and/or referral to appropriate governmental agencies.

PART 3 - Compliance Requirements

3.1	Who Is Covered by the Code and How Does It Work?

           The principles contained in the Code must be observed by all members, managers, directors, officers and employees of OPTIMA. However, there are different categories of restrictions on personal investing activities. The category in which you have been placed generally depends on your job function, although unique circumstances may result in you being placed in a different category. The Code covers the following categories of employees:

(1)	Access Persons: Access Persons are those employees who have "access to information" concerning recommendations made to an OPTIMA client with regard to the purchase or sale of a security. Examples of "access to information" would include having access to trading systems, portfolio accounting systems, research data bases or settlement information. An Access Person includes, but is not necessarily limited to, an officer, director, member or manager of OPTIMA; a person that controls any entity that is a member of OPTIMA; and any Proprietary Account (as defined in Appendix A).

(2)	Portfolio Persons: Portfolio Persons are a subset of Access Persons and are those employees of OPTIMA who, in connection with their regular functions or duties, make or participate in the decision to purchase or sell a security for a client, or if their functions relate to the making of any recommendations about those purchases or sales. Portfolio Persons include portfolio managers; research analysts; persons serving in equivalent capacities; persons supervising the activities of Portfolio Persons; and anyone else designated by the Compliance Officer.

(3)	Independent Directors: Independent directors are Members or Observers of the Board of Advisors of Optima Group Holdings LLC who do not currently have nor have they at any time since the beginning of the last two completed fiscal years had a material business relationship[1] with OPTIMA (either directly or as a partner, shareholder or officer of an organization that has a relationship with OPTIMA). Directors would not be considered an "Independent director" if their immediate family member had a material business relationship with OPTIMA.

____________________

1	Any questions regarding whether or not a director has had a "material business relationship" with Optima should be directed to and determined by the Compliance Officer.

(4)	Non-Access Persons: An employee of OPTIMA who does not fit into any of the above categories is a Non-Access Person.

Please contact the Compliance Officer if you are unsure as to what category you fall in or whether you should be considered to be an Access Person or Portfolio Person.

           The Code works by prohibiting some transactions and requiring pre-clearance and reporting of most others. "Independent directors" need not report any securities transaction unless they knew, or should have known that, during the 15-day period before or after the transaction, the security was purchased or sold or considered for purchase or sale by a client of OPTIMA. However, personal investing activities of all employees and independent directors are to be conducted in compliance with the prohibited transactions provisions contained in 3.4 below.

           PLEASE PAY PARTICULAR ATTENTION TO SECTION 4.5 BELOW AS THIS HAS THE MOST RELEVANCE TO OUR BUSINESS. THIS DOES NOT DIMINISH THE REQUIREMENTS TO FOLLOW THE RULES OUTLINED IN THE REST OF THIS CODE OF ETHICS AND POLICY STATEMENT ON INSIDER TRADING.

3.2	Accounts and Transactions Covered

           The Code covers all of your personal securities accounts and transactions, as well as transactions by any Proprietary Accounts. It also covers all securities and accounts in which you have "beneficial ownership."2 A transaction by, or for the account of your spouse, or any other family member living in your home is considered to be the same as a transaction by you. Also, a transaction for any account in which you have any economic interest (other than the account of an unrelated client for which advisory fees are received) and have or share investment control is generally considered the same as a transaction by you.

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2	Generally, a person has "beneficial ownership" in a security if he or she, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has or shares a direct or indirect pecuniary interest in the security. There is a presumption of a pecuniary interest in a security held or acquired by a member of a person's immediate family sharing the same household.

           However, you are not deemed to have a pecuniary interest in any securities held by a partnership, corporation, trust or similar entity unless you control, or share control of such entity, or have, or share control over its investments. For example, securities transactions of a trust or foundation in which you do not have an economic interest (i.e., you are not the trustor or beneficiary) but of which you are a trustee are not considered yours unless you have voting or investment control of its assets. Accordingly, each time the words "you" or "your" are used in this document, they apply not only to your personal transactions and accounts, but also to all transactions and accounts in which you have any direct or indirect beneficial interest. If it is not clear whether a particular account or transaction is covered, ask the Compliance Officer for guidance.

3.3	Securities Exempt From the Code of Ethics

            You do not need to pre-clear or report transactions involving the following securities:

(1)	securities that are direct obligations of the U. S. Government (i.e., issued or guaranteed by the U.S. Government, such as municipal bonds, Treasury bills, notes and bonds, including U.S. Savings Bonds and derivatives thereof);

(2)	high quality short-term instruments, including but not limited to bankers' acceptances, bank certificates of deposit, commercial paper and repurchase agreements;

(3)	shares of registered open-end investment companies ("mutual funds") unless OPTIMA is the investment adviser or subadviser thereto;

(4)	commodity futures, currencies, currency forwards and derivatives thereof,

(5)	Stock Index options; and

(6)	securities issued or guaranteed by the governments (or their agencies or instrumentalities) of Canada, the United Kingdom, France, Germany, Switzerland, Italy and Japan and derivatives thereof.

3.4	Transactions Prohibited by the Code

A.	Front-running: Trading Ahead of an OPTIMA Client

           You cannot front-run any trade of an OPTIMA client or an OPTIMA Fund. The term "front-run" means knowingly trading before a contemplated transaction by an OPTIMA client or an OPTIMA Fund, whether or not your trade and the client/fund's trade take place in the same market. Thus, you may not:

(1)	purchase a security if you intend, or know of OPTIMA's or an OPTIMA Fund's intention, to purchase that security or a related security on behalf of a client, or

(2)	sell a security if you intend, or know of OPTIMA or an OPTIMA Fund's intention, to sell that security or a related security on behalf of a client.

B.	Scalping

           You cannot purchase a security (or its economic equivalent) with the intention of purchasing or recommending that the security be purchased for an OPTIMA client or an OPTIMA Fund, or sell short a security (or its economic equivalent) with the intention of selling or recommending that the security be sold for an OPTIMA client or an OPTIMA Fund. Scalping is prohibited whether or not you realize a profit from such transaction.

C.	Trading Parallel to an OPTIMA Client

           You cannot buy a security if you know that the same or a related security is being bought contemporaneously by an OPTIMA client or an OPTIMA Fund, or sell a security if you know that the same or a related security is being sold contemporaneously by an OPTIMA client or an OPTIMA Fund.

D.	Trading Against an OPTIMA Client

            You cannot:

(1)	buy a security if you know that an OPTIMA client or an OPTIMA Fund is selling the same or a related security, or has sold the security, until seven (7) calendar days after such client's order has either been executed or withdrawn, or

(2)	sell a security if you know that an OPTIMA client or an OPTIMA Fund is buying the same or a related security, or has bought the security, until seven (7) calendar days after such client's order has either been executed or withdrawn.

           Refer to Section I.A., "Pre-Clearance Standards," of Appendix A of the Code for more details regarding the pre-clearance of personal securities transactions.

E.	Using Proprietary Information for Personal Transactions

           You cannot buy or sell a security based on Proprietary Information3 without disclosing the information and receiving written authorization. If you wish to purchase or sell a security about which you obtained such information, you must report all of the information you obtained regarding the security to the Compliance Officer.

____________________

3	Proprietary Information is Information that is obtained or developed during the ordinary course of employment with OPTIMA, whether by you or someone else, and is not available to persons outside OPTIMA. Examples of such Proprietary Information include, among other things, internal research reports, research materials supplied to OPTIMA by vendors and broker-dealers not generally available to the public, minutes of departmental/research meetings and conference calls, and communications with company officers. Examples of non-Proprietary Information include mass media publications (e.g., The Wall Street Journal, Forbes, and Fortune), certain specialized publications available to the public (e.g., Morningstar, Value Line, Standard and Poors), and research reports available to the general public.

           You will be permitted to purchase or sell such security if the Compliance Officer concludes that there is no intention to engage in a transaction regarding the security within seven (7) calendar days on behalf of an OPTIMA client and you subsequently pre-cleared such security in accordance with Part 6 below.

3.5	Certification of Compliance With the Code of Ethics

           All members, managers, directors, officers and employees and independent directors will be asked to certify that they will comply with this Code of Ethics and Policy Statement on Insider Trading by filing the Acknowledgment Form with the Compliance Officer within 10 business days of receipt of this Code. Thereafter, all employees and independent directors will be asked to certify that they have complied with this Code during the preceding year by filing a similar Acknowledgment Form by January 31 of each year.

3.6	Service as a Director

           As a member, manager, director, officer or employee of OPTIMA you cannot serve as a director, trustee, or in a similar capacity for any company (excluding not-for-profit companies, charitable groups, and eleemosynary organizations) unless you receive approval from the Compliance Officer and he or she determines that your service is consistent with the interests of OPTIMA's clients or in no way interferes with the business of OPTIMA or the interests of OPTIMA's clients.

PART 4 - Additional Compliance Requirements Applicable to Portfolio Persons

4.1	Requirement to Disclose Interest and Method of Disclosure

           As a Portfolio Person, you must promptly disclose your direct or indirect beneficial interest in a security whenever you learn that the security is under consideration for purchase or sale by an OPTIMA client or an OPTIMA Fund and you:

(1)	Have or share investment control of the client;

(2)	Make any recommendation or participate in the determination of which recommendation shall be made on behalf of the client; or

(3)	Have functions or duties that relate to the determination of which recommendation shall be made to the client.

           In such instances, you must initially disclose that beneficial interest orally to the Compliance Officer. Following that oral disclosure, you must send a written acknowledgment of that interest on Schedule E (or on a form containing substantially similar information) to the Compliance Officer.

4.2	Short Sales of Securities

           You cannot sell short any security held by an OPTIMA client, including "short sales against the box". This prohibition would also apply to effecting economically equivalent transactions, including, but not limited to, sales of uncovered call options, purchases of put options while not owning the underlying security and short sales of bonds that are convertible into equity positions.

4.3	Short Swing Trading

           Portfolio Persons cannot profit from the purchase and sale or sale and purchase within sixty calendar days of any security, including derivatives. This restriction does not apply to:

(1)	trading within a shorter period if you do not realize a profit and if you do not violate any other provisions of this Code; and

(2)	profiting on the purchase and sale or sale and purchase within sixty calendar days of a security, including a derivative, that is not required to be pre-cleared and reported pursuant to the provisions of this Code.[4]

____________________

4	See Section III of Appendix A for a description of those securities.

           Calculation of profits during the 60 calendar day holding period generally will be based on the "last-in, first-out" ("LIFO") method. Portfolio Persons may elect to calculate their 60 calendar days profits on either a LIFO or FIFO ("first-in, first-out") basis when there has not been any activity in such security by OPTIMA clients during the previous 60 calendar days.

4.4	Securities Sold in a Public Offering

           Portfolio Persons cannot buy securities in any initial public offering, or a secondary offering by an issuer.

4.5	Interests in Commingled Investment Vehicles, IPOs, Limited Offerings, Partnerships and Securities Issued in Private Placements

           Portfolio Persons and Access Persons cannot acquire investments in any commingled investment vehicle, fund of funds, limited partnership interests, securities offered in a limited offering or an initial public offering ("IPO") or securities in private placements unless they obtain prior approval of the Compliance Officer.

           However, investments in any issuer exempt under Sections 3(c)(1) or 3(c)(7) of the Investment Company Act of 1940 (a "private investment company") do not require the prior approval described in this section (but would remain subject to the pre-clearance requirements of Part 6 below) if the Portfolio Person or Access Person does not have direct or indirect influence or control over the private investment company's investments AND such private investment company does not provide "contemporaneous portfolio information"5 to the Portfolio Person or Access Person. Further, this provision does not relieve a Portfolio Person of the obligation to promptly disclose any direct or indirect beneficial interest in a security whenever the Portfolio Person learns that the security is under consideration for purchase or sale by an OPTIMA client, as described in Section 4.1 of the Code. Notwithstanding the foregoing, any investment by an Access Person or Portfolio Person in an OPTIMA Fund requires the prior approval of the Compliance Officer.

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5	"Contemporaneous portfolio information" as used in this context means receipt of statements of securities holdings for such private investment companies that report positions as of a date less than 45 days prior to the date such statements are received by the Portfolio Person.

PART 5 - Reporting Requirements for All Employees

5.1	Reporting of Beneficial Ownership and Securities Transactions

           Compliance with the following personal securities transaction reporting procedures is essential to enable us to meet our responsibilities to all OPTIMA clients and to comply with regulatory requirements. You are expected to comply with both the letter and spirit of these requirements, including completing and filing all reports required under this Code in a timely manner.

5.2	Monthly Transaction Reports

A.	All Employees

           You must report all securities transactions by: (i) providing the Compliance Officer with copies of all broker's confirmations and statements (which may be sent under separate cover by the broker) showing all transactions and holdings in securities and (ii) certifying at least annually that you have disclosed all such brokerage accounts to the Compliance Officer. The brokerage statements and confirmations must include all transactions in securities in which you have, or by reason of the transaction acquire any direct or indirect beneficial ownership, including transactions in a discretionary account and transactions for any account in which you have any economic interest and have or share investment control. Notwithstanding the foregoing, if you own a brokerage account comprised of only the securities set for the in Section 3.3. above the only documentation required to be submitted to the Compliance Officer is that listed in (ii) above and you do not have to make the disclosures in Sections 5.3 to 5.5 below until such time when your brokerage account changes and consists of securities other than those set forth in Section 3.3 above. Also, if you acquire securities by any other method which is not being reported to the Compliance Officer by a duplicate confirmation statement at or near the time of the acquisition, you must report that acquisition to the Compliance Officer on Schedule B within 10 days after you are notified of the acquisition. Such acquisitions include, among other things, securities acquired by gift, inheritance, vesting, merger or reorganization of the issuer of the security. You must file these documents with the Compliance Officer not later than 10 calendar days after the end of each month, but you need not show or report transactions for any account over which you had no direct or indirect influence or control. Failure to timely report transactions is a violation of the law as well as this Code, and may result, among other things, in denial of future personal security transaction requests. You must immediately inform the Compliance Officer when your account no longer consists solely of the securities set forth in Section 3.3 above.

B.	Independent Directors

            If you are a director of OPTIMA but you are not an "interested person", you are not required to file transaction reports unless you knew or should have known that, during the 15-day period before or after a transaction, the security was purchased or sold, or considered for purchase or sale, by an OPTIMA client.

5.3	Annual Securities Accounts Reports

            As an employee of OPTIMA, other than an independent director, you must file a report of all personal securities accounts on Schedule F with the Compliance Officer within 10 business days of receipt of this Code, and annually thereafter by January 31. In each instance, this report must be current as of a date no more than 45 days prior to the date the report is submitted. You must report the name and description of each securities account in which you have a direct or indirect beneficial interest, including securities accounts of a spouse and minor children. You must also report any account in which you have any economic interest and have or share investment control (e.g., trusts, foundations, etc.) other than an account for an OPTIMA client.

5.4	Annual Securities Holdings Reports

            As an employee of OPTIMA, other than an independent director, you must file a report of personal securities holdings, on Schedule C, with the Compliance Officer within 10 business days of receipt of this Code, and annually thereafter by January 31. This report should include all of your securities holdings, including any security acquired by a transaction, gift, inheritance, vesting, merger or reorganization of the issuer of the security, in which you have any direct or indirect beneficial ownership, including securities holdings in a discretionary account and for any account in which you have any economic interest and have or share investment control.

5.5	Brokerage Accounts and Confirmations of Securities Transactions

           If you are an employee of OPTIMA (other than an independent director of OPTIMA), before or at a time contemporaneous with opening a brokerage account with a registered broker-dealer or a bank, or placing an initial order for the purchase or sale of securities with that broker-dealer or bank, you must:

(1)	notify the Compliance Officer, in writing, by completing Schedule D; and

(2)	notify the institution with which the account is opened, in writing, of your association with OPTIMA.

           The Compliance Officer will request the institution in writing to send to it duplicate copies of confirmations and statements for all transactions effected in the account simultaneously with their mailing to you.

           If you have an existing account on the effective date of this Code or upon becoming an employee, you must comply within 10 days with conditions (1) and (2) above.

PART 6 - Pre-clearance Requirements Applicable to All Employees

6.1	Prior Approval of Securities Transactions

A.	Length of Approval

           Unless you are covered by Paragraph D below, as an employee of OPTIMA you cannot buy or sell any investments in any commingled investment vehicle, IPO, securities offered in a limited offering, fund of funds, limited partnership interests or securities in private placements without first contacting the Compliance Officer by fax, phone, or e-mail and obtaining his or her approval. A clearance is good until the close of the business day following the day clearance is granted but may be extended in special circumstances, shortened or rescinded, as explained in Appendix A. This pre-clearance requirement applies to all managers, directors, officers and employees of OPTIMA, whether Access Persons, Portfolio Persons or Non-Access Persons.

           Additionally, you may not trade any securities as to which you have "inside information" (see attached OPTIMA Policy Statement on Insider Trading). If you have any questions, contact the Compliance Officer before engaging in the transaction. If you have any doubt whether you have or might acquire direct or indirect beneficial ownership or have or share investment control over an account or entity in a particular transaction, or whether a transaction involves a security covered by this Code, you should consult with the Compliance Officer before engaging in the transaction.

B.	Discretionary Accounts

           You need not pre-clear transactions in any discretionary account for which a registered broker-dealer, a registered investment adviser, or other investment manager acting in a similar fiduciary capacity exercises sole investment discretion, if the following conditions are met:6

____________________

6	Please note that these conditions apply to any discretionary account in existence prior to the effective date of this Code or prior to your becoming an employee of OPTIMA. Also, the conditions apply to transactions in any discretionary account, including pre-existing accounts, in which you have any direct or indirect beneficial ownership, even if it is not in your name.

(1)	The terms of each account relationship ("Agreement") must be in writing and filed with the Compliance Officer prior to any transactions.

(2)	Any amendment to each Agreement must be filed with the Compliance Officer prior to its effective date.

(3)	The employee certifies to the Compliance Officer at the time such account relationship commences, and annually thereafter, as contained in Schedule G annexed to this Code, that such employee does not have direct or indirect influence or control over the account, other than the right to terminate the account.

(4)	Additionally, any discretionary account that you open or maintain with a registered broker-dealer, a registered investment adviser, or other investment manager acting in a similar fiduciary capacity must comply with the reporting requirements of Section 5, as appropriate, by timely filing the required reports with the Compliance Officer.[7]

____________________

7	Any pre-existing agreement must be promptly amended to comply with this condition. The required reports may be made in the form of an account statement if they are filed by the applicable deadline.

However, if you make any request that the discretionary account manager enter into or refrain from a specific transaction or class of transactions, you must first consult with the Compliance Officer and obtain approval prior to making such request.

C.	Directors Who Are Not Advisory Representatives

           You need not pre-clear any securities transaction if:

(1)	You are a director of OPTIMA;

(2)	You are not an "advisory representative" of OPTIMA;[8] and

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8	Generally, an "advisory representative" is any person who makes any recommendation, who participates in the determination of which recommendation shall be made, or whose functions or duties relate to the determination of which recommendation shall be made, or who, in connection with his duties, obtains any information concerning which securities are being recommended prior to the effective dissemination of such recommendations or of the information concerning such recommendations.

(3)	You are not an employee of OPTIMA, unless you know or should know that, during the 15-day period before the transaction, the security was purchased or sold, or considered for purchase or sale, by OPTIMA on behalf of an OPTIMA client.

PART 7 - Penalties for Violations of the Code

           This Code is designed to assure compliance with applicable law and to maintain investor confidence in OPTIMA.

           However, not every incidental failure to comply with the Code is necessarily a violation of the law or OPTIMA's Statement of Principles. Isolated or inadvertent violations of the Code not resulting in a violation of law or the Statement of Principles will be referred to the Compliance Officer, and disciplinary action commensurate with the violation, if warranted, will be imposed. If you violate any of the enumerated prohibited transactions contained in Parts 3 and 4 of the Code, you will be expected to give up any profits realized from these transactions to OPTIMA for the benefit of the affected OPTIMA clients. If OPTIMA cannot determine which client(s) were affected, the proceeds will be donated to a charity chosen by OPTIMA. Failure to disgorge profits when requested may result in additional disciplinary action, including termination of employment.

           Further, a pattern of violations which individually do not violate the law or Statement of Principles, but which taken together demonstrate a lack of respect for the Code of Ethics, may result in disciplinary action including termination of employment. A violation of the Code resulting in a violation of the law will be severely sanctioned, with disciplinary action including, but not limited to referral of the matter to the managers of OPTIMA, termination of employment or referral of the matter to the appropriate regulatory agency for civil and/or criminal investigation.

PART 8 - A Reminder About the OPTIMA Insider Trading Policy

           The Code of Ethics is primarily concerned with transactions in securities held or to be acquired by any of OPTIMA'S clients, regardless of whether those transactions are based on inside information or actually harm a client.

           The Insider Trading Policy (attached to this document) deals with the problem of insider trading in securities that could result in harm to a client, or members of the public, and applies to all directors, officers and employees of OPTIMA. Although the requirements of the Code and the Insider Trading Policy are similar, you must comply with both.

APPENDIX A: COMPLIANCE PROCEDURES, DEFINITIONS, AND OTHER ITEMS

           This appendix sets forth the responsibilities and obligations of the Compliance Officer under the OPTIMA Code of Ethics and Policy Statement on Insider Trading.

I.	Responsibilities of Compliance Officer

A.	Pre-Clearance Standards

(a)	General Principles

           The Compliance Officer shall only permit an employee to go forward with a proposed transaction he or she determines that, considering all of the facts and circumstances, does not violate the provisions of Rule 17j-1 under the 1940 Act, or of this Code and there is no likelihood of harm to a client.

(i)	Specific Standards

a.	Securities Transactions by Clients

           No clearance shall be given for any transaction on any day during which an OPTIMA client has executed a buy or sell order, until seven (7) calendar days after the order has been executed.

b.	Securities Under Consideration

(i)	Open Orders

           No clearance shall be given for any transaction on any day which an OPTIMA client has a pending buy or sell order, until seven (7) calendar days after the order has been executed.

(ii)	Recommendations

           No clearance shall be given for any transaction in a security on any day which a recommendation on a security was made by a Portfolio Person, until seven (7) calendar days after the recommendation was made and no orders have subsequently been executed or are pending. Notwithstanding a transaction in the previous seven days, clearance may be granted if the security has been disposed of by all OPTIMA clients.

c.	Private Placements

           In considering requests by Access Persons and Portfolio Persons for approval of limited partnerships and other private placement securities transactions, the Compliance Officer shall take into account, among other factors, whether the investment opportunity should be reserved for an OPTIMA client, and whether the investment opportunity is being offered to the Access Person or Portfolio Person by virtue of his or her position with OPTIMA. If the Access Person or Portfolio Person receives clearance for the transaction, no investment in the same issuer may be made for an OPTIMA client unless an executive officer of OPTIMA, with no interest in the issuer, approves the transaction.

d.	Duration of Clearance

           If the Compliance Officer approves a proposed securities transaction, the order for the transaction must be placed and effected by the close of the next business day following the day approval was granted. The Compliance Officer may, in his or her discretion, extend the clearance period up to seven calendar days, beginning on the date of the approval, for a securities transaction of any employee who demonstrates that special circumstances make the extended clearance period necessary and appropriate. The Compliance Officer may, in his or her discretion, renew the approval for a particular transaction for up to an additional seven calendar days upon a similar showing of special circumstances by the employee. The Compliance Officer may shorten or rescind any approval or renewal of approval under this paragraph if he or she determines it is appropriate to do so.

(b)	Waivers by the Compliance Officer

           The Compliance Officer may, in his or her discretion, waive compliance by any employee with the provisions of this Code if he or she finds that such a waiver:

(1)	is necessary to alleviate undue hardship or in view of unforeseen circumstances or is otherwise appropriate under all the relevant facts and circumstances;

(2)	will not be inconsistent with the purposes and objectives of the Code;

(3)	will not adversely affect the interests of advisory clients of OPTIMA; and

(4)	will not result in a transaction or conduct that would violate provisions of applicable laws or regulations.

           Any waiver shall be in writing and shall contain a statement of the basis upon which it was granted.

(c)	Continuing Responsibilities

           The Compliance Officer shall make a record of all requests for pre-clearance regarding the purchase or sale of a security, including the date of the request, the name of the employee, the details of the proposed transaction, and whether it was prohibited. The Compliance Officer shall keep a record of any waivers given, including the reasons for each exception and a description of any potentially conflicting fund or client transactions.

           The Compliance Officer shall also collect the signed initial acknowledgments of receipt and the annual acknowledgments from each employee of receipt of a copy of this Code and Insider Trading Policy, as well as reports, as applicable, on Schedules B, C, D, E and F of the Code. The Compliance Officer shall preserve those acknowledgments and reports, the records of consultations and waivers, and the confirmations, and other information for the period required by applicable regulation.

II.	Compilation of Definitions of Important Terms

           For purposes of the Code of Ethics and Insider Trading Policy, the terms below shall have the following meanings:

1934 Act - The Securities Exchange Act of 1934, as amended.

1940 Act - The Investment Company Act of 1940, as amended.

Access Person - Each director, trustee, general partner or officer, and any other person that directly or indirectly controls (within the meaning of Section 2(a)(9) of the 1940 Act) OPTIMA or a person, including an Advisory Representative, who has access to information concerning recommendations made to an OPTIMA client with regard to the purchase or sale of a security.

Advisory Representative - Any member, manager, officer or director of OPTIMA; any employee who makes any recommendation, who participates in the determination of which recommendation shall be made, or whose functions or duties relate to the determination of which recommendation shall be made; any employee who, in connection with his duties, obtains any information concerning which securities are being recommended prior to the effective dissemination of such recommendations or of the information concerning such recommendations; and any of the following persons who obtain information concerning securities recommendations being made by OPTIMA prior to the effective dissemination of such recommendations or of the information concerning such recommendations: (i) any person in a control relationship to OPTIMA, (ii) any affiliated person of such controlling person, and (iii) any affiliated person of such affiliated person.

Affiliated Person - Has the same meaning as in Section 2(2)(3) of the 1940 Act. An "affiliated person" of an investment company includes directors, officers, employees, and the investment adviser. In addition, it includes any person owning 5% of the company's voting securities, any person in which the investment company owns 5% or more of the voting securities, and any person directly or indirectly controlling, controlled by, or under common control with the company.

Beneficial Ownership - Has the same meaning as in Rule 16a-1 (a)(2) under the 1934 Act. Generally, a person has a beneficial ownership in a security if he or she, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has or shares a direct or indirect pecuniary interest in the security. There is a presumption of a pecuniary interest in a security held or acquired by a member of a person's immediate family sharing the same household.

Held or to be Acquired - A security is "held or to be acquired" if within the most recent 15 days it (1) is or has been held by an OPTIMA client, or (ii) is being or has been considered by an OPTIMA investment adviser for purchase by a client. A purchase or sale includes the writing of an option to purchase or sell.

OPTIMA Fund - Any investment vehicle in which OPTIMA or any of affiliates serves as the manager, investment adviser, subadviser, or sponsor thereto.

Portfolio Person - Any employee of OPTIMA who, in connection with his or her regular functions or duties, makes or participates in the decision to purchase or sell a security by an OPTIMA client, or if his or her functions relate to the making of any recommendations about those purchases or sales. Portfolio Persons include portfolio managers, research analysts, traders, persons serving in equivalent capacities, persons supervising the activities of Portfolio Persons, and anyone else designated by the Compliance Officer.

Proprietary Accounts - Any account including, but not limited to, a limited partnership, a corporate hedge fund, a limited liability company or any other pooled investment vehicle in which OPTIMA owns 5 percent or more of the outstanding capital or is entitled to 25% or more of the profits or losses in the account (excluding any asset based investment management fees based on average periodic net assets in accounts or performance based fees).

Security - Any stock, note, bond, evidence of indebtedness, participation or interest in any profit-sharing plan or limited or general partnership, investment contract, certificate of deposit for a security, fractional undivided interest in oil or gas or other mineral rights, any put, call, straddle, option, or privilege on any security (including a certificate of deposit), guarantee of, or warrant or right to subscribe for or purchase any of the foregoing, and in general any interest or instrument commonly known as a security, except commodity futures, currency and currency forwards. See Section III of Appendix A for a summary of different requirements for different types of securities.

III.	Securities Exempt from the Prohibited Transaction Provisions

A.	Prohibited Transactions

           Securities that are EXEMPT from the prohibited transaction provisions of Section 3.4 include:

(1)	securities that are direct obligations of the U.S. Government, such as Treasury bills, notes and bonds, and U.S. Savings Bonds and derivatives thereof,

(2)	high quality short-term instruments ("money market instruments") including but not limited to (i) bankers' acceptances; (ii) U.S. bank certificates of deposit; (iii) commercial paper; and (iv) repurchase agreements;

(3)	shares of registered open-end investment companies unless OPTIMA is the investment adviser or subadviser thereto;

(4)	commodity futures, currencies, currency forwards and derivatives thereof,

(5)	securities that are prohibited investments for all OPTIMA clients; and

(6)	transactions in securities issued or guaranteed by the governments (or their agencies or instrumentalities) of Canada, the United Kingdom, France, Germany, Switzerland, Italy and Japan and derivatives thereof.

IV.	Legal Requirement

           Rule 17j-1 under the 1940 Act makes it unlawful for any affiliated person of OPTIMA in connection with the purchase or sale of a security "held or to be acquired" by an OPTIMA client or an OPTIMA Fund:

A.	To employ any device, scheme or artifice to defraud a client;

B.	To make to a client any untrue statement of a material fact or omit to state to a client a material fact necessary in order to make the statements made, in light of the circumstances under which they are made, not misleading;

C.	To engage in any act, practice, or course of business which operates or would operate as a fraud or deceit upon a client; or

D.	To engage in any manipulative practice with respect to a client.

           A security is "held or to be acquired" if within the most recent 15 days it (i) is or has been held by an OPTIMA client or an OPTIMA Fund, or (ii) is being or has been considered by OPTIMA for purchase by an OPTIMA client or an OPTIMA Fund. A purchase or sale includes the writing of an option to purchase or sell a security.

APPENDIX B: FORMS AND SCHEDULES

ACKNOWLEDGMENT FORM
CODE OF ETHICS AND POLICY STATEMENT ON INSIDER TRADING

To:

I hereby acknowledge receipt of a copy of the OPTIMA FUND MANAGEMENT LLC CODE OF ETHICS AND POLICY STATEMENT ON INSIDER TRADING, which I have read and understand. I will comply fully with all provisions of the Code and the Insider Trading Policy to the extent they apply to me during the period of my employment. I further understand and acknowledge that any violation of the Code or Insider Trading Policy, including engaging in a prohibited transaction or failure to file reports as required (see Schedules B, C, D, E, F and G), may subject me to disciplinary action, including termination of employment.

SIGNATURE PRINT NAME DATED

SCHEDULE A: Compliance Officer

Compliance Officer

Geoffrey Lewis
Optima Fund Management LLC
10 East 53rd Street
New York, New York 10022
(212) 484-3040

SCHEDULE B: Securities Transaction Report

This report of personal securities transactions not reported by duplicate confirmations and brokerage statements pusuant to Section 5.2 of the Code is required pursuant to Rule 204-2(a) of the Investment Advisers Act of 1940 or Rule 17j- 1 (c) of the Investment Company Act of 1940. The report must be completed and submitted to the Compliance Officer not later than 10 days after you are notified of the transaction. Refer to the Code of Ethics for further instructions. This transaction report should be completed by the Optima agent on behalf of his/her personal securities transactions, any transactions made by a retirement account of the Optima employee regardless of whether the employee has discretion over the account and any transactions made by an employee's spouse, minor child or any other person to whom the employee provides material support.

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Trade      Buy, Sell   Security Name, Description    Quantity   Price       Principal    Broker -      Date
Date       or Other    and Type of Security                                 Amount       Dealer or     Preclearance
                       (Common, Bond, Option, etc.)                                      Bank          obtained
                                                                                                       from
                                                                                                       Compliance
                                                                                                       Officer
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The report or recording of any transaction above shall not be construed as an admission that I have any direct or indirect ownership in the securities. (Signature)

(Print Name)	(Signature)	(Date)	(Quarter Ending)

RETURN TO COMPLIANCE OFFICER

SCHEDULE C: Initial, Annual & Updated Disclosure of Portfolio Personnel Securities Holdings.

This report shall set forth the security name or description and security class of each security holding in which you have a direct or indirect beneficial interest, including holdings by a spouse, minor child, trusts, foundations, retirement accounts (both discretionary and non- discretionary), person to whom the Optima employee provides material support and any account for which trading authority has been delegated to you, other than authority to trade for a client of Optima Fund Management LLC. However, the number of shares or units and the dollar amount of each security holding may be omitted. In lieu of listing each security position below, you may instead attach copies of brokerage statements, sign below and return Schedule C and brokerage statements to the Compliance Officer. Refer to Section 5.5.A of the Code for additional filing instructions.

                     I did not have any Personal Securities Holdings for the year ended      .

                     I have attached all statements containing my direct and indirect Personal Securities Holdings.

To the best of my knowledge 1 have disclosed all of my securities accounts and/or investments in which I have a direct or indirect beneficial interest, including security accounts of a spouse, minor children, trusts, foundations, and any account for which trading authority has been delegated to me by someone other than a client of Optima Fund Management LLC.

(Print Name)	(Signature)	(Date)	(Quarter Ending)

           Securities that are EXEMPT from being reported on Schedule C include: (i) securities that are direct obligations of the U.S. Government, such as Treasury bills, notes and bonds, and U.S. Savings Bonds and derivatives thereof; (ii) high quality short term instruments ("money market instruments") including but not limited to bankers' acceptances, U.S. bank certificates of deposit, commercial paper and repurchase agreements; (iii) shares of registered open-end investment companies unless Optima Fund Management LLC is the investment adviser or subadviser thereto; (iv) commodity futures, currencies, currency forwards and derivatives thereof; (v) stock index options.; and (vi) transactions in securities issued or guaranteed by the governments (or their agencies or instrumentalities) of Canada, the United Kingdom, France, Germany, Switzerland, Italy and Japan and derivatives thereof.

SCHEDULE D: Notification of Securities Account Opening

Please type or print clearly.

DATE:
TO:	Geoffrey Lewis Optima Fund Management LLC 10 East 53rd Street New York, New York 10022 (212) 484-3000

FROM:

This is to advise you that I will be opening or have opened a securities account with the following firm:

NAME ON ACCOUNT:	(If other than employee please state relationship i.e., spouse, son, daughter, trust, etc.)

ACCOUNT#:

NAME OF FIRM:

ACCOUNT EXEC:

ADDRESS OF FIRM:

CITY/STATE/ZIP:

           All Optima Fund Management LLC employees, prior to opening a brokerage account or placing an initial order, are required to notify the Compliance Officer and the executing broker-dealer in writing. This includes accounts in which the employee has or will have a financial interest (e.g., a spouse's account), retirement accounts (both discretionary and nondiscretionary) or any account in which the employee exercises discretionary authority (e.g., a trust account for a minor child).

           Upon receipt of the NOTIFICATION OF SECURITIES ACCOUNT form, the Compliance Officer will contact the broker-dealer identified above and request that it receive duplicate confirmations and statements of your brokerage account.

SCHEDULE E

Form of Letter to Broker-Dealers or
Financial Institutions Carrying
Employee and Employee-Related Accounts

[Date]

[Name of Broker-Dealer or Financial Institution]
[Address]

Attention: [Account Executive]

Re:	Account(s) No.

Gentlemen:

           I hereby authorize and request that you furnish my employer, Optima Fund Management LLC ("Optima"), with duplicate confirmations and periodic account statements, as well as any other information or documents relating to my accounts) as Optima may request from time to time.

           Please send all duplicate confirmations and periodic account statements, as well as any other information and documents requested by Optima, to:

[NAME] Address: Attention:

           If you have any questions, please feel free to contact                      at                     . Thank you for your assistance.

Yours truly,

cc:	[NAME] Attention:

SCHEDULE F

OPTIMA FUND MANAGEMENT LLC

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                                              Pre-Clearance Request Form
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Employee:                                                                       Telephone:
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Security to                                                                     Number of shares
be traded:                                                                      or face amount:
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Transaction type:     | | Purchase                | | Sale                      Proposed
                      | | Other (specify below)                                 transaction date:
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| | Employee Account
| | Other (specify account end number): _________________________________________________________
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Broker-Dealer or
Financial Institution:
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To the best of my knowledge and belief, and after due inquiry, I am not in possession of any material, nonpublic information concerning the security listed above, and the proposed transaction is not otherwise prohibited by the provisions of the Compliance Manual, as applicable.

___________________________________________________________                     ____________________________________
Employee's Signature Date                                                       Date
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                                            Notification of Approval or Denial
                                      (to be completed by the Compliance Department)
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Your request for pre-clearance in connection with a transaction in the above-listed security has been:
| | Approved for the proposed transaction date only, and                        | | Denied
    subject to the conditions, if any, set forth below

Notes: ________________________________________________________________________________________________________________

_______________________________________________________________________________________________________________________

_______________________________________________________________________________________________________________________

_______________________________________________________________________________________________________________________

_______________________________________________________________________________________________________________________

________________________________________                                        ________________________________________
Compliance Officer                                                              Date
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SCHEDULE G: Notification of Direct or Indirect Beneficial Interest

If you have any beneficial ownership in a security and you recommend that the security be considered for purchase or sale by a client of Optima Fund Management LLC, or if you carry out a purchase or sale of that security for a client of Optima Fund Management LLC, you must disclose your beneficial ownership to the Compliance Officer in writing on Schedule E (or an equivalent form containing similar information) before the purchase or sale, or before or simultaneously with the recommendation.

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Security       Ownership Type    Year          Method of           Date and Method     Name of Person    Date of Verbal
Description    (Direct or        Acquired      Acquisition         Learned that        Notified          Notification
               Indirect)                       (Purchase/Gifts     Security Under
                                               Other)              Consideration by
                                                                   Funds or Clients
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(Print Name)	(Signature)	(Date)

RETURN TO COMPLIANCE OFFICER

SCHEDULE H: Initial, Annual & Updated Disclosure of Securities Accounts

           This report shall set forth the name and description of each securities account in which you have a direct or indirect beneficial interest, including securities accounts of a spouse, minor child, person to whom the employee provides material support, trusts, foundations, retirement accounts (both discretionary and non-discretionary) and any account for which trading authority has been delegated to you, other than authority to trade for a client of Optima Fund Management LLC. In lieu of listing each securities account below, you may instead attach copies of the brokerage statements, sign below and return Schedule F and brokerage statements to the Compliance Officer.

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Name(s) on Account         Name of Brokerage     Address of Brokerage Firm,     Account Number   Name of Account
(Registration shown on     Firm, Bank or         Bank or Invest. Adviser                         Executive/Representative
statement)                 Investment Adviser    (Street, City and Zip Code)
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To the best of my knowledge I have disclosed all of my securities accounts in which I have a direct or indirect beneficial interest, including security accounts of a spouse, minor children, trusts, foundations, and any account for which trading authority has been delegated to me.

Print Name	Signature	Date	Year Ended

RETURN TO COMPLIANCE OFFICER

SCHEDULE I: Initial and Annual Certification of Discretionary Authority

           This report shall set forth the account name or description in which you have a direct or indirect beneficial interest, including holdings by a spouse, minor child, person to whom the employee provides material support, trusts, foundations, retirement accounts and as to which trading authority has been delegated by you to an unaffiliated registered broker-dealer, registered investment adviser, or other investment manager acting in a similar fiduciary capacity, who exercises sole investment discretion.

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Name(s) as Shown on       Name/Description of Brokerage Firm,    Type of Ownership           Account Number
Account or Investment     Bank or Investment Adviser             Direct Ownership (DO)       (If Applicable)
                                                                 Indirect Ownership (IO)
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----------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------

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To the best of my knowledge I have disclosed all of my securities accounts and/or investments in which I have a direct or indirect beneficial interest, including security accounts of a spouse, minor children, trusts, foundations, and any account for which trading authority has been delegated to an unaffiliated party. Further, I certify that I do not have any direct or indirect influence or control over the accounts listed above.

Print Name	Signature	Date	Year Ended

RETURN TO COMPLIANCE OFFICER

APPENDIX C: THE OPTIMA FUND MANAGEMENT LLC
POLICY STATEMENT ON INSIDER TRADING

A.	Legal Requirement

           Pursuant to the Insider Trading and Securities Fraud Enforcement Act of 1988, it is the policy of Optima Fund Management LLC ("OPTIMA") to forbid any officer, director, employee, consultant acting in a similar capacity, or other person associated with OPTIMA from trading, either personally or on behalf of clients, on material non-public information or communicating material non-public information to others in violation of the law. This conduct is frequently referred to as "insider trading." OPTIMA's Policy Statement on Insider Trading applies to every member, manager, officer, director, employee or other person associated with OPTIMA and extends to activities within and outside their duties with OPTIMA. Every officer, director and employee must read and retain this policy statement. Any questions regarding OPTIMA's Policy Statement on Insider Trading or the Compliance Procedures should be referred to the Compliance Officer.

           The term "insider trading" is not defined in the federal securities laws, but generally is used to refer to the use of material non-public information to trade in securities (whether or not one is an "insider") or to communications of material non-public information to others.

           While the law concerning insider trading is not static, it is generally understood that the law prohibits:

(1)	trading by an insider, while in possession of material non-public information; or

(2)	trading by a non-insider, while in possession of material non-public information, where the information either was disclosed to the non-insider in violation of an insider's duty to keep it confidential or was misappropriated; or

(3)	communicating material non-public information to others.

           The elements of insider trading and the penalties for such unlawful conduct are discussed below. If, after reviewing this policy statement, you have any questions, you should consult the Compliance Officer.

POLICY STATEMENT ON INSIDER TRADING

B.	Who is an Insider?

           The concept of "insider" is broad. It includes officers, directors and employees of a company. In addition, a person can be a "temporary insider" if he or she enters into a special confidential relationship in the conduct of a company's affairs and as a result is given access to information solely for the company's purposes. A temporary insider can include, among others, a company's outside attorneys, accountants, consultants, bank lending officers, and the employees of such organizations. In addition, an investment adviser may become a temporary insider of a company it advises or for which it performs other services. According to the U.S. Supreme Court, the company must expect the outsider to keep the disclosed non-public information confidential and the relationship must at least imply such a duty before the outsider will be considered an insider.

C.	What is Material Information?

           Trading on inside information is not a basis for liability unless the information is material. "Material information" generally is defined as information for which there is a substantial likelihood that a reasonable investor would consider it important in making his or her investment decisions, or information that is reasonably certain to have a substantial effect on the price of the company's securities. Information that members, managers, officers, directors and employees should consider material includes, but is not limited to: dividend changes, earnings estimates, changes in previously released earnings estimates, significant merger or acquisition proposals or agreements, major litigation, liquidation problems, and extraordinary management developments.

           Material information does not have to relate to a company's business. For example, the Supreme Court has considered as material certain information about the contents of a forthcoming newspaper column that was expected to affect the market price of a security. In that case, a Wall Street Journal reporter was found criminally liable for disclosing to others the dates that reports on various companies would appear in the Wall Street Journal and whether those reports would be favorable or not.

D.	What is Non-Public Information?

           Information is non-public until it has been effectively communicated to the marketplace. One must be able to point to some fact to show that the information is generally public. For example, information found in a report filed with the Securities and Exchange Commission ("SEC"), or appearing in Dow Jones, Reuters Economic Services, The Wall Street Journal or other publications of general circulation would be considered public.

E.	Basis for Liability

1.	Fiduciary Duty Theory

           In 1980, the Supreme Court found that there is no general duty to disclose before trading on material non-public information, but that such a duty arises only where there is a fiduciary relationship. That is, there must be a relationship between the parties to the transaction such that one party has a right to expect that the other party will not disclose any material non-public information or refrain from trading. Chiarella v. United States, 445 U.S. 22 (1980).

           In Dirks v. SEC, 463 U.S. 646 (1983), the Supreme Court stated alternate theories under which non-insiders can acquire the fiduciary duties of insiders. They can enter into a confidential relationship with the company through which they gain information (e.g., attorneys, accountants), or they can acquire a fiduciary duty to the company's shareholders as "tippees" if they are aware or should have been aware that they have been given confidential information by an insider who has violated his fiduciary duty to the company's shareholders.

           However, in the "tippee" situation, a breach of duty occurs only if the insider personally benefits, directly or indirectly, from the disclosure. The benefit does not have to be pecuniary but can be a gift, a reputational benefit that will translate into future earnings, or even evidence of a relationship that suggests a quid pro quo.

2.	Misappropriation Theory

           Another basis for insider trading liability is the "misappropriation" theory, under which liability is established when trading occurs on material non-public information that was stolen or misappropriated from any other person. The Supreme Court found, in 1987, that a columnist defrauded The Wall Street Journal when he stole information from The Wall Street Journal and used it for trading in the securities markets. It should be noted that the misappropriation theory can be used to reach a variety of individuals not previously thought to be encompassed under the fiduciary duty theory.

F.	Penalties for Insider Trading

           Penalties for trading on or communicating material non-public information are severe, both for individuals involved in such unlawful conduct and their employers. A person can be subject to some or all of the penalties below even if he or she does not personally benefit from the violation. Penalties include:

•	civil injunctions;

•	treble damages;

•	disgorgement of profits;

•	jail sentences;

•	fines for the person who committed the violation of up to three times the profit gained or loss avoided, whether or not the person actually benefited; and

•	fines for the employer or other controlling person of up to the greater of $1,000,000 or three times the amount of the profit gained or loss avoided.

           In addition, any violation of this policy statement can result in serious sanctions by OPTIMA, including dismissal of any person involved.

G.	Insider Trading Procedures

           Each Access Person shall comply with the following procedures.

1.	Identifying Inside Information

           Before trading for yourself or others, including accounts managed by OPTIMA, in the securities of a company about which you may have potential inside information, ask yourself the following questions:

•	Is the information material?

•	Is this information that an investor would consider important in making his or her investment decisions?

•	Is this information that would substantially affect the market price of the securities if generally disclosed?

•	Is the information non-public?

•	To whom has this information been provided?

•	Has the information been effectively communicated to the marketplace (e.g., published in Reuters, The Wall Street Journal or other publications of general circulation)?

If, after consideration of these questions, you believe that the information may be material and nonpublic, or if you have questions as to whether the information is material and non-public, you should take the following steps:

(i)	Report the matter immediately to the Compliance Officer.

(ii)	Do not purchase or sell the securities on behalf of yourself or others, including funds or accounts managed by OPTIMA.

(iii)	Do not communicate the information inside or outside OPTIMA, other than to the Compliance Officer.

(iv)	After the Compliance Officer has reviewed the issue and consulted with counsel, you will be instructed either to continue the prohibitions against trading and communication noted in (ii) and (iii), or you will be allowed to trade and communicate the information.

(v)	In the event the information in your possession is determined by the Compliance Officer to be material and non-public, it may not be communicated to anyone, including persons within OPTIMA, except as provided in (i) above. In addition, care should be taken so that the information is secure. For example, files containing the information should be sealed and access to computer files containing naterial non-public information should be restricted to the extent practicable.

2.	Restricting Access to Other Sensitive Information

           All OPTIMA personnel also are reminded of the need to be careful to protect from disclosure other types of sensitive information that they may obtain or have access to as a result of their employment or association with OPTIMA.

3.	EXAMPLES OF INSIDE INFORMATION

           Examples of inside information or material, non-public information may include the following events and circumstances, whether actually occurring or merely contemplated or proposed by the issuer:

•	Transactions such as contests for corporate control, refinancings, tender offers, recapitalizations, leveraged buy-outs, acquisitions, mergers, restructurings or purchases or sales of assets;

•	Dividend increases or decreases;

•	Earnings or earnings estimates and changes in previously released earnings or earnings estimates;

•	Public offerings of securities by private or public entities, including plans to offer securities, cancellations of planned offerings and changes in the timing or terms of offerings;

•	Transactions by an issuer relating to its own securities, including share repurchase programs and derivatives;

•	Writedowns of assets;

•	Expansion or curtailment of operations;

•	Increases or declines in orders;

•	New products, discoveries and inventions;

•	Borrowings and charges to reserves for bad debts;

•	Actual or threatened litigation;

•	Liquidity problems;

•	Financing needs;

•	Management developments;

•	Changes of ratings of debt securities;

•	Government investigations or actions; and

•	Other events that will affect the securities markets or a particular industry in a significant way.

The above list is not exclusive, and there are other types of information, events or circumstances which may constitute material non-public information. There also may be information, events and circumstances of the types included on the list which do not constitute material non-public information. Courts and regulators determine whether information is to be considered material nonpublic on a case-by-case basis in accordance with the general definition set forth above. If you have any uncertainty as to whether information is material nonpublic information, you should consult with the Compliance Officer.

Mellon

Securities Trading Policy: General Edition

January 2005

Mellon

Dear Employee:

The highest standards of ethical business practices and unwavering loyalty to our customers have been the cornerstones of our culture since Mellon was founded in 1869. Our Shared Values–Integrity, Teamwork and Excellence–are our guiding principles and underscore our commitment to conduct Mellon’s business honorably at all times.

Building a reputation of integrity in business takes the hard work of many people over many years. But reputations are fragile. As recent events in our industry have illustrated, we can never let down our guard. Every Mellon employee must accept personal responsibility for our good reputation and must work each day to maintain it.

One area of particular importance is the continued emphasis we place on ensuring that our personal investments are free from conflicts of interest and in full compliance with the laws and regulations of all jurisdictions in which Mellon does business. This matter is important to our clients, shareholders and the regulatory community, and it is fundamentally important to the maintenance of Mellon’s reputation.

Mellon’s role as an adviser and servicer in the investment industry carries with it special responsibilities for each of us to preserve the integrity and credibility of the industry in which we work. To respond to new regulations and satisfy our desire to demonstrate to all stakeholders our commitment to the highest ethical business standards, the Securities Trading Policy has recently been revised.

I urge you to take the time to fully understand the policy and consult it whenever you are unsure about appropriate activity regarding your investments. We are all responsible for following the procedures and respecting the limitations placed on our personal investments as described in the Securities Trading Policy.

The Securities Trading Policy and our Code of Conduct are designed to protect our hard earned reputation for integrity by requiring that we avoid even the appearance of impropriety in our business activities. Ensuring that our personal investments are free from conflict and as transparent as our Securities Trading Policy requires is an important step in protecting that reputation.

Sincerely yours,

Marty McGuinn
Chairman and Chief Executive Officer

Page

INTRODUCTION	1 - 2

CLASSIFICATION OF EMPLOYEES	3 - 4
Insider Risk Employee	3
Investment Employee	3 - 4
Access Decision Maker (ADM)	4
Other Employee	4
Consultants, Independent Contractors and Temporary Employees	4

PERSONAL SECURITIES TRADING PRACTICES

Section One - Applicable to Insider Risk Employees	5 - 19
Table of Contents	5
Quick Reference - Insider Risk Employees	6
Standards of Conduct for Insider Risk Employees	7 - 12
Restrictions on Transactions in Mellon Securities	13 - 14
Restrictions on Transactions in Other Securities	15 - 17
Protecting Confidential Information	18 - 19

Section Two - Applicable to Investment Employees	20 - 39
Table of Contents	20
Quick Reference - Investment Employees	21
Standards of Conduct for Investment Employees	22 - 29
Restrictions on Transactions in Mellon Securities	30 - 31
Restrictions on Transactions in Fund Shares	32 - 34
Restrictions on Transactions in Other Securities	35 - 37
Protecting Confidential Information	38 - 39
Special Procedures for Access Decision Makers	39

Section Three - Applicable to Other Employees	40 - 51
Table of Contents	40
Quick Reference - Other Employees	41
Standards of Conduct for Other Employees	42 - 43
Restrictions on Transactions in Mellon Securities	44 - 45
Restrictions on Transactions in Other Securities	46 - 49
Protecting Confidential Information	50 - 51

GLOSSARY DEFINITIONS	52 - 56

EXHIBIT A - SAMPLE LETTER TO BROKER	57

Note that a more detailed Table of Contents is contained in Sections One, Two and Three

INTRODUCTION

The Securities Trading Policy (the “Policy”) is designed to reinforce Mellon Financial Corporation’s (“Mellon’s”) reputation for integrity by avoiding even the appearance of impropriety in the conduct of Mellon’s business. The Policy sets forth procedures and limitations which govern the personal securities transactions of every Mellon employee.

Mellon and its employees are subject to certain laws and regulations governing personal securities trading, including the securities laws of various jurisdictions. Mellon expects its employees to adhere to such laws and has developed this Policy to promote the highest standards of behavior and ensure compliance with applicable laws.

This Policy covers the personal trading activities of all employees in their own accounts and in accounts in which they have indirect ownership. While employees should consult the Glossary for a complete definition of the terms “security” and “indirect ownership”, in general they mean:

•	security - any investment that represents an ownership stake or debt stake in a company or government. While the Policy provides for exemptions for certain securities, if not expressly exempt in the Policy, all securities are covered (see Glossary for definition of Exempt securities)

•

indirect ownership - you are presumed to have indirect ownership of accounts held by members of your family with whom you share a household. This includes your spouse, your children, and any other family members in your home. Generally, you are deemed to be the indirect owner of securities if you have the opportunity to directly or indirectly share, at any time, in profits derived from transactions in such securities

Employees should be aware that they may be held personally liable for any improper or illegal acts committed during the course of their employment and that “ignorance of the laud” is not a defense. Employees may be subject to civil penalties such as fines, regulatory sanctions including suspensions, as well as criminal penalties.

The provisions of the Policy have worldwide applicability and cover trading in any part of the world. Employees are also subject to applicable laws of jurisdictions in those countries in which they conduct business. To the extent any particular portion of the Policy is inconsistent with, or in particular less restrictive than such laws, employees should consult the General Counsel or the Manager of the Ethics Office.

The Policy may be amended and any provision waived or exempted only at the discretion of the Manager of the Ethics Office. Any such waiver or exemption will be evidenced in writing and maintained in the Ethics Office.

Employees must read the Policy and must comply with it - in this regard, employees should comply with the spirit of the Policy as well as the strict letter of its provisions. Failure to comply with the Policy may result in the imposition of serious sanctions, including but not limited to disgorgement of profits, cancellation of trades, selling of positions, dismissal, substantial personal liability and referral to law enforcement agencies or other regulatory agencies. Known violations of the Policy must be reported to the Ethics Office. The Ethics Help Line (see page 2) may be used for this purpose. Any questions regarding the Policy should be referred to the Manager of the Ethics Office or his/her designee.

Employees must also comply with Mellon’s Code of Conduct, which addresses compliance with laws, conflicts of interest, respecting confidential information and other ethical issues.

Mellon will provide all employees with copies of the Policy and all amendments. This may be through on-line access. Periodically, you will be required to acknowledge your receipt of the Policy and any amendments. This may be through on-line certification.

Mellon has established the Ethics Help Line which is available to all employees to:

• • •	ask questions about the Policy, Code of Conduct and related Corporate Policies;
provide information about possible violations of the Policy, Code of Conduct, policies or law; and
voice concerns about activities that may place our reputation at risk.

Contacts may be anonymous. Employees can contact the Ethics Office by:

           Mellon Ethics Help Line:

• •	in the United States or Canada, 1-888-MELLON2 (1-888-635-5662) in countries outside the United States and Canada, dial your country access code, then dial one of the following:
– – – – –	Asia (except Japan): 001-800-710-63562 Australia: 0011-800-710- 63562 Brazil: 0800-891-3813 Europe: 00-800-710-63562 Japan: access code + 800-710-63562

•	Common country access codes:
– – – –	00 - United Kingdom, Ireland, Italy, Germany, Spain, Switzerland 0011 - Australia 001 - Hong Kong and Singapore 001010, 00330010, 0041010 or 0061010 - in Japan

•	All other locations: Call collect to 412-236-7519

           E-mail: ethics@mellon.com

           Mail: Mellon's Ethics Office, P.O. Box 535026, Pittsburgh, PA 15253-5026 USA

           AIM #: 153-3300

Classification of Employees

The Policy is applicable to all employees of Mellon and all of its subsidiaries which are more than 50% owned by Mellon. This includes all full-time, part-time, benefited and non-benefited, exempt and non-exempt employees. In general, it does not include employees of subsidiaries which are 50% or less owned by Mellon. The Policy’s applicability to consultants and contract or temporary employees will be determined on a case-by-case basis.

Employees are engaged in a wide variety of activities for Mellon. In light of the nature of their activities and the impact of various laws and regulations, the Policy imposes different requirements and limitations on employees based on the nature of their activities for Mellon. To assist employees in complying with the requirements and limitations imposed on them in light of their activities, employees are classified into one of four categories:

• Insider Risk Employee • Investment Employee • Access Decision Maker • Other Employee

Appropriate requirements and limitations are specified in the Policy based upon an employee’s classification.

Business line management, in conjunction with the Manager of the Ethics Office, will determine the classification of each employee based on the following guidelines. Employees should confirm their classification with their Preclearance Compliance Officer or the Manager of the Ethics Office.

Insider Risk Employee

You are considered to be an Insider Risk Employee if, in the normal conduct of your Mellon responsibilities, you are likely to receive or be perceived to possess or receive, material nonpublic information concerning Mellon’s customers. This will typically include certain employees in the Corporate & Institutional Services business group, certain members of Shared Services Departments, and all members of the Senior Management Committee who are not Investment Employees.

Investment Employee	You are considered to be an Investment Employee if, in the normal conduct of your Mellon responsibilities, you:

•

have access (or are likely to be perceived to have access) to nonpublic information regarding any advisory client’s purchase or sale of securities or nonpublic information regarding the portfolio holdings of any Proprietary Fund,

or

•	are involved in making securities recommendations to advisory clients or have access to such recommendations that are nonpublic.

This will typically include employees in the Asset Management business group, such as:

•

certain employees in fiduciary securities sales and trading, investment management and advisory services, investment research and various trust or fiduciary functions; an employee of a Mellon entity regulated by certain investment company laws. Examples are as follows:

–

in the US, includes employees who are “advisory persons” or “access persons” under Rule 17j-1 of the Investment Company Act of 1940 or “access persons” under Rule 204A-1 of the Investment Advisers Act of 1940

–

in the UK, includes employees in companies undertaking specified activities under the Financial Services and Markets Act 2000 (Regulated Activities), Order 2001 and therefore regulated by the Financial Services Authority

•

any member of Mellon’s Senior Management Committee who, as part of his/her usual duties, has management responsibility for fiduciary activities or routinely has access to information about advisory customers’ securities transactions.

Access Decision Maker (ADM)

A person designated as such by the Investment Ethics Committee. Generally, these will be portfolio managers and research analysts who make recommendations or decisions regarding the purchase or sale of equity, convertible debt, and noninvestment grade debt securities for mutual funds and other managed accounts. See further details in the Access Decision Maker edition of the Policy.

Other Employee

You are considered to be an Other Employee if you are an employee of Mellon Financial Corporation or any of its direct or indirect subsidiaries who is not an Insider Risk Employee, Investment Employee, or an ADM.

Consultants, Independent Contractors and Temporary Employees	Managers should inform consultants, independent contractors and temporary employees of the general provisions of the Policy (such as the prohibition on trading while in possession of material nonpublic information). Whether or not a consultant, independent contractor or temporary employee will be required to preclear trades or report their personal securities holdings will be determined on a case-by-case basis. If one of these persons would be considered an Insider Risk Employee, Investment Employee or Access Decision Maker if he/she were a Mellon employee, the person’s manager should advise the Manager of the Ethics Office who will determine whether such individual should be subject to the preclearance and reporting requirements of the Policy.

Personal Securities Trading Practices

Section One - Applicable to Insider Risk Employees

Page #

Quick Reference - Insider Risk Employees	6

Standards of Conduct for Insider Risk Employees	7 - 12
- Conflict of Interest	7
- Material Nonpublic Information	7
- Personal Securities Transaction Reports	7
- Statement of Securities Accounts and Holdings	8
- Preclearance for Personal Securities Transactions	9
- Exemptions from Requirement to Preclear	10
- Gifting of Securities	11
- Ownership	11
- Non-Mellon Employee Benefit Plans	11
- Investment Clubs and Private Investment Companies	12
- Restricted List	12
- Confidential Treatment	12

Restrictions on Transactions in Mellon Securities	13 - 14
- General Restrictions	13
- Mellon 401(k) Plan	13
- Mellon Employee Stock Options	14
- Mellon Employee Stock Purchase Plan (ESPP)	14

Restrictions on Transactions in Other Securities	15 - 17
- Credit, Consulting or Advisory Relationship	15
- Customer Transactions	15
- Excessive Trading, Naked Options	15
- Front Running	15
- Initial Public Offerings	15
- Material Nonpublic Information	15
- Private Placements	16
- Short-Term Trading	16
- Mutual Funds	16
- Spread Betting	16
- Prohibition on Investments in Securities of Financial Services Organizations	17

Protecting Confidential Information	18 - 19
- Insider Trading and Tipping Legal Prohibitions	18 - 19
- Mellon's Policy	19
- Restrictions on the Flow of Information Within Mellon ("Securities Fire Walls")	19

Glossary Definitions	52 - 56

Exhibit A - Sample Letter to Broker	57

Quick Reference-Insider Risk Employees

Some Things You Must Do

Duplicate Statements & Confirmations - Instruct your broker, trust account manager or other entity through which you have a securities trading account to send directly to the Preclearance Compliance Officer or his/her designee:

• •	trade confirmations summarizing each transaction periodic statements

Exhibit A can be used to notify your broker. Contact the Preclearance Compliance Officer for the correct address. This applies to all accounts in which you have direct or indirect ownership (see Glossary).

Preclearance - Before initiating a securities transaction, written preclearance must be obtained from the Preclearance Compliance Officer. Contact the Preclearance Compliance Officer for applicable approval procedures.

If preclearance approval is received, the trade must be executed before the end of the 3rd business day (with the date of approval being the 1st business day), at which time the preclearance approval will expire.

Special Approvals

Private Placements - Acquisition of securities in a Private Placement must be precleared by the Mellon Senior Management Committee Member who represents the employee’s line of business or department, the Manager of the Ethics Office and the Preclearance Compliance Officer. To initiate approval, contact the Ethics Office.

IPOs - Acquisition of securities through an allocation by the underwriter of an Initial Public Offering (IPO) is prohibited without the approval of the Manager of the Ethics Office. Approval can be given only when the allocation is the result of a direct family relationship.

Some Things You Must Not Do

Mellon Securities - The following transactions in Mellon securities are prohibited for all Mellon employees:

•	short sales
•	purchasing and selling or selling and purchasing within 60 calendar days
•	margin purchases or options other than employee options

Non-Mellon Securities - New investments in financial services organizations are prohibited for certain employees only - see Page 17.

Other restrictions are detailed throughout Section One. Read the Policy!

Exemptions

Preclearance is NOT required for:

•	transactions in Exempt Securities (see Glossary)
•	transactions in municipal bonds
•	transactions in shares of open-end investment companies and variable capital companies
•	transactions in non-financial commodities (such as agricultural futures, metals, oil, gas, etc.), currency futures, financial futures
•	transactions in index securities
•	transactions in approved accounts in which the employee has no direct or indirect influence or control over the investment decision making process
•	involuntary transactions on the part of an employee (such as stock dividends or sales of fractional shares)
•	changes in elections under Mellon s 401(k) Retirement Savings Plan
•

enrollment, changes in salary withholding percentages and sales of shares held in Mellon’s Employee Stock Purchase Plan (ESPP); sales of shares previously withdrawn from the ESPP do require preclearance

•	receipt and exercise of an employee stock option administered through Human Resources
•	transactions done pursuant to an automatic investment plan (see Glossary)
•	sales pursuant to bona fide tender offers and sales or exercises of “rights” (see Page 10)

Questions?

Contact Mellon’s Ethics Office at:

•	Securities Trading Policy Help Line: 412-234-1661
•	Mellon's Ethics Help Line
–	Toll Free Telephone
•	Asia (except Japan): 001-800-710-63562
•	Australia: 0011-800-710-63562
•	Brazil: 0800-891-3813
•	Europe: 00-800-710-63562
•	Japan: access code + 800-710-63562 (access codes are: 0061010, 001010, 0041010 or 0033010)
•	US and Canada: 1-888-MELLON2 (1-888-635-5662)
•	All other locations: call collect 412-236-7519
–	Email: ethics@mellon.com
–	Postal Mail: P.O. Box 535026, Pittsburgh, PA 15253-5026 USA

This page is for reference purposes only. Employees are reminded they must read the Policy and comply with its provisions.

Personal Securities Trading Practices-Insider Risk Employees

STANDARDS OF CONDUCT FOR INSIDER RISK EMPLOYEES

Because of their unique responsibilities, Insider Risk Employees are subject to preclearance and personal securities reporting requirements, as discussed below.

Every Insider Risk Employee must follow these procedures or risk serious sanctions, including dismissal. If you have any questions about these procedures, you should consult the Ethics Office or your Preclearance Compliance Officer. Interpretive issues that arise under these procedures shall be decided by, and are subject to the discretion of, the Manager of the Ethics Office.

Conflict of Interest

No employee may engage in or recommend any securities transaction that places, or appears to place, his or her own interests above those of any customer to whom financial services are rendered, including mutual funds and managed accounts, or above the interests of Mellon.

Material Nonpublic Information

No employee may engage in or recommend a securities transaction, for his or her own benefit or for the benefit of others, including Mellon or its customers, while in possession of material nonpublic information regarding such securities or the issuer of such securities. No employee may communicate material nonpublic information to others unless it is properly within his or her job responsibilities to do so.

Personal Securities Transaction Reports

Statements and Confirmations - All Insider Risk Employees are required to instruct their broker, trust account manager or other entity through which they have a securities trading account to submit directly to the Preclearance Compliance Officer or his/her designee, copies of all trade confirmations and statements relating to each account of which they are an owner (direct or indirect) regardless of what, if any, securities are maintained in such accounts. Thus, even if the account contains only mutual funds or Exempt Securities as that term is defined by the Policy, but the account has the capability to have reportable securities traded in it, the Insider Risk Employee must arrange for duplicate account statements and trade confirmations to be sent to the Preclearance Compliance Officer or his/her designee. An example of an instruction letter to such entities is contained in Exhibit A. Statements and confirmations need not be delivered for accounts that can only hold items that are not securities (such as bank deposit accounts) or securities that are exempt from preclearance (such as mutual fund accounts).

Other securities transactions which were not completed through an account, such as gifts, inheritances, spin-offs from securities held outside accounts, or other transfers must be reported to the Preclearance Compliance Officer or his/her designee within 10 calendar days after the end of the calendar quarter in which the transaction occurs. These quarterly statements need not be filed for:

•	any transaction effected in a non-discretionary account (see Glossary),

•	any transaction in Exempt Securities (see Glossary),

•	any transaction that is exempt from preclearance for Insider Risk Employees,

•	any transaction effected pursuant to an automatic investment plan (see Glossary), or

•

any transaction to the extent information on the transaction is already included in a brokerage confirmation or statement previously delivered to the Preclearance Compliance Officer in compliance with the above requirements.

Statement of Securities Accounts and Holdings	Within 10 calendar days of becoming an Insider Risk Employee and on an annual basis thereafter, all Insider Risk Employees must submit to the Preclearance Compliance Officer or his/her designee:

•

a listing of all accounts that may trade securities (other than securities exempt from preclearance) in which the employee is a direct or indirect owner regardless of what, if any, securities are maintained in such accounts. Thus, for example, even if the account contains only mutual funds or Exempt Securities (see Glossary) but has the capability of holding reportable securities, the account must be disclosed

•	a listing of all securities held in the above accounts

•	a listing of all securities held outside of securities trading accounts in which the employee presently has any direct or indirect ownership other than Exempt Securities (see Glossary).

The information contained in the initial holding report must be current as of a date no more than 45 calendar days prior to becoming an Insider Risk Employee.

The annual statement must be completed upon the request of the Ethics Office, and the information submitted must be current within 45 calendar days of the date the statement is submitted. The annual statement contains an acknowledgment that the Insider Risk Employee has read and complied with the Policy.

Your Preclearance Compliance Officer may periodically ask for holding reports in addition to the initial and annual reports.

Preclearance for Personal Securities Transactions

Insider Risk Employees must notify the Preclearance Compliance Officer in writing and receive preclearance before they engage in any purchase or sale of a security for their own accounts or in accounts in which they are an indirect owner. Insider Risk Employees should refer to the provisions under "Ownership" on Page 11, which are applicable to these provisions.

All requests for preclearance for a securities transaction shall be submitted by completing a Preclearance Request Form.

The Preclearance Compliance Officer will notify the Insider Risk Employee whether the request is approved or denied, without disclosing the reason for such approval or denial.

Notifications may be given in writing or orally by the Preclearance Compliance Officer to the Insider Risk Employee. A record of such notification will be maintained by the Preclearance Compliance Officer. However, it shall be the responsibility of the Insider Risk Employee to obtain a written record of the Preclearance Compliance Officer’s notification within 24 hours of such notification. The Insider Risk Employee should retain a copy of this written record for at least two years.

As there could be many reasons for preclearance being granted or denied, Insider Risk Employees should not infer from the preclearance response anything regarding the security for which preclearance was requested.

Although making a preclearance request does not obligate an Insider Risk Employee to do the transaction, it should be noted that:

•	preclearance requests should not be made for a transaction that the Insider Risk Employee does not intend to make

•	preclearance authorization will expire at the end of the third business day after it is received. The day authorization is granted is considered the first business day

•

Insider Risk Employees should not discuss with anyone else, inside or outside Mellon, the response they received to a preclearance request. If the Insider Risk Employee is preclearing as an indirect owner of another’s account, the response may be disclosed to the other owner

•

standard orders to trade at certain prices (sometimes called “limit”, “stop-loss”, “good-until-cancelled”, or “standing buy/sell” orders) must be precleared, and security transactions receiving preclearance authorization must be executed before the preclearance expires. At the end of the three-day preclearance authorization period, any unexecuted order must be canceled or a new preclearance authorization must be obtained

Exemptions from Requirement to Preclear	Preclearance by Insider Risk Employees is not required for the following transactions:

•	purchases or sales of Exempt Securities (see Glossary)

•	purchases or sales of securities issued by open-end investment companies (i.e., mutual funds and variable capital companies), regardless of whether they are Proprietary Funds

•	purchases or sales of municipal bonds

•	purchase or sales of non-financial commodities (such as agricultural futures, metals, oil, gas, etc.), currency futures, financial futures

•	purchases or sales of index securities (sometimes referred to as exchange traded funds)

•

purchases or sales effected in accounts in which an employee has no direct or indirect influence or control over the investment decision making process (“nondiscretionary accounts”). Non-discretionary accounts may only be exempted from preclearance procedures, when the Manager of the Ethics Office, after a thorough review, is satisfied that the account is truly non-discretionary to the employee (that is, the employee has given total investment discretion to an investment manager and retains no ability to influence specific trades). Standard broker accounts generally are not deemed to be non-discretionary to the employee, even if the broker is given some discretion to make investment decisions

•

transactions that are involuntary on the part of an employee (such as stock dividends or sales of fractional shares); however, sales initiated by brokers to satisfy margin calls are not considered involuntary and must be precleared

•	the sale of Mellon stock received upon the exercise of an employee stock option if the sale is part of a “netting of shares” or “cashless exercise” administered through the Human Resources Department

•	changes to elections in the Mellon 401(k) plan

•

enrollment, changes in salary withholding percentages and sales of shares held in the Mellon Employee Stock Purchase Plan (ESPP); sales of shares previously withdrawn from the ESPP do require preclearance

•	purchases effected upon the exercise of rights issued by an issuer pro rata to all holders of a class of securities, to the extent such rights were acquired from such issuer

•	sales of rights acquired from an issuer, as described above

•	sales effected pursuant to a bona fide tender offer

•	transactions effected pursuant to an automatic investment plan (see Glossary)

Gifting of Securities

Insider Risk Employees desiring to make a bona fide gift of securities or who receive a bona fide gift, including an inheritance, of securities do not need to preclear the transaction. However, Insider Risk Employees must report such bona fide gifts to the Preclearance Compliance Officer or his/her designee. The report must be made within 10 calendar days of making or receiving the gift and must disclose the following information: the name of the person receiving (giving) the gift, the date of the transaction, and the name of the broker through which the transaction was effected. A bona fide gift is one where the donor does not receive anything of monetary value in return. An Insider Risk Employee who purchases a security with the intention of making a gift must preclear the purchase transaction.

Ownership

The preclearance, reporting and other provisions of the Policy apply not only to securities held in the employee’s own name but also to all other securities indirectly owned by the employee (see Glossary for definition of indirect owner). Generally you are the indirect owner of securities if you have the opportunity, directly or indirectly, to share in any profits from a transaction in those securities. This could include:

•	securities held by members of your family who share the same household with you

•	securities held by a trust in which you are a settler, trustee, or beneficiary

•	securities held by a partnership in which you are a general partner

•	securities in which any contract, arrangement, understanding or relationship gives you direct or indirect economic interest

Non-Mellon Employee Benefit Plans

The provisions discussed above do not apply to transactions in an employer's securities done under a bona fide employee benefit plan of an organization not affiliated with Mellon by an employee of that organization who is a member of your immediate family (see “Indirect Ownership - Family Members” in the Glossary for the definition of “immediate family”). This means if a Mellon employee’s family member is employed at a non-Mellon company, the Mellon employee is not required to obtain approval for transactions in the employer’s securities done by the family member as part of the family member’s employee benefit plan.

In such situations, the family member’s employer has primary responsibility for providing adequate supervision with respect to conflicts of interest and compliance with securities laws regarding trading in its own securities under its own employee benefit plans.

However, employee benefit plans which allow the employee to buy and sell securities other than those of their employer are subject to the Policy, including the preclearance and reporting provisions.

Investment Clubs and Private Investment Companies	Certain organizations create a unique means of investing:

•

Investment Clubs - a membership organization where investors make joint decisions on which securities to buy or sell. The securities are generally held in the name of the investment club. Since each member of the investment club participates in the investment decision making process, each Insider Risk employee belonging to such a club must obtain approval from their Preclearance Compliance Officer before participating in any investment club and must thereafter preclear and report the securities transactions of the club.

•

Private Investment Company - an investment company (see Glossary) whose shares are not deemed to be publicly held (sometimes called “hedge funds”). Insider Risk employees investing in such a private investment company are not required to preclear any of the securities transactions made by the private investment company.

However, Insider Risk employees’ investments in Private Investment Companies are considered to be private placements and approval must be received prior to investing. Employees should refer to the Private Placement provision of the Policy on Page 16 for approval requirements.

Restricted List

The Preclearance Compliance Officer will maintain a list (the “Restricted List”) of companies whose securities are deemed appropriate for implementation of trading restrictions for Insider Risk Employees. The Restricted List will not be distributed outside of the Preclearance Compliance Office. From time to time, such trading restrictions may be appropriate to protect Mellon and its Insider Risk Employees from potential violations, or the appearance of violations, of securities laws. The inclusion of a company on the Restricted List provides no indication of the advisability of an investment in the company’s securities or the existence of material nonpublic information on the company. Nevertheless, the contents of the Restricted List will be treated as confidential information to avoid unwarranted inferences.

The Preclearance Compliance Officer will retain copies of the restricted lists for six years.

Confidential Treatment

The Manager of the Ethics Office and/or the Preclearance Compliance Officer will use his or her best efforts to assure that requests for preclearance, personal securities transaction reports and reports of securities holdings are treated as “Personal and Confidential.” However, Mellon is required by law to review, retain and, in certain circumstances, disclose such documents. Therefore, such documents will be available for inspection by appropriate regulatory agencies and by other parties within and outside Mellon as are necessary to evaluate compliance with or sanctions under the Policy or other requirements applicable to Mellon.

RESTRICTIONS ON TRANSACTIONS IN MELLON SECURITIES

General Restrictions

Insider Risk employees who engage in transactions involving Mellon securities should be aware of their unique responsibilities with respect to such transactions arising from the employment relationship and should be sensitive to even the appearance of impropriety.

The following restrictions apply to all transactions in Mellon’s publicly traded securities occurring in the employee’s own account and in all other accounts over which the employee has indirect ownership. These restrictions are to be followed in addition to any restrictions that apply to particular senior officers or directors of Mellon, such as restrictions under Section 16 of the Securities Exchange Act of 1934.

•	Short Sales - Short sales of Mellon securities by employees are prohibited.

•	Short-Term Trading - Employees are prohibited from purchasing and selling, or from selling and purchasing, Mellon securities within any 60-calendar day period.

•

Margin Transactions - Purchases on margin of Mellon’s publicly traded securities by employees is prohibited. Margining Mellon securities in connection with a cashless exercise of an employee stock option through the Human Resource Department is exempt from this restriction. Further, Mellon securities may be used to collateralize loans for non-securities purposes or for the acquisition of securities other than those issued by Mellon.

•

Option Transactions - Option transactions involving Mellon’s publicly traded securities are prohibited. Transactions under Mellon’s Long-Term Incentive Plan or other employee option plans are exempt from this restriction.

•

Major Mellon Events - Employees who have knowledge of major Mellon events that have not yet been announced are prohibited from buying or selling Mellon’s publicly traded securities before such public announcements, even if the employee believes the event does not constitute material nonpublic information.

Mellon 401(k) Plan	Actions regarding your interest in Mellon Stock under the Mellon 401(k) Plan are treated as follows:

Elections regarding future contributions to Mellon Stock are not deemed to be transactions in Mellon Stock and therefore are not subject to preclearance and reporting requirements or to the short-term trading prohibition.

Payroll deduction contributions to Mellon Stock are deemed to be done pursuant to an automatic investment plan. They are not subject to preclearance and reporting requirements or to the short-term trading prohibition.

Movements of balances into or out of Mellon Stock are not subject to preclearance but are deemed to be purchases or sales of Mellon Stock for purposes of the short-term trading prohibition. This means employees are prohibited from increasing their existing account balance allocation to Mellon Stock and then decreasing it within 60 calendar days. Similarly, employees are prohibited from decreasing their existing account balance allocation to Mellon Stock and then increasing it within 60 calendar days. However, changes to existing account balance allocations in the 401(k) plan will not be compared to transactions in Mellon securities outside the 401(k) for purposes of the short-term trading prohibition. (Note: This does not apply to members of the Executive Management Group, who should consult with the Legal Department.)

Mellon Employee Stock Options

Receipt or Exercise of an employee stock option from Mellon is exempt from the reporting and preclearance requirements and does not constitute a purchase or sale for the purpose of the 60 calendar day prohibition.

Sales - The sale of the Mellon securities that were received in the exercise of an employee stock option is treated like any other sale under the Policy (regardless of how little time has elapsed between the option exercise and the sale). Thus, such sales are subject to the preclearance and reporting requirements and are considered sales for purposes of the 60 calendar day prohibition.

Mellon Employee Stock Purchase Plan (ESPP)

Enrollment and Changing Salary Withholding Percentages in the ESPP are exempt from preclearance and reporting requirements and do not constitute a purchase for purposes of the 60 calendar day prohibition.

Selling Shares Held in the ESPP - Insider Risk employees are not required to preclear or report sales of stock held in the ESPP, including shares acquired upon reinvestment of dividends. However, sale of stock held in the ESPP is considered a sale for purposes of the 60 calendar day prohibition and will be compared to transactions in Mellon securities outside of the ESPP.

Selling Shares Previously Withdrawn - The sale of the Mellon securities that were received as a withdrawal from the ESPP is treated like any other sale under the Policy, regardless of how little time has elapsed between the withdrawal and the sale. Thus, such sales are subject to the preclearance and reporting requirements and are considered sales for purposes of the 60 calendar day prohibition.

RESTRICTIONS ON TRANSACTIONS IN OTHER SECURITIES

Purchases or sales by an employee of the securities of issuers with which Mellon does business, or other third-party issuers, could result in liability on the part of such employee. Employees should be sensitive to even the appearance of impropriety in connection with their personal securities transactions. Employees should refer to “Ownership” on Page 11, which is applicable to the following restrictions.

The Mellon Code of Conduct contains certain restrictions on investments in parties that do business with Mellon. Employees should refer to the Code of Conduct and comply with such restrictions in addition to the restrictions and reporting requirements set forth below.

The following restrictions apply to all securities transactions by Insider Risk Employees:

•

Credit, Consulting or Advisory Relationship - Employees may not buy, hold or trade securities of a company if they are considering granting, renewing, modifying or denying any credit facility to that company, acting as a benefits consultant to that company, or acting as an adviser to that company with respect to the company’s own securities without the prior permission of the Ethics Office. In addition, lending employees who have assigned responsibilities in a specific industry group are not permitted to trade securities in that industry. This prohibition does not apply to transactions in open-end mutual funds.

•	Customer Transactions - Trading for customers and Mellon accounts should always take precedence over employees’ transactions for their own or related accounts.

•

Excessive Trading, Naked Options - Mellon discourages all employees from engaging in short-term or speculative trading, writing naked options, trading that could be deemed excessive or trading that could interfere with an employee’s job responsibilities.

•

Front Running - Employees may not engage in “front running,” that is, the purchase or sale of securities for their own or Mellon’s accounts on the basis of their knowledge of Mellon’s trading positions or plans or those of their customers.

•

Initial Public Offerings - Insider Risk Employees are prohibited from acquiring securities through an allocation by the underwriter of an Initial Public Offering (IPO) without the approval of the Manager of the Ethics Office. Approval can be given only when the allocation comes through an employee of the issuer who is a direct family relation of the Insider Risk Employee. Due to certain laws and regulations (for example, NASD rules in the US), this approval may not be available to employees of registered broker-dealers.

•

Material Nonpublic Information - Employees possessing material nonpublic information regarding any issuer of securities must refrain from purchasing or selling securities of that issuer until the information becomes public or is no longer considered material.

•

Private Placements - Insider Risk Employees are prohibited from acquiring any security in a private placement unless they obtain the prior written approval of the Manager of the Ethics Office, the Preclearance Compliance Officer and the Mellon Senior Management Committee Member representing the employee’s line of business or department. Employees should contact the Ethics Office to initiate approval. Approval must be given by all three persons for the acquisition to be considered approved.

Private placements include certain co-operative investments in real estate, comingled investment vehicles such as hedge funds, and investments in family owned businesses. For purposes of the Policy, time-shares and cooperative investments in real estate used as a primary or secondary residence are not considered to be private placements.

After receipt of the necessary approvals and the acquisition, Insider Risk employees are required to disclose that investment if they participate in any subsequent consideration of credit for the issuer, or of an investment in the issuer for an advised account. Final decision to acquire such securities for an advised account will be subject to independent review.

•	Short-Term Trading - All employees are discouraged from purchasing and selling, or from selling and purchasing, the same (or equivalent) securities within any 60 calendar day period.

•

Mutual Funds - No employee should knowingly participate in or facilitate late trading, market timing or any other activity with respect to any fund in violation of applicable law or the provisions of the fund’s disclosure documents.

•

Spread Betting - Employees may not engage in “spread betting” (essentially taking bets on securities pricing to reflect market movements) or similar activities as a mechanism for avoiding the restrictions on personal securities trading arising under the provisions of the Policy. Such transactions themselves constitute transactions in securities for the purposes of the Policy and are subject to all of the provisions applicable to other non-exempted transactions.

Prohibition on Investments in Securities of Financial Services Organizations	You are prohibited from acquiring any security issued by a financial services organization if you are:

•	a member of the Mellon Senior Management Committee

•	employed in any of the following departments:
–	Corporate Strategy & Development
–	Legal (Mellon headquarters only)
–	Finance (Mellon headquarters only)

•	an employee specifically designated by the Manager of the Ethics Office and informed that this prohibition is applicable to you

Financial Services Organizations - The phrase “security issued by a financial services organization” includes any security issued by:

•	Commercial Banks other than Mellon
•	Financial Holding Companies (or Bank Holding Companies) other than Mellon
•	Insurance Companies
•	Investment Advisers
•	Shareholder Servicing Companies
•	Thrifts
•	Savings and Loan Associations
•	Broker-Dealers
•	Transfer Agents
•	Other Depository Institutions

The phrase “securities issued by a financial services organization” does not include Exempt Securities (see Glossary). Further, for purposes of determining whether a company is a financial services organization, subsidiaries and parent companies are treated as separate issuers.

Effective Date - Securities of financial services organizations properly acquired before the employee is subject to this prohibition may be maintained or disposed of at the owner’s discretion consistent with the Policy.

Any acquisition of financial service organization securities that is exempt from preclearance pursuant to the express provision of the Policy is also exempt from this prohibition. This includes (assuming full compliance with the applicable preclearance exemption):

•	Exempt Securities (see Glossary)
•	acquisition in a non-discretionary account
•	involuntary acquisitions
•	securities received as gifts
•	transactions effected pursuant to an automatic investment plan (see Glossary)
•	acquisitions through a non-Mellon employee benefit plan

Within 30 calendar days of becoming subject to this prohibition, all holdings of securities of financial services organizations must be disclosed in writing to the Manager of the Ethics Office.

PROTECTING CONFIDENTIAL INFORMATION

As an employee you may receive information about Mellon, its customers and other parties that, for various reasons, should be treated as confidential. All employees are expected to strictly comply with measures necessary to preserve the confidentiality of information. Employees should refer to the Mellon Code of Conduct.

Insider Trading and Tipping Legal Prohibitions

Securities laws generally prohibit the trading of securities while in possession of “material nonpublic” information regarding the issuer of those securities (insider trading). Any person who passes along material nonpublic information upon which a trade is based (tipping) may also be liable.

Information is “material” if there is a substantial likelihood that a reasonable investor would consider it important in deciding whether to buy, sell or hold securities. Obviously, information that would affect the market price of a security (price sensitive information) would be material. Examples of information that might be material include:

•	a proposal or agreement for a merger, acquisition or divestiture, or for the sale or purchase of substantial assets

•	tender offers, which are often material for the party making the tender offer as well as for the issuer of the securities for which the tender offer is made

•	dividend declarations or changes

•	extraordinary borrowings or liquidity problems

•	defaults under agreements or actions by creditors, customers or suppliers relating to a company's credit standing

•	earnings and other financial information, such as significant restatements, large or unusual write-offs, write-downs, profits or losses

•	pending discoveries or developments, such as new products, sources of materials, patents, processes, inventions or discoveries of mineral deposits

•	a proposal or agreement concerning a financial restructuring

•	a proposal to issue or redeem securities, or a development with respect to a pending issuance or redemption of securities

•	a significant expansion or contraction of operations

•	information about major contracts or increases or decreases in orders

•	the institution of, or a development in, litigation or a regulatory proceeding

•	developments regarding a company's senior management

•	information about a company received from a director of that company

•	information regarding a company's possible noncompliance with environmental protection laws

This list is not exhaustive. All relevant circumstances must be considered when determining whether an item of information is material.

“Nonpublic” - Information about a company is nonpublic if it is not generally available to the investing public. Information received under circumstances indicating that it is not yet in general circulation and which may be attributable, directly or indirectly, to the company or its insiders is likely to be deemed nonpublic information.

If you obtain material nonpublic information, you may not trade related securities until you can refer to some public source to show that the information is generally available (that is, available from sources other than inside sources) and that enough time has passed to allow wide dissemination of the information. While information appearing in widely accessible sources--such as in newspapers or on the Internet-becomes public very soon after publication, information appearing in less accessible sources--such as regulatory filings, may take up to several days to be deemed public. Similarly, highly complex information might take longer to become public than would information that is easily understood by the average investor.

Mellon’s Policy

Employees who possess material nonpublic information about a company--whether that company is Mellon, another Mellon entity, a Mellon customer or supplier, or other company--may not trade in that company’s securities, either for their own accounts or for any account over which they exercise investment discretion. In addition, employees may not recommend trading in those securities and may not pass the information along to others, except to employees who need to know the information in order to perform their job responsibilities with Mellon. These prohibitions remain in effect until the information has become public.

Employees who have investment responsibilities should take appropriate steps to avoid receiving material nonpublic information. Receiving such information could create severe limitations on their ability to carry out their responsibilities to Mellon’s fiduciary customers.

Employees managing the work of consultants and temporary employees who have access to the types of confidential information described in the Policy are responsible for ensuring that consultants and temporary employees are aware of Mellon’s policy and the consequences of noncompliance.

Questions regarding Mellon’s policy on material nonpublic information, or specific information that might be subject to it, should be referred to the General Counsel.

Restrictions on the Flow of Information Within Mellon (“Securities Fire Walls”)

As a diversified financial services organization, Mellon faces unique challenges in complying with the prohibitions on insider trading and tipping of material nonpublic information, and misuse of confidential information. This is because one Mellon unit might have material nonpublic information about a company while other Mellon units may have a desire, or even a fiduciary duty, to buy or sell that company’s securities or recommend such purchases or sales to customers. To engage in such broad-ranging financial services activities without violating laws or breaching Mellon’s fiduciary duties, Mellon has established a “Securities Fire Wall” policy applicable to all employees. The “Securities Fire Wall” separates the Mellon units or individuals that are likely to receive material nonpublic information (potential Insider Risk functions) from the Mellon units or individuals that either trade in securities, for Mellon’s account or for the accounts of others, or provide investment advice (Investment functions). Employees should refer to CPP 903-2(C) Securities Fire Walls.

Personal Securities Trading Practices

Section Two - Applicable to Investment Employees

Page #

Quick Reference - Investment Employees	21

Standards of Conduct for Investment Employees	22-29
- Conflict of Interest	22
- Material Nonpublic Information	22
- Fiduciary Duties	22
- Legal Compliance	22
- Personal Securities Transaction Reports	23
- Statement of Securities Accounts and Holdings	24
- Exemption from Requirement to File Statement of Securities Accounts and Holdings	24
- Preclearance for Personal Securities Transactions	24-25
- Special Standards for Preclearance Of De Minimis Transactions	26
- Exemptions from Requirement to Preclear	27
- Gifting of Securities	27
- Ownership	28
- Non-Mellon Employee Benefit Plans	28
- Investment Clubs and Private Investment Companies	29
- Restricted List	29
- Confidential Treatment	29

Restrictions on Transactions in Mellon Securities	30-31
- General Restrictions	30
- Mellon 401(k) Plan	31
- Mellon Employee Stock Options	31
- Mellon Employee Stock Purchase Plan (ESPP)	31

Restrictions on Transactions in Fund Shares	32-34
- All Funds	32
- Mellon Proprietary Funds	32-33
- Mellon 401(k) Plan (Non Self-Directed Accounts)	34
- Mellon 401(k) Plan (Self-Directed Accounts)	34
- Indirect Ownership of Proprietary Funds	34

Restrictions on Transactions in Other Securities	35-37
- Customer Transactions	35
- Excessive Trading, Naked Options	35
- Front Running	35
- Initial Public Offerings	35
- Material Nonpublic Information	35
- Private Placements	35
- Scalping	36
- Short-Term Trading	36
- Spread Betting	36
- Prohibition on Investments in Securities of Financial Services Organizations	37

Protecting Confidential Information	38-39
- Insider Trading and Tipping Legal Prohibitions	38-39
- Mellon's Policy	39
- Restrictions on the Flow of Information Within Mellon ("Securities Fire Walls")	39

Special Procedures for Access Decision Makers	39

Glossary Definitions	52-56

Exhibit A - Sample Letter to Broker	57

Quick Reference-Investment Employees

Some Things You Must Do

Statement of Accounts and Holdings - Provide to the Preclearance Compliance Officer or his/her designee a statement of all securities and Proprietary Fund accounts and holdings within 10 calendar days of becoming an Investment Employee and again annually on request.

Duplicate Statements & Confirmations - Instruct your broker, trust account manager or other entity through which you have a securities or Proprietary Fund trading account to send directly to the Preclearance Compliance Officer or his/her designee:
•          trade confirmations summarizing each transaction
•          periodic statements

Exhibit A can be used to notify such entities. Contact the Preclearance Compliance Officer for the correct address. This applies to all accounts in which you have direct or indirect ownership (see Glossary).

Quarterly Transaction Statements - Provide to the Preclearance Compliance Officer or his/her designee within 10 calendar days after the end of each quarter a statement of securities or Proprietary Fund transactions not covered by filed confirmations from brokers or other entities.

Preclearance - Before initiating a transaction in securities or Proprietary Funds, written preclearance must be obtained from the Preclearance Compliance Officer. Contact the Preclearance Compliance Officer for applicable approval procedures.

If preclearance approval is received, the trade must be communicated to the broker or other entity on the same day and executed before the end of the next business day, at which time the preclearance approval will expire.

Proprietary Funds - Trading a Proprietary Fund within 60 calendar days of a previous trade in the opposite direction is prohibited without prior approval of the Preclearance Compliance Officer.

Private Placements - Acquisition of securities in a Private Placement must be precleared by the Mellon Senior Management Committee Member who represents the employee's line of business or department, the Manager of the Ethics Office and the Preclearance Compliance Officer. To initiate approval, contact the Ethics Office.

IPOs - Acquisition of securities through an allocation by the underwriter of an Initial Public Offering (IPO) is prohibited without the approval of the Manager of the Ethics Office. Approval can be given only when the allocation is the result of a direct family relationship.

This page is for reference purposes only. Employees are reminded they must read the Policy and comply with its provisions

Other restrictions are detailed in Section Two. Read the Policy!

Some Things You Must Not Do

Mellon Securities - The following transactions in Mellon securities are prohibited for all Mellon employees:

•	short sales
•	purchasing and selling or selling and purchasing within 60 calendar days
•	margin purchases or options other than employee options

Non-Mellon Securities

•	purchasing and selling or selling and purchasing the same or equivalent security within 60 calendar days is discouraged, and any profits must be disgorged
•	new investments in financial services organizations are prohibited for certain employees - see Page 37

Exemptions

Preclearance is NOT required for:

•	transactions in Exempt Securities (see Glossary)
•	transactions in non-financial commodities (such as agricultural futures, metals, oil, gas, etc.), currency futures, financial futures
•	transactions in index securities (this does not include Proprietary Funds)
•	transactions in approved accounts over which the employee has no direct or indirect influence or control over the investment decision making process
•	involuntary transactions on the part of an employee (such as stock dividends or sales of fractional shares)
•	enrollment, changes in salary withholding percentages and sales of shares held in Mellon's Employee Stock Purchase Plan (ESPP); sales of shares previously withdrawn from the ESPP do require preclearance
•	receipt and exercise of an employee stock option administered through Human Resources
•	transactions done pursuant to an automatic investment plan (see Glossary)
•	sales pursuant to bona fide tender offers and sales or exercises of "rights" (see Page 27)

Questions?

Contact Mellon's Ethics Office at:

•	Securities Trading Policy Help Line: 412-234-1661
•	Mellon's Ethics Help Line
- Toll Free Telephone
•	Asia (except Japan): 001-800-710-63562
•	Australia: 0011-800-710-63562
•	Brazil: 0800-891-3813
•	Europe: 00-800-710-63562
•	Japan: access code + 800-710-63562 (access codes: 0061010, 001010, 0041010 or 0033010)
•	US and Canada: 1-888-MELLON2 (1-888-635-5662)
•	All other locations: call collect 412-236-7519
•	- Email: ethics@mellon.com
•	- Postal Mail: P.O. Box 535026, Pittsburgh, PA 15253-5026 USA

Personal Securities Trading Practices—Investment Employees

STANDARDS OF CONDUCT FOR INVESTMENT EMPLOYEES

Because of their unique responsibilities, Investment Employees are subject to preclearance and personal securities reporting requirements, as discussed below.

Every Investment Employee must follow these procedures or risk serious sanctions, including dismissal. If you have any questions about these procedures, you should consult the Ethics Office or the Preclearance Compliance Officer. Interpretive issues that arise under these procedures shall be decided by, and are subject to the discretion of, the Manager of the Ethics Office.

Conflict of Interest	No employee may engage in or recommend any securities transaction that places, or appears to place, his or her own interests above those of any customer to whom financial services are rendered, including mutual funds and managed accounts, or above the interests of Mellon.

Material Nonpublic Information	No employee may divulge the current portfolio positions, or current or anticipated portfolio transactions, programs or studies, of Mellon or any Mellon customer to anyone unless it is properly within his or her job responsibilities to do so.

No employee may engage in or recommend a securities transaction, for his or her own benefit or for the benefit of others, including Mellon or its customers, while in possession of material nonpublic information regarding such securities or the issuer of such securities. No employee may communicate material nonpublic information to others unless it is properly within his or her job responsibilities to do so.

Fiduciary Duties	Mellon and its employees owe fiduciary duties to certain clients. Every Investment Employee must be mindful of these fiduciary duties, must use his or her best efforts to fulfill them and must promptly report to their Preclearance Compliance Officer any failure by any Mellon employee to fulfill them.

Legal Compliance	In carrying out their job responsibilities, Investment Employees must, at a minimum, comply with all applicable legal requirements, including applicable securities laws.

Personal Securities Transaction Reports	Statements & Confirmations - All Investment Employees are required to instruct their broker, trust account manager or other entity through which they have a securities or Proprietary Fund account to submit directly to the Preclearance Compliance Officer or his/her designee, copies of all trade confirmations and statements relating to each account of which they are an owner (direct or indirect) regardless of what, if any, securities are maintained in such accounts. Thus, even if the account contains only non-proprietary funds or other Exempt Securities as that term is defined by the Policy, but the account has the capability to have reportable securities traded in it, the Investment Employee must arrange for duplicate account statements and trade confirmations to be sent to the Preclearance Compliance Officer or his/her designee. Exhibit A is an example of an instruction letter to such entities. Duplicate confirmations and statements need not be submitted for non-discretionary accounts (see Glossary).

Other securities transactions which were not completed through an account, such as gifts, inheritances, spin-offs from securities held in outside accounts, transactions through employee benefit plans or transactions through variable annuities, must be reported to the Preclearance Compliance Officer or his/her designee within 10 calendar days after the end of the calendar quarter in which the transaction occurs.

These quarterly statements need not be filed for.

•	any transaction effected in a non-discretionary account (see Glossary),

•	any transaction in Exempt Securities (see Glossary),

•	any transaction effected pursuant to an automatic investment plan (see Glossary), or

•	any transaction to the extent information on the transaction is already included in a brokerage confirmation or statement previously delivered to the Preclearance Compliance Officer or his/her designee in compliance with the above requirements.

See Proprietary Funds - For more information regarding the reporting requirements for Proprietary Funds, see section titled "Restrictions on Transactions in Fund Shares".

Statement of Securities Accounts and Holdings	Within 10 calendar days of becoming an Investment Employee and on a quarterly basis thereafter, all Investment Employees must submit to the Preclearance Compliance Officer or his/her designee:

•	a listing of all accounts that may trade reportable securities in which the employee is a direct or indirect owner regardless of what, if any, securities are maintained in such accounts. Thus, for example, even if the account contains only nonproprietary funds or other Exempt securities (see Glossary) but has the capability of holding reportable securities, the account must be disclosed

•	a listing of all securities held in the above accounts

•	a listing of all securities held outside of securities accounts in which the employee presently has any direct or indirect ownership other than Exempt securities (see Glossary).

The information contained in the initial holding report must be current as of a date no more than 45 calendar days prior to becoming an Investment Employee.

The quarterly statement must be completed upon the request of the Ethics Office, and the information submitted must be current within 45 calendar days of the date the statement is submitted. The quarterly statement contains an acknowledgment that the Investment Employee has read and complied with the Policy.

Your Preclearance Compliance Officer may periodically ask for holding reports in addition to the initial and quarterly reports.

See "Restrictions on Transactions in Fund Shares" for more information regarding the reporting requirements for Proprietary Funds.

Exemption from Requirement to File Statement of Securities Accounts and Holdings	Statements of accounts (initial or quarterly) need not include non-discretionary accounts, and statements of holdings (initial or quarterly) need not include securities held in non-discretionary accounts (see Glossary).

Preclearance for Personal Securities Transactions	All Investment Employees must notify the Preclearance Compliance Officer in writing and receive preclearance before they engage in any purchase or sale of a security for their own accounts or in accounts in which they are an indirect owner. Investment Employees should refer to the provisions under "Ownership" on Page 28, which are applicable to these provisions.

See "Restrictions on Transactions in Fund Shares" for more information regarding the preclearance requirements for Proprietary Funds.

All requests for preclearance for a securities transaction shall be submitted by completing a Preclearance Request Form. The Preclearance Compliance Officer or his/her designee will notify the Investment Employee whether the request is approved or denied, without disclosing the reason for such approval or denial.

Notifications may be given in writing or orally by the Preclearance Compliance Officer to the Investment Employee. A record of such notification will be maintained by the Preclearance Compliance Officer. However, it shall be the responsibility of the Investment Employee to obtain a written record of the Preclearance Compliance Officer's notification within 24 hours of such notification. The Investment Employee should retain a copy of this written record for at least two years.

As there could be many reasons for preclearance being granted or denied, Investment Employees should not infer from the preclearance response anything regarding the security for which preclearance was requested.

Although making a preclearance request does not obligate an Investment Employee to do the transaction, it should be noted that:

•	preclearance requests should not be made for a transaction that the Investment Employee does not intend to make

•	the order for a transaction must be placed with the broker or other entity on the same day that preclearance authorization is received. The broker or other entity must execute the trade by the close of business on the next business day, at which time the preclearance authorization will expire

•	Investment Employees should not discuss with anyone else, inside or outside Mellon, the response they received to a preclearance request. If the Investment Employee is preclearing as an indirect owner of another's account, the response may be disclosed to the other owner

•	standard orders to trade at certain prices (sometimes called "limit", "stop-loss", "good-until-cancelled", or "standing buy/sell" orders) must be precleared, and security transactions receiving preclearance authorization must be executed before the preclearance expires. At the end of the preclearance authorization period, any unexecuted order must be canceled or a new preclearance authorization must be obtained

Special Standards For Preclearance of De Minimis Transactions	Investment Employees will generally not be given clearance to execute a transaction in any security that is on the restricted list maintained by the Preclearance Compliance Officer, or for which there is a pending buy or sell order for an affiliated account (other than an index fund). The Preclearance Compliance Officer may approve certain de minimus transactions even when the firm is trading such securities. However, de minimus transactions require preclearance approval. The following transaction limits are available for this exception:

In the US,

•	purchase or sale of up to $50,000 of securities of:
-   the top 200 issuers on the Russell list of largest publicly traded companies
- other companies with a market capitalization of $20 billion or higher
•	purchase or sale of up to the greater of 100 shares or $10,000 of securities:
-   ranked 201 to 500 on the Russell list of largest publicly traded companies
- other companies with a market capitalization of $5 billion or higher

In the UK,

•	purchase or sale of up to £30,000 of securities of: - top 100 companies on the FTSE All Share Index - other companies with a market capitalization of £10 billion or higher
•	purchase or sale of up to the greater of 100 shares or £6 thousand of securities of:
-   companies ranked 101 to 250 on the FTSE All Share Index
- other companies with a market capitalization of £3 billion or higher

In Japan,

•	purchase or sale of up to ¥5 million of securities of: - the top 100 companies on the TOPIX - other companies with a market capitalization of ¥2 trillion or higher
•	purchase or sale of up to ¥1 million of securities: - companies ranked 100 to 250 on the TOPIX - other companies with a market capitalization of ¥500 billion or higher

The following restrictions or conditions are imposed upon the above described transactions:

•	employees must cooperate with the Preclearance Compliance Officer's request to document market capitalization amounts
•	approval is limited to two such trades in the securities of any one issuer in any calendar month
•	short-term profit disgorgement is not waived for such transactions
•	preclearance is required prior to executing the transaction

Exemptions from Requirement to Preclear	Preclearance under this section by Investment Employees is not required for the following transactions: • purchases or sales of Exempt Securities (see Glossary)

•	purchase or sales of non-financial commodities (such as agricultural futures, metals, oil, gas, etc.), currency futures, financial futures

•	purchases or sales of index securities (sometimes referred to as exchange traded funds), unless they are Proprietary Funds

•	purchases or sales effected in accounts in which an employee has no direct or indirect influence or control over the investment decision making process ("non-discretionary accounts"). Non-discretionary accounts may only be exempted from preclearance procedures, when the Manager of the Ethics Office, after a thorough review, is satisfied that the account is truly non-discretionary to the employee (that is, the employee has given total investment discretion to an investment manager and retains no ability to influence specific trades). Standard broker accounts generally are not deemed to be non-discretionary to the employee, even if the broker is given some discretion to make investment decisions

•	transactions that are involuntary on the part of an employee, such as stock dividends or sales of fractional shares; however, sales initiated by brokers to satisfy margin calls are not considered involuntary and must be precleared

•	the sale of Mellon stock received upon the exercise of an employee stock option if the sale is part of a "netting of shares" or "cashless exercise" administered through the Human Resources Department

•	enrollment, changes in salary withholding percentages and sales of shares held in the Mellon Employee Stock Purchase Plan (ESPP); sales of shares previously withdrawn from the ESPP do require preclearance

•	purchases effected upon the exercise of rights issued by an issuer pro rata to all holders of a class of securities, to the extent such rights were acquired from such issuer

•	sales of rights acquired from an issuer, as described above

•	sales effected pursuant to a bona fide tender offer

•	transactions effected pursuant to an automatic investment plan (see Glossary)

Gifting of Securities	Investment Employees desiring to make a bona fide gift of securities or who receive a bona fide gift of securities, including an inheritance, do not need to preclear the transaction. However, Investment Employees must report such bona fide gifts to the Preclearance Compliance Officer or his/her designee. The report must be made within 10 calendar days of making or receiving the gift and must disclose the following information: the name of the person receiving (giving) the gift, the date of the transaction, and the name of the broker through which the transaction was effected. A bona fide gift is one where the donor does not receive anything of monetary value in return. An Investment Employee who purchases a security with the intention of making a gift must preclear the purchase transaction.

Ownership	The preclearance, reporting and other provisions of the Policy apply not only to securities held in the employee's own name but also to all other securities indirectly owned by the employee (see Glossary for the definition of indirect owner). Generally you are the indirect owner of securities if you have the opportunity, directly or indirectly, to share in any profits from a transaction in those securities. This could include:

•	securities held by members of your family who share the same household with you

•	securities held by a trust in which you are a settler, trustee, or beneficiary

•	securities held by a partnership in which you are a general partner

•	securities in which any contract, arrangement, understanding or relationship gives you direct or indirect economic interest

Non-Mellon Employee Benefit Plans	The provisions discussed above do not apply to transactions in an employer's securities done under a bona fide employee benefit plan of an organization not affiliated with Mellon by an employee of that organization who is a member of your immediate family (see "Indirect Ownership - Family Members" in the Glossary for the definition of "immediate family"). This means if a Mellon employee's family member is employed at a non-Mellon company, the Mellon employee is not required to obtain approval for transactions in the employer's securities done by the family member as part of the family member's employee benefit plan.

In such situations, the family member's employer has primary responsibility for providing adequate supervision with respect to conflicts of interest and compliance with securities laws regarding trading in its own securities under its own employee benefit plans.

However, employee benefit plans that allow the employee to buy or sell securities other than those of their employer are subject to the Policy, including the preclearance and reporting provisions. Employee benefit plans that include Mellon Proprietary Funds as investment options are subject to the requirements in "Restrictions on Transactions in Fund Shares".

Investment Clubs and Private Investment Companies	Certain organizations create a unique means of investing:

•	Investment Clubs - a membership organization where investors make joint decisions on which securities to buy or sell. The securities are generally held in the name of the investment club. Since each member of the investment club participates in the investment decision making process, each Investment Employee must obtain approval from their Preclearance Compliance Officer before participating in any investment club and must thereafter preclear and report securities transactions of the club.

•	Private Investment Company - an investment company (see Glossary) whose shares are not deemed to be publicly held (sometimes called "hedge funds"). Investment Employees investing in such a private investment company are not required to preclear any of the securities transactions made by the private investment company.

However, Investment Employees' investments in Private Investment Companies are considered to be private placements and approval must be received prior to investing. Employees should refer to the Private Placement provision of the Policy on Page 35 for approval requirements.

Restricted List	The Preclearance Compliance Officer will maintain a list (the "Restricted List") of companies whose securities are deemed appropriate for implementation of trading restrictions for Investment Employees in his/her area. From time to time, such trading restrictions may be appropriate to protect Mellon and its Investment Employees from potential violations, or the appearance of violations, of securities laws. The inclusion of a company on the Restricted List provides no indication of the advisability of an investment in the company's securities or the existence of material nonpublic information on the company. Nevertheless, the contents of the Restricted List will be treated as confidential information to avoid unwarranted inferences.

The Preclearance Compliance Officer will retain copies of the restricted lists for six years.

Confidential Treatment	The Manager of the Ethics Office and/or Preclearance Compliance Officer will use his or her best efforts to assure that requests for preclearance, personal securities transaction reports and reports of securities holdings are treated as "Personal and Confidential." However, Mellon is required by law to review, retain and, in certain circumstances, disclose such documents. Therefore, such documents will be available for inspection by appropriate regulatory agencies and by other parties within and outside Mellon as are necessary to evaluate compliance with or sanctions under the Policy or other requirements applicable to Mellon. Documents received from Investment Employees are also available for inspection by the boards of directors, trustees or managing general partners of any Mellon entity regulated by investment company laws.

RESTRICTIONS ON TRANSACTIONS IN MELLON SECURITIES

General Restrictions	Investment Employees who engage in transactions involving Mellon securities should be aware of their unique responsibilities with respect to such transactions arising from the employment relationship and should be sensitive to even the appearance of impropriety.

The following restrictions apply to all transactions in Mellon's publicly traded securities occurring in the employee's own account and in all other accounts over which the employee has indirect ownership. These restrictions are to be followed in addition to any restrictions that apply to particular senior officers or directors of Mellon such as restrictions under Section 16 of the Securities Exchange Act of 1934.

•	Short Sales - Short sales of Mellon securities by employees are prohibited.

•	Short-Term Trading - Investment Employees are prohibited from purchasing and selling, or from selling and purchasing Mellon securities within any 60 calendar day period. In addition to any other sanction, any profits realized on such short-term trades must be disgorged in accordance with procedures established by senior management.

•	Margin Transactions - Purchases on margin of Mellon's publicly traded securities by employees is prohibited. Margining Mellon securities in connection with a cashless exercise of an employee stock option through the Human Resource Department is exempt from this restriction. Further, Mellon securities may be used to collateralize loans for non-securities purposes or for the acquisition of securities other than those issued by Mellon.

•	Option Transactions - Option transactions involving Mellon's publicly traded securities are prohibited. Transactions under Mellon's Long-Term Incentive Plan or other employee option plans are exempt from this restriction.

•	Major Mellon Events - Employees who have knowledge of major Mellon events that have not yet been announced are prohibited from buying or selling Mellon's publicly traded securities before such public announcements, even if the employee believes the event does not constitute material nonpublic information.

Mellon 401(k) Plan	Actions regarding your interest in Mellon Stock under the Mellon 401(k) Plan are treated as follows:

Elections regarding future contributions to Mellon Stock are not deemed to be transactions in Mellon Stock and therefore are not subject to preclearance and reporting requirements or to the short-term trading prohibition.

Payroll deduction contributions to Mellon Stock are deemed to be done pursuant to an automatic investment plan. They are not subject to preclearance and reporting requirements or to the short-term trading prohibition.

Movements of balances into or out of Mellon Stock are not subject to preclearance but are deemed to be purchases or sales of Mellon Stock for purposes of the short-term trading prohibition. This means employees are prohibited from increasing their existing account balance allocation to Mellon Stock and then decreasing it within 60 calendar days. Similarly, employees are prohibited from decreasing their existing account balance allocation to Mellon Stock and then increasing it within 60 calendar days. However:

•	any profits realized on short-term changes in Mellon Stock in the 401(k) will not have to be disgorged; and

•	changes to existing account balance allocations in the 401(k) plan will not be compared to transactions in Mellon securities outside the 401(k) for purposes of the short-term trading prohibition. (Note: This does not apply to members of the Executive Management Group, who should consult with the Legal Department.)

For the treatment of actions regarding Proprietary Funds under the Mellon 401(k) Plan, see "Restrictions on Transactions in Fund Shares - Mellon 401(k) Plan".

Mellon Employee Stock Options	Receipt or Exercise of an employee stock option from Mellon is exempt from the reporting and preclearance requirements and does not constitute a purchase or sale for the purpose of the 60 calendar day prohibition.

Sales - The sale of the Mellon securities that were received in the exercise of an employee stock option is treated like any other sale under the Policy, regardless of how little time has elapsed between the option exercise and the sale. Thus, such sales are subject to the preclearance and reporting requirements and are considered sales for purposes of the 60 calendar day prohibition.

Mellon Employee Stock Purchase Plan (ESPP)	Enrollment and Changing Salary Withholding Percentages in the ESPP are exempt from preclearance and reporting requirements and do not constitute a purchase for purposes of the 60 calendar day prohibition.

Selling Shares Held in the ESPP - Investment employees are not required to preclear or report sales of stock held in the ESPP, including shares acquired upon reinvestment of dividends. However, sale of stock held in the ESPP is considered a sale for purposes of the 60 calendar day prohibition and will be compared to transactions in Mellon securities outside of the ESPP.

Selling Shares Previously Withdrawn - The sale of the Mellon securities that were received as a withdrawal from the ESPP is treated like any other sale under the Policy, regardless of how little time has elapsed between the withdrawal and the sale. Thus, such sales are subject to the preclearance and reporting requirements and are considered sales for purposes of the 60 calendar day prohibition.

RESTRICTIONS ON TRANSACTIONS IN FUND SHARES

Mellon's role as an adviser and servicer to investment funds imposes upon it special duties to preserve the integrity and credibility of the fund industry. The restrictions below apply to Investment Employees with respect to their transactions in fund shares.

All Funds	Investment Employees should not knowingly participate in or facilitate late trading, market timing or any other activity with respect to any fund in violation of applicable law or the provisions of the fund's disclosure documents.

Mellon Proprietary Funds	The following restrictions apply to transactions and holdings in investment companies or collective funds for which a Mellon subsidiary serves as an investment adviser, sub-adviser or principal underwriter (a "Proprietary Fund"). Money market funds are deemed not to be Proprietary Funds. From time to time, Mellon will publish a list of the Proprietary Funds. Employees should rely on the latest version of this list, rather than attempt to determine for themselves the identity of the Proprietary Funds.

The requirements below regarding Proprietary Funds are in addition to other requirements of this Policy and are not affected by the fact that Proprietary Funds may be exempt from those other requirements.

Reporting - Investment Employees must file the following reports regarding holdings and transactions in shares of Proprietary Funds:

•	Initial statement of holdings of Proprietary Funds. This is to be filed with the Preclearance Compliance Officer within 10 calendar days of becoming an Investment Employee, and the information in it must be current as of a date no more than 45 calendar days prior to becoming an Investment Employee. It must identify all shares of Proprietary Funds owned directly or indirectly by the Investment Employee and the accounts through which those shares are held.

•	Quarterly and annual statements of holdings of Proprietary Funds. These must be completed upon the request of the Ethics Office or its designee, and the information in them must be current as of a date no more than 45 calendar days before the date the statement is submitted. They must identify all shares of Proprietary Funds owned directly or indirectly by the Investment Employee and the accounts through which those shares are held.

•	Quarterly statements of transactions in Proprietary Funds. These must be submitted to the Preclearance Compliance Officer no later than 10 calendar days after the end of each calendar quarter and must describe all transactions during the quarter in shares of Proprietary Funds owned directly or indirectly by the Investment Employee at any time during the quarter.

Initial and annual holdings statements need not include:

•	any information on holdings in non-discretionary accounts (see Glossary), or

•	any information included in the corresponding initial or annual holdings statement filed under the "Statement of Securities Accounts and Holdings" section of this Policy. (In other words, if you include all information on Proprietary Fund holdings in your Statement of Securities Accounts and Holdings, you need not file a separate report.)

Quarterly transactions statements need not include:

•	any information on transactions in non-discretionary accounts (see Glossary),

•	any information on transactions effected pursuant to an automatic investment plan (see Glossary),

•	any information included in a trade confirmation, account statement or report previously delivered to the Preclearance Compliance Officer under the "Personal Securities Transactions Reports" section of this Policy.

Preclearance - Investment Employees must notify their Preclearance Compliance Officer in writing and receive preclearance before they engage in any purchase or redemption of shares of Proprietary Funds for their own accounts or accounts over which they have indirect ownership (see Glossary). Preclearance is not required for:

•	transactions in non-discretionary accounts (see Glossary), or

•	transactions effected pursuant to an automatic investment plan (see Glossary).

Holding Period - Investment Employees' holdings in Proprietary Funds are expected to be long-term investments, rather than the result of trading for short term profit. Therefore, Investment Employees must not purchase and redeem, or redeem and purchase, shares of an individual Proprietary Fund within any 60 calendar day period, unless they have the prior approval of the Preclearance Compliance Officer or his/her designee. The following transactions will not be deemed to be purchases or redemptions for purposes of the 60 calendar day holding period:

•	transactions within non-discretionary accounts (see Glossary), or

•	transactions pursuant to an automatic investment plan (see Glossary).

Mellon 401(k) Plan (Non Self-Directed Accounts)	Investment Employees should not participate in or facilitate market timing or any other activity with respect to funds in the Mellon 401(k) Plan in violation of applicable law or the provisions of the fund's disclosure documents. In addition, Investment Employees should comply with all requirements of the 401(k) Plan regarding timing of purchases and redemptions in certain Proprietary Funds.

Specific actions regarding Proprietary Funds under the Mellon 401(k) Plan are treated as follows:

•	Elections regarding future contributions to Proprietary Funds are not deemed to be transactions and are therefore exempt from reporting (transaction and holdings), preclearance and holding period requirements.

•	Payroll deduction contributions to Proprietary Funds are deemed to be done pursuant to an automatic investment plan. They are therefore exempt from preclearance, transaction reporting and holding period requirements but must be included in holdings reports.

•	Movements of balances into or out of Proprietary Funds are deemed to be purchases or redemptions of those Proprietary Funds for purposes of the holding period requirement but are exempt from the general preclearance requirement. (In other words, you do not need to preclear every such movement but must get prior approval from the Preclearance Compliance Officer or his/her designee if the movement is within 60 calendar days of an opposite transaction in shares of the same fund.) In lieu of transaction reporting, employees are deemed to consent to Mellon obtaining transaction information from Plan records. Such movements must be reflected in holdings reports.

For the treatment of actions regarding your Mellon Common Stock account under the Mellon 401(k) Plan, see "Restrictions on Transactions in Mellon Securities - Mellon 401(k) Plan" on page 31.

Mellon 401(k) Plan (Self-Directed Accounts)	Holdings and transactions of Proprietary Funds within a Self-Directed Account in the Mellon 401(k) Plan are treated like any other Mellon Proprietary Fund. This means that the reporting, preclearance and holding period requirements apply. For further guidance on the treatment of Mellon Proprietary Funds in a Self-Directed Account of the Mellon 401(k) Plan, refer to pages 32-33.

Indirect Ownership of Proprietary Funds	Indirect interests in Proprietary Funds (such as through a spouse's 401(k) plan or other retirement plan) are subject to the preclearance, reporting (transaction and holdings) and holding period requirements. Please note that Proprietary Funds are a common investment vehicle in employee benefit plans in which your family members may participate.

RESTRICTIONS ON TRANSACTIONS IN OTHER SECURITIES

Purchases or sales by an employee of the securities of issuers with which Mellon does business, or other third-party issuers, could result in liability on the part of such employee. Employees should be sensitive to even the appearance of impropriety in connection with their personal securities transactions. Employees should refer to "Ownership" on Page 28 which is applicable to the following restrictions.

The Mellon Code of Conduct contains certain restrictions on investments in parties that do business with Mellon. Employees should refer to the Code of Conduct and comply with such restrictions in addition to the restrictions and reporting requirements set forth below.

The following restrictions apply to all securities transactions by Investment Employees:

•	Customer Transactions - Trading for customers and Mellon accounts should always take precedence over employees' transactions for their own or related accounts.

•	Excessive Trading, Naked Options - Mellon discourages all employees from engaging in short-term or speculative trading, writing naked options, trading that could be deemed excessive or trading that could interfere with an employee's job responsibilities.

•	Front Running - Employees may not engage in "front running," that is, the purchase or sale of securities for their own or Mellon's accounts on the basis of their knowledge of Mellon's trading positions or plans or those of their customers.

•	Initial Public Offerings - Investment Employees are prohibited from acquiring securities through an allocation by the underwriter of an Initial Public Offering (IPO) without the approval of the Manager of the Ethics Office. Approval can be given only when the allocation comes through an employee of the issuer who is a direct family relation of the Investment Employee. Due to certain laws and regulations (for example, NASD rules in the US), this approval may not be available to employees of registered broker-dealers.

•	Material Nonpublic Information - Employees possessing material nonpublic information regarding any issuer of securities must refrain from purchasing or selling securities of that issuer until the information becomes public or is no longer considered material.

•	Private Placements - Investment Employees are prohibited from acquiring any security in a private placement unless they obtain the prior written approval of the Manager of the Ethics Office, the Preclearance Compliance Officer and the Mellon Senior Management Committee Member representing the employee's line of business or department. Employees should contact the Ethics Office to initiate approval. Approval must be given by all three persons for the acquisition to be considered approved.

Private placements include certain co-operative investments in real estate, commingled investment vehicles such as hedge funds, and investments in family owned businesses. For purposes of the Policy, time-shares and cooperative investments in real estate used as a primary or secondary residence are not considered to be private placements.

After receipt of the necessary approvals and the acquisition, Investment Employees are required to disclose that investment if they participate in any subsequent consideration of credit for the issuer or of an investment in the issuer for an advised account. Final decision to acquire such securities for an advised account will be subject to independent review.

•	Scalping - Employees may not engage in "scalping", that is, the purchase or sale of securities for their clients for the purpose of affecting the value of a security owned or to be acquired by the employee or Mellon.

•	Short-Term Trading - All Investment Employees are discouraged from purchasing and selling, or from selling and purchasing, the same (or equivalent) securities within any 60 calendar day period. Any profits realized on such short-term trades must be disgorged in accordance with procedures established by senior management. Transactions that are exempt from preclearance and transactions in Proprietary Funds will not be considered purchases or sales for purposes of profit disgorgement (see "Restrictions on Transactions in Fund Shares" for a description of the separate holding period requirement for Proprietary Funds.) Investment Employees should be aware that for purposes of profit disgorgement, trading in derivatives (such as options) is deemed to be trading in the underlying security. (See Page 55 in the Glossary for an explanation of option transactions.) Therefore, certain investment strategies may be difficult to implement without being subject to profit disgorgement. Furthermore, Investment Employees should also be aware that profit disgorgement from 60 calendar day trading may be greater than the economic profit or greater than the profit reported for purposes of income tax reporting.

•	Spread Betting - Employees may not engage in "spread betting" (essentially taking bets on securities pricing to reflect market movements) or similar activities as a mechanism for avoiding the restrictions on personal securities trading arising under the provisions of the Policy. Such transactions themselves constitute transactions in securities for the purposes of the Policy and are subject to all of the provisions applicable to other non-exempted transactions.

Prohibition on Investments in Securities of Financial Services Organizations	You are prohibited from acquiring any security issued by a financial services organization if you are:

•         a member of the Mellon Senior Management Committee

•         employed in any of the following departments:
           - Corporate Strategy & Development
           - Legal (Mellon headquarters only)
- Finance (Mellon headquarters only)

•	an employee specifically designated by the Manager of the Ethics Office and informed that this prohibition is applicable to you

Financial Services Organizations - The phrase "security issued by a financial services organization" includes any security issued by:

•	Commercial Banks other than Mellon
•	Financial Holding Companies (or Bank Holding Companies) other than Mellon
•	Insurance Companies
•	Investment Advisers
•	Shareholder Servicing Companies
•	Thrifts
•	Savings and Loan Associations
•	Broker-Dealers
•	Transfer Agents
•	Other Depository Institutions

The phrase "securities issued by a financial services organization" does not include Exempt Securities (see Glossary). Further, for purposes of determining whether a company is a financial services organization, subsidiaries and parent companies are treated as separate issuers.

Effective Date - Securities of financial services organizations properly acquired before the employee was subject to this prohibition may be maintained or disposed of at the owner's discretion consistent with the Policy.

Any acquisition of financial service organization securities that is exempt from preclearance pursuant to the express provision of the Policy is also exempt from this prohibition. This includes (assuming full compliance with the applicable preclearance exemption):

•	Exempt Securities (see Glossary)
•	acquisition in a non-discretionary account
•	involuntary acquisitions
•	securities received as gifts
•	transactions effected pursuant to an automatic investment plan (see Glossary)
•	acquisitions through a non-Mellon employee benefit plan

Within 30 calendar days of becoming subject to this prohibition, all holdings of securities of financial services organizations must be disclosed in writing to the Ethics Office.

PROTECTING CONFIDENTIAL INFORMATION

As an employee you may receive information about Mellon, its customers and other parties that, for various reasons, should be treated as confidential. All employees are expected to strictly comply with measures necessary to preserve the confidentiality of information. Employees should refer to the Mellon Code of Conduct.

Insider Trading and Tipping Legal Prohibitions	Securities laws generally prohibit the trading of securities while in possession of "material nonpublic" information regarding the issuer of those securities (insider trading). Any person who passes along material nonpublic information upon which a trade is based (tipping) may also be liable.

Information is "material" if there is a substantial likelihood that a reasonable investor would consider it important in deciding whether to buy, sell or hold securities. Obviously, information that would affect the market price of a security (price sensitive information) would be material. Examples of information that might be material include:

•	a proposal or agreement for a merger, acquisition or divestiture, or for the sale or purchase of substantial assets

•	tender offers, which are often material for the party making the tender offer as well as for the issuer of the securities for which the tender offer is made

•	dividend declarations or changes

•	extraordinary borrowings or liquidity problems

•	defaults under agreements or actions by creditors, customers or suppliers relating to a company's credit standing

•	earnings and other financial information, such as significant restatements, large or unusual write-offs, write-downs, profits or losses

•	pending discoveries or developments, such as new products, sources of materials, patents, processes, inventions or discoveries of mineral deposits

•	a proposal or agreement concerning a financial restructuring

•	a proposal to issue or redeem securities, or a development with respect to a pending issuance or redemption of securities

•	a significant expansion or contraction of operations

•	information about major contracts or increases or decreases in orders

•	the institution of, or a development in, litigation or a regulatory proceeding

•	developments regarding a company's senior management

•	information about a company received from a director of that company

•	information regarding a company's possible noncompliance with environmental protection laws

This list is not exhaustive. All relevant circumstances must be considered when determining whether an item of information is material.

"Nonpublic" - Information about a company is nonpublic if it is not generally available to the investing public. Information received under circumstances indicating that it is not yet in general circulation and which may be attributable, directly or indirectly, to the company or its insiders is likely to be deemed nonpublic information.

If you obtain material nonpublic information, you may not trade related securities until you can refer to some public source to show that the information is generally available (that is, available from sources other than inside sources) and that enough time has passed to allow wide dissemination of the information. While information appearing in widely accessible sources--such as in newspapers or on the internet--becomes public very soon after publication, information appearing in less accessible sources--such as regulatory filings, may take up to several days to be deemed public. Similarly, highly complex information might take longer to become public than would information that is easily understood by the average investor.

Mellon's Policy	Employees who possess material nonpublic information about a company--whether that company is Mellon, another Mellon entity, a Mellon customer or supplier, or other company--may not trade in that company's securities, either for their own accounts or for any account over which they exercise investment discretion. In addition, employees may not recommend trading in those securities and may not pass the information along to others, except to employees who need to know the information in order to perform their job responsibilities with Mellon. These prohibitions remain in effect until the information has become public.

Employees who have investment responsibilities should take appropriate steps to avoid receiving material nonpublic information. Receiving such information could create severe limitations on their ability to carry out their responsibilities to Mellon's fiduciary customers.

Employees managing the work of consultants and temporary employees who have access to the types of confidential information described in the Policy are responsible for ensuring that consultants and temporary employees are aware of Mellon's policy and the consequences of noncompliance.

Questions regarding Mellon's policy on material nonpublic information, or specific information that might be subject to it, should be referred to the General Counsel.

Restrictions on the Flow of Information Within Mellon ("Securities Fire Walls")	As a diversified financial services organization, Mellon faces unique challenges in complying with the prohibitions on insider trading and tipping of material nonpublic information, and misuse of confidential information. This is because one Mellon unit might have material nonpublic information about a company while other Mellon units may have a desire, or even a fiduciary duty, to buy or sell that company's securities or recommend such purchases or sales to customers. To engage in such broad ranging financial services activities without violating laws or breaching Mellon's fiduciary duties, Mellon has established a "Securities Fire Wall" policy applicable to all employees. The "Securities Fire Wall" separates the Mellon units or individuals that are likely to receive material nonpublic information (potential Insider Risk functions) from the Mellon units or individuals that either trade in securities, for Mellon's account or for the accounts of others, or provide investment advice (Investment functions). Employees should refer to CPP 903-2(C) Securities Fire Walls.

SPECIAL PROCEDURES FOR ACCESS DECISION MAKERS

Certain Portfolio Managers and Research Analysts in the fiduciary businesses have been designated as Access Decision Makers and are subject to additional procedures which are discussed in a separate edition of the Securities Trading Policy. If you have reason to believe that you may be an Access Decision Maker, contact your supervisor, Preclearance Compliance Officer or the Ethics Office.

Personal Securities Trading Practices

Section Three - Applicable to Other Employees

Quick Reference - Other Employees Standards of Conduct for Other Employees	Page # 41 42-43
- Conflict of Interest - Material Nonpublic Information - Personal Securities Transaction Reports - Account Statements - Ownership - Confidential Treatment	42 42 42 43 43

Restrictions on Transactions in Mellon Securities	44-45
- General Restrictions - Mellon 401(k) Plan - Mellon Employee Stock Options - Mellon Employee Stock Purchase Plan (ESPP)	44 44 45 45

Restrictions on Transactions in Other Securities	46-49
- Credit, Consulting or Advisory Relationship
- Customer Transactions
- Excessive Trading, Naked Options
- Front Running
- Initial Public Offerings
- Material Nonpublic Information
- Private Placements
- Short-Term Trading
- Mutual Funds
- Spread Betting
- Prohibition on Investments in Securities of Financial Services Organizations	46 46 46 46 46 46 47 47 47 47 48-49

Protecting Confidential Information	50-51
- Insider Trading and Tipping Legal Prohibitions - Mellon's Policy - Restrictions on the Flow of Information Within Mellon ("Securities Fire Walls")	50-51 51 51

Glossary Definitions Exhibit A - Sample Letter to Broker	52-56 57

Quick Reference-Other Employees

Some Things You Must Do

•	If you buy or sell Mellon Financial Corporation securities you must provide a report of the trade and a copy of the trade confirmation within 10 calendar days of transaction to the Ethics Office or to your Compliance Officer. This does not apply to changes in elections under Mellon's 401(k) Retirement Savings Plan, transactions in Mellon's Employee Stock Purchase Plan (ESPP) or the exercise of Mellon's employee stock options. However, the reporting provisions do apply to sales of Mellon stock previously acquired through the exercise of employee stock options or the ESPP.

•	Due to certain laws and regulations (for example, NASD rules in the US) there may be additional reporting requirements for Other Employees who are employees of registered broker-dealers. Check with the Manager of the Ethics Office or your Compliance Officer to determine if this impacts you.

•	For employees who are subject to the prohibition on new investments in financial services organizations (certain employees only - see Pages 48-49), you must instruct your broker, trust account manager or other entity where you have a securities trading account to send directly to the Manager of the Ethics Office:
- trade confirmations summarizing each transaction
- periodic statements

Exhibit A can be used to notify your broker or account manager.

Special Approvals

•	Private Placements - Acquisition of securities in a Private Placement must approved by the Mellon Senior Management Committee Member who represents your line of business or department, the Compliance Officer and the Manager of the Ethics Office. Contact the Manager of the Ethics Office to initiate approval.

•	IPOs - Acquisition of securities through an allocation by the underwriter of an Initial Public Offering (IPO) is prohibited without the approval of the Manager of the Ethics Office. Approval can be given only when the allocation is the result of a direct family relationship.

Some Things You Must Not Do

Mellon Securities - The following transactions in Mellon securities are prohibited for all Mellon employees:
•	short sales
•	purchasing and selling or selling and purchasing within 60 calendar days
•	margin purchases or options other than employee options.

Non-Mellon Securities
•	new investments in financial services organizations (certain employees only - see Pages 48-49)

Other restrictions are detailed throughout Section Three. Read the Policy! Questions? Contact Mellon's Ethics Office at:
• •	The Securities Trading Policy Help Line: 1-412-234-1661 Mellon's Ethics Help Line - Toll Free Telephone
• • • • • • • • • •	Asia (except Japan): 001-800-710-63562
Australia: 0011-800-710-63562
Brazil: 0800-891-3813
Europe: 00-800-710-63562
Japan: access code + 800-710-63562 (access codes are:
0061010, 001010, 0041010 or 0033010)
US and Canada: 1-888-MELLON2 (1-888-635-5662)
All other locations: call collect 412-236-7519
Email: ethics@mellon.com
Postal Mail: P.O. Box 535026 Pittsburgh, PA 15253-5026 USA

This page is for reference purposes only. Employees are reminded they must read the Policy and comply with its provisions.

Personal Securities Trading Practices-Other Employees

STANDARDS OF CONDUCT FOR OTHER EMPLOYEES

Every "Other Employee" must follow these procedures or risk serious sanctions, including dismissal. If you have any questions about these procedures, you should consult the Ethics Office. Interpretive issues that arise under these procedures shall be decided by, and are subject to the discretion of, the Manager of the Ethics Office.

Conflict of Interest	No employee may engage in or recommend any securities transaction that places, or appears to place, his or her own interests above those of any customer to whom financial services are rendered, including mutual funds and managed accounts, or above the interests of Mellon.

Material Nonpublic Information	No employee may engage in or recommend a securities transaction, for his or her own benefit or for the benefit of others, including Mellon or its customers, while in possession of material nonpublic information regarding such securities or the issuer of such securities. No employee may communicate material nonpublic information to others unless it is properly within his or her job responsibilities to do so.

Personal Securities Transaction Reports	"Other Employees" must report in writing to the Ethics Office or the Compliance Officer within 10 calendar days of the transaction whenever they purchase or sell Mellon securities. Purchases and sales include optional cash purchases under Mellon's Dividend Reinvestment and Common Stock Purchase Plan (the "Mellon DRIP"). Due to certain laws and regulations (for example, NASD rules in the US), there may be additional reporting requirements for "Other Employees" who are employees of registered broker-dealers. Contact the Manager of the Ethics Office or your Compliance Officer for guidance.

It should be noted that the reinvestment of dividends under the DRIP, changes in elections under Mellon's 401(k) Retirement Savings Plan, the receipt of stock under Mellon's Restricted Stock Award Plan, transactions under Mellon's Employee Stock Purchase Plan and the receipt or exercise of options under Mellon's employee stock option plans are not considered purchases or sales for the purpose of this reporting requirement.

Account Statements	Certain "Other Employees" are subject to the restriction on investments in financial services organizations and are required to instruct their brokers and/or securities account managers to send statements directly to the Ethics Office. See Pages 48 - 49.

An example of an instruction letter to a broker or account manager is contained in Exhibit A.

Ownership	The provisions of the Policy apply not only to securities held in the employee's own name but also to all other securities indirectly owned by the employee (see Glossary for definition of indirect ownership). Generally you are the indirect owner of securities if you have the opportunity, directly or indirectly, to share in any profits from a transaction in those securities. This could include:

• • • •	securities held by members of your family who share the same household with you securities held by a trust in which you are a settler, trustee, or beneficiary securities held by a partnership in which you are a general partner securities in which any contract, arrangement, understanding or relationship gives you direct or indirect economic interest

Confidential Treatment	The Manager of the Ethics Office and the Compliance Officer will use his or her best efforts to assure that personal securities transaction reports and reports of securities holdings are treated as "Personal and Confidential." However, Mellon is required by law to review, retain and, in certain circumstances, disclose such documents. Therefore, such documents will be available for inspection by appropriate regulatory agencies and by other parties within and outside Mellon as are necessary to evaluate compliance with or sanctions under the Policy or other requirements applicable to Mellon.

Personal Securities Trading Practices-Other Employees

RESTRICTIONS ON TRANSACTIONS IN MELLON SECURITIES

General Restrictions	Employees who engage in transactions involving Mellon securities should be aware of their unique responsibilities with respect to such transactions arising from the employment relationship and should be sensitive to even the appearance of impropriety.

The following restrictions apply to all transactions in Mellon's publicly traded securities occurring in the employee's own account and in all other accounts over which the employee has indirect ownership. These restrictions are to be followed in addition to any restrictions that apply to particular senior officers or directors of Mellon such as restrictions under Section 16 of the Securities Exchange Act of 1934.

•	Short Sales - Short sales of Mellon securities by employees are prohibited.

•	Short-Term Trading - Employees are prohibited from purchasing and selling, or from selling and purchasing, Mellon securities within any 60 calendar day period.

•	Margin Transactions - Purchases on margin of Mellon's publicly traded securities by employees is prohibited. Margining Mellon securities in connection with a cashless exercise of an employee stock option through the Human Resource Department is exempt from this restriction. Further, Mellon securities may be used to collateralize loans for non-securities purposes or for the acquisition of securities other than those issued by Mellon.

•	Option Transactions - Option transactions involving Mellon's publicly traded securities are prohibited. Transactions under Mellon's Long-Term Incentive Plan or other employee option plans are exempt from this restriction.

•	Major Mellon Events - Employees who have knowledge of major Mellon events that have not yet been announced are prohibited from buying or selling Mellon's publicly traded securities before such public announcements, even if the employee believes the event does not constitute material nonpublic information.

Mellon 401(k) Plan	Actions regarding your interest in Mellon Stock under the Mellon 401(k) Plan are treated as follows:

Elections regarding future contributions to Mellon Stock are not deemed to be transactions in Mellon Stock and therefore are not subject to the short-term trading prohibition.

Payroll deduction contributions to Mellon Stock are deemed to be done pursuant to an automatic investment plan and therefore are not subject to the short-term trading prohibition.

Movements of balances into or out of Mellon Stock are deemed to be purchases or sales of Mellon Stock for purposes of the short-term trading prohibition. This means employees are prohibited from increasing their existing account balance allocation to Mellon Stock and then decreasing it within 60 calendar days. Similarly, employees are prohibited from decreasing their existing account balance allocation to Mellon Stock and then increasing it within 60 calendar days. However, changes to existing account balance allocations in the 401(k) plan will not be compared to transactions in Mellon securities outside the 401(k) for purposes of the short-term trading prohibition. (Note: This does not apply to members of the Executive Management Group, who should consult with the Legal Department.)

Mellon Employee Stock Options	Receipt and Exercise of an employee stock option from Mellon is exempt from reporting requirements and does not constitute a purchase for purposes of the 60 calendar day prohibition.

Sales - The sale of the Mellon securities that were received in the exercise of an employee stock option is treated like any other sale under the Policy (regardless of how little time has elapsed between the option exercise and the sale). Thus, such sales are subject to the reporting requirements and are considered sales for purposes of the 60 calendar day prohibition.

Mellon Employee Stock Purchase Plan (ESPP)	Enrollment and Changing Salary Withholding Percentages in the ESPP are exempt from reporting requirements and do not constitute a purchase for purposes of the 60 calendar day prohibition.

Selling Shares Held in the ESPP - Sales of stock held in the ESPP, including shares acquired upon reinvestment of dividends, are exempt from the reporting requirements. However, sale of stock held in the ESPP is considered a sale for purposes of the 60 calendar day prohibition and will be compared to transactions in Mellon securities outside of the ESPP.

Selling Shares Previously Withdrawn - The sale of the Mellon securities that were received as a withdrawal from the ESPP is treated like any other sale under the Policy, regardless of how little time has elapsed between the withdrawal and the sale. Thus, such sales are subject to the reporting requirements and are considered sales for purposes of the 60 calendar day prohibition.

Personal Securities Trading Practices-Other Employees

RESTRICTIONS ON TRANSACTIONS IN OTHER SECURITIES

Purchases or sales by an employee of the securities of issuers with which Mellon does business, or other third-party issuers, could result in liability on the part of such employee. Employees should be sensitive to even the appearance of impropriety in connection with their personal securities transactions. Employees should refer to "Ownership" on Page 43, which is applicable to the following restrictions.

The Mellon Code of Conduct contains certain restrictions on investments in parties that do business with Mellon. Employees should refer to the Code of Conduct and comply with such restrictions in addition to the restrictions and reporting requirements set forth below.

The following restrictions apply to all securities transactions by employees:

•	Credit, Consulting or Advisory Relationship - Employees may not buy, hold or trade securities of a company if they are considering granting, renewing, modifying or denying any credit facility to that company, acting as a benefits consultant to that company, or acting as an adviser to that company with respect to the company's own securities without the prior permission of the Ethics Office. In addition, lending employees who have assigned responsibilities in a specific industry group are not permitted to trade securities in that industry. This prohibition does not apply to transactions in open-end mutual funds.

•	Customer Transactions - Trading for customers and Mellon accounts should always take precedence over employees' transactions for their own or related accounts.

•	Excessive Trading, Naked Options - Mellon discourages all employees from engaging in short-term or speculative trading, writing naked options, trading that could be deemed excessive or trading that could interfere with an employee's job responsibilities.

•	Front Running - Employees may not engage in "front running," that is, the purchase or sale of securities for their own or Mellon's accounts on the basis of their knowledge of Mellon's trading positions or plans or those of their customers.

•	Initial Public Offerings - Other Employees are prohibited from acquiring securities through an allocation by the underwriter of an Initial Public Offering (IPO) without the approval of the Manager of the Ethics Office. Approval can be given only when the allocation comes through an employee of the issuer who is a direct family relation of the Other Employee. Due to certain laws and regulations (for example, NASD rules in the US), this approval may not be available to employees of registered brokers-dealers.

•	Material Nonpublic Information - Employees possessing material nonpublic information regarding any issuer of securities must refrain from purchasing or selling securities of that issuer until the information becomes public or is no longer considered material.

•	Private Placements - Other Employees are prohibited from acquiring any security in a private placement unless they obtain the prior written approval of the Manager of the Ethics Office, the Compliance Officer and the Mellon Senior Management Committee Member representing the employee's line of business or department. Employees should contact the Ethics Office to initiate approval. Approval must be given by all three persons for the acquisition to be considered approved.

Private placements include certain co-operative investments in real estate, comingled investment vehicles such as hedge funds, and investments in family owned businesses. For purposes of the Policy, time-shares and cooperative investments in real estate used as a primary or secondary residence are not considered to be private placements.

After receipt of the necessary approvals and the acquisition, "Other Employees" are required to disclose that investment if they participate in any subsequent consideration of credit for the issuer or of an investment in the issuer for an advised account. Final decision to acquire such securities for an advised account will be subject to independent review.

•	Short-Term Trading - Employees are discouraged from purchasing and selling, or from selling and purchasing, the same (or equivalent) securities within any 60 calendar day period.

•	Mutual Funds - No employee should knowingly participate in or facilitate late trading, market timing or any other activity with respect to any fund in violation of applicable law or the provisions of the fund's disclosure documents.

•	Spread Betting - Employees may not engage in "spread betting" (essentially taking bets on securities pricing to reflect market movements) or similar activities as a mechanism for avoiding the restrictions on personal securities trading arising under the provisions of the Policy. Such transactions themselves constitute transactions in securities for the purposes of the Policy and are subject to all of the provisions applicable to other non-exempted transactions.

Prohibition on Investments in Securities of Financial Services Organizations	You are prohibited from acquiring any security issued by a financial services organization if you are: • a member of the Mellon Senior Management Committee
•	employed in any of the following departments: - Corporate Strategy & Development - Legal (Mellon headquarters only) - Finance (Mellon headquarters only)

•	an employee specifically designated by the Manager of the Ethics Office and informed that this prohibition is applicable to you

Securities Accounts - All employees subject to this restriction on investments in financial services organizations are required to instruct their broker, trust account manager or other entity through which they have a securities account to submit directly to the Ethics Office copies of all trade confirmations and statements relating to each account of which they are an owner, direct or indirect, regardless of what, if any, securities are maintained in such accounts. Thus, even if the account contains only mutual funds or other exempt securities as that term is defined by the Policy but the account has the capability to have reportable securities traded in it, the employee must arrange for duplicate account statements and trade confirmations to be sent to the Ethics Office. An example of an instruction letter to the broker is contained in Exhibit A.

Financial Services Organizations - The phrase "security issued by a financial services organization" includes any security issued by:

• • • • • • • • • •	Commercial Banks other than Mellon
Financial Holding Companies (or Bank Holding Companies) other than Mellon
Insurance Companies
Investment Advisers
Shareholder Servicing Companies
Thrifts
Savings and Loan Associations
Brokers-Dealers
Transfer Agents
Other Depository Institutions

The phrase "securities issued by a financial services organization" does not include Exempt Securities (see Glossary). Further, for purposes of determining whether a company is a financial services organization, subsidiaries and parent companies are treated as separate issuers.

Effective Date - Securities of financial services organizations properly acquired before the employee is subject to this prohibition may be maintained or disposed of at the owner's discretion consistent with the Policy.

Prohibition on Investments in Securities of Financial Services Organizations (continued)	The acquisition of financial service organization securities through any of the following means is exempt from this prohibition:

•     Exempt Securities (see Glossary)
•     acquisition in a non-discretionary account
•     involuntary acquisitions
•     securities received as gifts
•     transactions effected pursuant to an automatic investment plan (see Glossary)
•     acquisitions through a non-Mellon employee benefit plan

Within 30 calendar days of becoming subject to this prohibition, all holdings of securities of financial services organizations must be disclosed in writing to the Manager of the Ethics Office.

Personal Securities Trading Practices-Other Employees

PROTECTING CONFIDENTIAL INFORMATION

As an employee you may receive information about Mellon, its customers and other parties that, for various reasons, should be treated as confidential. All employees are expected to strictly comply with measures necessary to preserve the confidentiality of information. Employees should refer to the Mellon Code of Conduct.

Insider Trading and Tipping Legal Prohibitions	Securities laws generally prohibit the trading of securities while in possession of "material nonpublic" information regarding the issuer of those securities (insider trading). Any person who passes along material nonpublic information upon which a trade is based (tipping) may also be liable.

Information is "material" if there is a substantial likelihood that a reasonable investor would consider it important in deciding whether to buy, sell or hold securities. Obviously, information that would affect the market price (price sensitive information) of a security would be material. Examples of information that might be material include:

•	a proposal or agreement for a merger, acquisition or divestiture, or for the sale or purchase of substantial assets

•	tender offers, which are often material for the party making the tender offer as well as for the issuer of the securities for which the tender offer is made

• •	dividend declarations or changes extraordinary borrowings or liquidity problems

•	defaults under agreements or actions by creditors, customers or suppliers relating to a company's credit standing

•	earnings and other financial information, such as significant restatements, large or unusual write-offs, write-downs, profits or losses

•	pending discoveries or developments, such as new products, sources of materials, patents, processes, inventions or discoveries of mineral deposits

• • • • • • • •	a proposal or agreement concerning a financial restructuring a proposal to issue or redeem securities, or a development with respect to a pending issuance or redemption of securities a significant expansion or contraction of operations

information about major contracts or increases or decreases in orders the institution of, or a development in, litigation or a regulatory proceeding developments regarding a company's senior management

information about a company received from a director of that company information regarding a company's possible noncompliance with environmental protection laws

This list is not exhaustive. All relevant circumstances must be considered when determining whether an item of information is material.

"Nonpublic" - Information about a company is nonpublic if it is not generally available to the investing public. Information received under circumstances indicating that it is not yet in general circulation and which may be attributable, directly or indirectly, to the company or its insiders is likely to be deemed nonpublic information.

Insider Trading and Tipping Legal Prohibitions (continued)	If you obtain material nonpublic information, you may not trade related securities until you can refer to some public source to show that the information is generally available (that is, available from sources other than inside sources) and that enough time has passed to allow wide dissemination of the information. While information appearing in widely accessible sources--such as in newspapers or on the internet--becomes public very soon after publication, information appearing in less accessible sources--such as regulatory filings, may take up to several days to be deemed public. Similarly, highly complex information might take longer to become public than would information that is easily understood by the average investor.

Mellon's Policy	Employees who possess material nonpublic information about a company--whether that company is Mellon, another Mellon entity, a Mellon customer or supplier, or other company--may not trade in that company's securities, either for their own accounts or for any account over which they exercise investment discretion. In addition, employees may not recommend trading in those securities and may not pass the information along to others, except to employees who need to know the information in order to perform their job responsibilities with Mellon. These prohibitions remain in effect until the information has become public.

Employees who have investment responsibilities should take appropriate steps to avoid receiving material nonpublic information. Receiving such information could create severe limitations on their ability to carry out their responsibilities to Mellon's fiduciary customers.

Employees managing the work of consultants and temporary employees who have access to the types of confidential information described in the Policy are responsible for ensuring that consultants and temporary employees are aware of Mellon's policy and the consequences of noncompliance.

Questions regarding Mellon's policy on material nonpublic information, or specific information that might be subject to it, should be referred to the General Counsel.

Restrictions on the Flow of Information Within Mellon ("Securities Fire Walls")	As a diversified financial services organization, Mellon faces unique challenges in complying with the prohibitions on insider trading and tipping of material nonpublic information, and misuse of confidential information. This is because one Mellon unit might have material nonpublic information about a company while other Mellon units may have a desire, or even a fiduciary duty, to buy or sell that company's securities or recommend such purchases or sales to customers. To engage in such broad-ranging financial services activities without violating laws or breaching Mellon's fiduciary duties, Mellon has established a "Securities Fire Wall" policy applicable to all employees. The "Securities Fire Wall" separates the Mellon units or individuals that are likely to receive material nonpublic information (potential Insider Risk functions) from the Mellon units or individuals that either trade in securities, for Mellon's account or for the accounts of others, or provide investment advice (Investment functions). Employees should refer to CPP 903-2(C) Securities Fire Walls.

Glossary

Definitions

•	access decision maker - A person designated as such by the Investment Ethics Committee. Generally, this will be portfolio managers and research analysts who make recommendations or decisions regarding the purchase or sale of equity, convertible debt, and non-investment grade debt securities for investment companies and other managed accounts. See further details in the Access Decision Maker edition of the Policy.

•	approval - written consent or written notice of non-objection.

•	automatic investment plan - a program in which regular periodic purchases (or withdrawals) are made automatically in (or from) investment accounts in accordance with a predetermined schedule and allocation. Applications to specific situations are as follows:

Dividend Reinvestment Plans ("DRIPs"). The automatic investment of dividends under a DRIP is deemed to be pursuant to an automatic investment plan. Optional cash purchases (that is, the right to buy additional shares through the DRIP) are not deemed to be pursuant to an automatic investment plan unless they are by payroll deduction, automatic drafting to a checking account or other means specifically included in this definition.

Payroll deductions. Deductions from payroll (Mellon or otherwise) directly into an investment account are deemed to be done pursuant to an automatic investment plan. This would include payroll deductions for contributions to 401(k) plans and other employee benefit plans.

Bank Account Drafts or Deposits. Automatic drafts from a checking or savings account directly to an investment account or automatic deposits directly from an investment account into a checking or savings account, are deemed to be made pursuant to an automatic investment plan, provided that, in either case:
•	there is documentation with the investment account indicating the drafts or deposits are to be executed according to an express schedule, and
•	at least two drafts or deposits were executed according to the schedule.

Automatic mutual fund exchange programs. Automatic exchanges of a fixed dollar amount out of one mutual fund to purchase shares of another mutual fund are deemed to be made pursuant to an automatic investment plan.

Automatic mutual fund withdrawal programs. Automatic withdrawals of a fixed dollar amount out of a mutual fund are deemed to be made pursuant to an automatic investment plan.

Asset-allocation accounts. Asset allocation accounts are investment accounts in which the investor chooses among predetermined asset-allocation models consisting of percentages of a portfolio allocated to fund categories (such as large-cap, mid-cap and small-cap equity funds, tax-free bond funds, international funds, etc.) Once a model is chosen, new money is automatically invested according to the model, and the portfolio is automatically rebalanced periodically to keep it in line with the model. For purposes of this Policy, both the investment of new money into, and periodic rebalancings within, an asset-allocation account are deemed to be done pursuant to an automatic investment plan. An Investment Advisory Service account at Mellon Private Wealth Advisers is an asset-allocation account. Brokerage accounts, in which the investor has the continuing ability to direct transactions in specific securities or funds, are not asset-allocation accounts.

College Savings Plans. Many jurisdictions have college savings plans (for example, in the US these plans are referred to as "529" plans) that provide a tax-advantaged means of investing for future college expenses. These plans vary and the features of the specific plan must be analyzed to determine if it qualifies as an automatic investment plan. For example, a college savings plan could qualify as an automatic investment plan if it meets the requirements for an asset-allocation account, bank account draft or a payroll deduction (see above).

•	direct family relation - employee's spouse, children (including stepchildren, foster children, sons-in-law and daughters-in-law), grandchildren, parents (including step-parents, mothers-in-law and fathers-in-law) grandparents, and siblings (including brothers-in-law, sisters-in-law and step brothers and sisters). Also includes adoptive relationships.

•	employee - an individual employed by Mellon Financial Corporation or its more-than-50%-owned direct or indirect subsidiaries; includes all full-time, part-time, benefited and non-benefited, exempt and non-exempt employees in all world-wide locations; generally, for purposes of the Policy, does not include consultants and contract or temporary employees.

•	Ethics Office - the group within the Audit & Risk Review Department of Mellon which is responsible for administering the ethics program at Mellon, including the Securities Trading Policy.

•	Exempt Securities - defined as:

•	direct obligations of the sovereign governments of the United States (US employees only) and the United Kingdom (for UK employees only). Obligations of other instrumentalities of the US and UK governments or quasi-government agencies are not exempt.

•	commercial paper

•	high-quality, short-term debt instruments having a maturity of less than 366 days at issuance and rated in one of the two highest rating categories by a nationally recognized statistical rating organization or which is unrated but of comparable quality

•	bankers' acceptances

•	bank certificates of deposit and time deposits

•	repurchase agreements

•	securities issued by open-end investment companies (i.e., mutual funds and variable capital companies) that are not Proprietary Funds

•	shares of money market funds (regardless of affiliation with Mellon)

•	fixed annuities

•	shares of unit trusts (provided they are invested exclusively in funds that are not Proprietary Funds)

Note: The following are not Exempt Securities (whether proprietary or not):

• • •	shares of hedge funds shares of closed-end funds shares of funds not registered in the US (for US employees only)

•	family relation - see direct family relation.

•	General Counsel - General Counsel of Mellon or any person to whom relevant authority is delegated by the General Counsel.

•	index fund - an investment company or managed portfolio which contains securities of an index in proportions designed to replicate the return of the index.

•	indirect ownership - The securities laws of most jurisdictions attribute ownership of securities to someone in certain circumstances, even though the securities are not held in that person's name. For example, US federal securities laws contain a concept of "beneficial ownership", and UK securities laws contain a concept of securities held by "associates" (this term includes business or domestic relationships giving rise to a "community of interest"). The definition of "indirect ownership" that follows is used to determine whether securities held other than in your name are subject to the preclearance and other provisions of the Policy. It was designed to be consistent with various securities laws; however, there can be no assurance that attempted adherence to this definition will provide a defense under any particular law. Moreover, a determination of indirect ownership requires a detailed analysis of personal and/or financial circumstances that are subject to change. It is the responsibility of each employee to apply the definition below to his/her own circumstances. If the employee determines that he/she is not an indirect owner of an account and the Ethics Office becomes aware of the account, the employee will be responsible for justifying his/her determination. Any such determination should be based upon objective evidence (such as written documents), rather than subjective or intangible factors.

General Standard. Generally, you are the indirect owner of securities (and preclearance and other provisions of the Policy will therefore apply to those securities) if, through any contract, arrangement, understanding, relationship or otherwise, you have the opportunity, directly or indirectly, to share at any time in any profit derived from a transaction in them (a "pecuniary interest"). The following is guidance on the application of this definition to some common situations.

Family Members. You are presumed to be an indirect owner of securities held by members of your immediate family who share the same household with you. "Immediate family" means your spouse, your children (including stepchildren, foster children, sons-in-law and daughters-in-law), your grandchildren, your parents (including step parents, mothers-in-law and fathers-in-law), your grandparents and your siblings (including brothers-in-law, sisters-in-law and step brothers and sisters) and includes adoptive relationships. This presumption of ownership may be rebutted, but it will be difficult to do so if, with respect to the other person, you commingle any assets or share any expenses, you provide or receive any financial support, you influence investment decisions, you include them as a dependent for tax purposes or as a beneficiary under an employee benefit plan, or you are in any way financially codependent. Any attempt to disclaim indirect ownership with respect to family members who share your household must be based upon countervailing facts that you can prove in writing.

Partnerships. If you are a general partner in a general or limited partnership, you are deemed to own your proportionate share of the securities owned by the partnership. Your "proportionate share" is the greater of your share of profits or your share of capital, as evidenced by the partnership agreement. Limited partners are not deemed to be owners of partnership securities absent unusual circumstances, such as influence over investment decisions.

Shareholders of Corporations. (You are not deemed to own the securities held by a corporation in which you are a shareholder unless you are a controlling shareholder or you have or share investment control over the corporation's portfolio.)

Trusts. Generally, parties to a trust will be deemed indirect owners of securities in the trust only if they have both a pecuniary interest in the trust and investment control over the trust. "Investment control" is the power to direct the disposition of the securities in the trust. Specific applications are as follows:

Trustees: A trustee is deemed to have investment control over the trust unless there are at least three trustees and a majority is required for action. A trustee has a pecuniary interest in the trust if (i) the trustee is also a trust beneficiary, (ii) an immediate family member of the trustee (whether or not they share the same household) is a beneficiary, or (iii) the trustee receives certain types of performance-based fees.

Settlors: If you are the settlor of a trust (that is, the person who puts the assets into the trust), you are an indirect owner of the trust's assets if you have a pecuniary interest in the trust and you have or share investment control over the trust. You are deemed to have a pecuniary interest in the trust if you have the power to revoke the trust without anyone else's consent or if members of your immediate family who share your household are beneficiaries of the trust.

Beneficiaries. If you or a member of your immediate family who shares your household is a beneficiary of a trust, you are deemed to have a pecuniary interest in the trust and will therefore be deemed an indirect owner of the trust's assets if you have or share investment control over the trust.

Remainder Interests. Remainder interests are those that do not take effect until after some event that is beyond your control, such as the death of another person. Remainder interests are typically created by wills or trust instruments. You are not deemed to be an indirect owner of securities in which you only have a remainder interest provided you have no power, directly or indirectly, to exercise or share investment control or any other interest.

Derivative Securities. You are the indirect owner of any security you have the right to acquire through the exercise or conversion of any option, warrant, convertible security or other derivative security, whether or not presently exercisable.

•	initial public offering (IPO) - the first offering of a company's securities to the public through an allocation by the underwriter.

•	investment company - a company that issues securities that represent an undivided interest in the net assets held by the company. Mutual funds are open-end investment companies that issue and sell redeemable securities representing an undivided interest in the net assets of the company.

•	Investment Ethics Committee - committee that has oversight responsibility for issues related to personal securities trading and investment activity by Access Decision Makers. The committee is composed of investment, legal, risk management, audit and ethics management representatives of Mellon and its affiliates. The members of the Investment Ethics Committee are determined by the Corporate Ethics Officer.

•	Manager of the Ethics Office - individual appointed by the Corporate Ethics Officer to manage the Ethics Office.

•	Mellon - Mellon Financial Corporation.

•	non-discretionary account - an account for which the employee has no direct or indirect control over the investment decision making process. Non-discretionary accounts may be exempted from preclearance and reporting procedures only if the Manager of the Ethics Office, after a thorough review, is satisfied that the account is truly non-discretionary to the employee (that is, the employee has given total investment discretion to an investment manager and retains no ability to influence specific trades). Standard broker accounts generally are not deemed to be non-discretionary to the employee, even if the broker is given some discretion to make investment decisions.

•	option - a security which gives the investor the right, but not the obligation, to buy or sell a specific security at a specified price within a specified time frame. For purposes of compliance with the Policy, any Mellon employee who buys/sells an option, is deemed to have purchased/sold the underlying security when the option was purchased/sold. Four combinations are possible as described below.

•	Call Options
-If a Mellon employee buys a call option, the employee is considered to have purchased the underlying security on the date the option was purchased.
-If a Mellon employee sells a call option, the employee is considered to have sold the underlying security on the date the option was sold.

•	Put Options
-If a Mellon employee buys a put option, the employee is considered to have sold the underlying security on the date the option was purchased.
-If a Mellon employee sells a put option, the employee is considered to have bought the underlying security on the date the option was sold.

Below is a table describing the above:

                   ------------------------------------------------------------------------
                                     Transaction Type
-------------------------------------------------------------------------------------------
  Option Type             Buy                                 Sale
-------------------------------------------------------------------------------------------
      Put             Sale of Underlying Security           Purchase of Underlying Security
-------------------------------------------------------------------------------------------
     Call             Purchase of Underlying Security       Sale of Underlying Security
-------------------------------------------------------------------------------------------
•	Preclearance Compliance Officer - a person designated by the Manager of the Ethics Office and/or the Investment Ethics Committee to administer, among other things, employees' preclearance requests for a specific business unit.

•	private placement - an offering of securities that is exempt from registration under various laws and rules, such as the Securities Act of 1933 in the US and the Listing Rules in the UK. Such offerings are exempt from registration because they do not constitute a public offering. Private placements can include limited partnerships.

•	Proprietary Fund -An investment company or collective fund for which a Mellon subsidiary serves as an investment adviser, sub-adviser or principal underwriter. From time-to-time, Mellon will publish a list of the Proprietary Funds. Employees should rely on the latest version of this list rather than attempt to determine for themselves the identity of the Proprietary Funds.

•	security - any investment that represents an ownership stake or debt stake in a company, partnership, governmental unit, business or other enterprise. It includes stocks, bonds, notes, evidences of indebtedness, certificates of participation in any profit-sharing agreement, collateral trust certificates and certificates of deposit for securities. It also includes many types of puts, calls, straddles and options on any security or group of securities; fractional undivided interests in oil, gas, or other mineral rights; and investment contracts, variable life insurance policies and variable annuities whose cash values or benefits are tied to the performance of an investment account. It does not include currencies. Unless expressly exempt, all securities transactions are covered under the provisions of the Policy (see definition of Exempt securities).

•	securities fire wall - procedures designed to restrict the flow of information within Mellon from units or individuals who are likely to receive material nonpublic information to units or individuals who trade in securities or provide investment advice.

•	Senior Management Committee - the Senior Management Committee of Mellon Financial Corporation.

•	short sale - the sale of a security that is not owned by the seller at the time of the trade.

Exhibit A - Sample Instruction Letter to Broker

Date

Broker ABC
Street Address
City, State ZIP

Re: John Smith
      Account No. xxxxxxxxxxxx

To whom it may concern:

In connection with my existing brokerage account(s) with your firm, please be advised that my employer should be noted as an "Interested Party" with respect to my account(s). They should, therefore, be sent copies of all trade confirmations and account statements relating to my account on a regular basis.

Please send the requested documentation ensuring the account holder's name appears on all correspondence to:

Manager of the Ethics Office Mellon Financial Corporation PO Box 3130 Pittsburgh, PA 15230-3130

Thank you for your cooperation in this request.

Sincerely yours,

Employee

cc: Manager of the Ethics Office (153-3300)

Mellon

Securities Trading Policy:

Access Decision Maker Edition

January 2005

Dear Employee:

The highest standards of ethical business practices and unwavering loyalty to our customers have been the cornerstones of our culture since Mellon was founded in 1869. Our Shared Values - Integrity, Teamwork and Excellence - are our guiding principles and underscore our commitment to conduct Mellon’s business honorably at all times.

Building a reputation of integrity in business takes the hard work of many people over many years. But reputations are fragile. As recent events in our industry have illustrated, we can never let down our guard. Every Mellon employee must accept personal responsibility for our good reputation and must work each day to maintain it.

One area of particular importance is the continued emphasis we place on ensuring that our personal investments are free from conflicts of interest and in full compliance with the laws and regulations of all jurisdictions in which Mellon does business. This matter is important to our clients, shareholders and the regulatory community, and it is fundamentally important to the maintenance of Mellon’s reputation.

Mellon’s role as an adviser and servicer in the investment industry carries with it special responsibilities for each of us to preserve the integrity and credibility of the industry in which we work. To respond to new regulations and satisfy our desire to demonstrate to all stakeholders our commitment to the highest ethical business standards, the Securities Trading Policy has recently been revised.

I urge you to take the time to fully understand the policy and consult it whenever you are unsure about appropriate activity regarding your investments. We are all responsible for following the procedures and respecting the limitations placed on our personal investments as described in the Securities Trading Policy.

The Securities Trading Policy and our Code of Conduct are designed to protect our hard earned reputation for integrity by requiring that we avoid even the appearance of impropriety in our business activities. Ensuring that our personal investments are free from conflict and as transparent as our Securities Trading Policy requires is an important step in protecting that reputation.

Sincerely yours,

Marty McGuinn
Chairman and Chief Executive Officer

Table of Contents-Access Decision Makers

Page #

Quick Reference-Access Decision Maker	1

Introduction	2-3

Classification of Employees	4
- Access Decision Maker (ADM)	4
- Micro-Cap Access Decision Maker	4
- Consultants, Independent Contractors and Temporary Employees	4

The Investment Ethics Committee	4

Standards of Conduct for Access Decision Makers	5-14
- Conflict of Interest	5
- Material Nonpublic Information	5
- Fiduciary Duties	5
- Legal Compliance	5
- Personal Securities Transaction Reports	6
- Statement of Securities Accounts and Holdings	7
- Exemption from Requirement to File Statement of Securities Accounts and Holdings	7
- ADM Quarterly Report	7
- Preclearance for Personal Securities Transactions	8
- Special Standards for Preclearance of De Minimis Transactions	9
- Special Rules for MCADMs	9
- Contemporaneous Disclosure	10-11
- 7-Day Blackout Policy	11
- Exemptions from Requirement to Preclear	12
- Gifting of Securities	12
- Ownership	13
- Non-Mellon Employee Benefit Plans	13
- Investment Clubs and Private Investment Companies	14
- Restricted List	14
- Confidential Treatment	14

Restrictions on Transactions in Mellon Securities	15-16
- General Restrictions	15
- Mellon 401(k) Plan	16
- Mellon Employee Stock Options	16
- Mellon Employee Stock Purchase Plan (ESPP)	16

Restrictions on Transactions in Fund Shares	17-19
- All Funds	17
- Mellon Proprietary Funds	17-18
- Mellon 401(k) Plan (Non Self-Directed Accounts)	19
- Mellon 401(k) Plan (Self-Directed Accounts)	19
- Indirect Ownership of Proprietary Funds	19

Restrictions on Transactions in Other Securities	20-22
- Customer Transactions	20
- Excessive Trading, Naked Options	20
- Front Running	20
- Initial Public Offerings	20
- Material Nonpublic Information	20
- Private Placements	20-21
- Scalping	21
- Short-Term Trading	21
- Spread Betting	21
- Prohibition on Investments in Securities of Financial Services Organizations	22

Protecting Confidential Information	23-24
- Insider Trading and Tipping Legal Prohibitions	23-24
- Mellon's Policy	24
- Restrictions on the Flow of Information Within Mellon ("Securities Fire Walls")	24

Glossary Definitions	25-29

Exhibit A - Sample Letter to Broker	30

Quick Reference - Access Decision Makers

Some Things You Must Do

Statement of Accounts and Holdings - Provide to the Preclearance Compliance Officer or his/her designee a statement of all securities and Proprietary Fund accounts and holdings within 10 calendar days of becoming an ADM and again annually on request. In addition, provide to the Preclearance Compliance Officer or his/her designee within 30 calendar days after every quarter-end thereafter a report for requested securities holdings.

Duplicate Statements & Confirmations - Instruct your broker, trust account manager or other entity through which you have a securities or Proprietary Fund trading account to send directly to the Preclearance Compliance Officer or his/her designee:

•	trade confirmations summarizing each transaction
•	periodic statements

Exhibit A can be used to notify such entities. Contact the Preclearance Compliance Officer for the correct address. This applies to all accounts in which you have direct or indirect ownership (see Glossary).

Quarterly Transaction Statements - Provide to the Preclearance Compliance Officer or his/her designee within 10 calendar days after the end of each quarter a statement of securities or Proprietary Funds transactions not covered by filed confirmations from brokers or other entities.

Preclearance - Before initiating a transaction in securities or Proprietary Funds, written preclearance must be obtained from the Preclearance Compliance Officer. Contact the Preclearance Compliance Officer for applicable approval procedures.

If preclearance approval is received, the trade must be communicated to the broker or other entity on the same day and executed before the end of the next business day, at which time the preclearance approval will expire.

Proprietary Funds - Trading a Proprietary Fund within 60 calendar days of a previous trade in the opposite direction is prohibited without prior approval of the Preclearance Compliance Officer.

Private Placements - Acquisition of securities in a Private Placement must be precleared by the IEC. Prior holdings must be approved by the IEC within 90 calendar days of becoming an ADM. To initiate preclearance or approval, contact the Ethics Office.

IPOs - Acquisition of securities through an allocation by the underwriter of an Initial Public Offering (IPO) is prohibited without the approval of the Manager of the Ethics Office. Approval can be given only when the allocation is the result of a direct family relationship.

Contemporaneous Disclosure - ADMs must obtain written authorization from the ADM’s Chief Investment Officer (CIO) or other Investment Ethics Committee (IEC) designee prior to making or acting upon a portfolio recommendation in a security which they own directly or indirectly. Contact the Preclearance Compliance Officer for available forms.

ADM Quarterly Report - Provide to the Preclearance Compliance Officer or his/her designee within 30 calendar days of each quarter end the ADM Quarterly Report which includes information on:

•	personal holdings that you recommend for client portfolios
•	private placements
•	micro-cap holdings

Micro-Cap Securities - Unless approved by the IEC, Micro-Cap ADMs (MCADMs) are prohibited from purchasing any security of an issuer with low common equity market capitalization (at the time of acquisition). Securities with the following market caps are subject to this prohibition:

•	in the US, $100 million or less
•	in the UK, £60 million or less
•	in Japan, ¥10 billion or less

Prior holding of such securities must be approved by the CIO.

MCADMs must obtain, on their Preclearance Request Form, the written authorization of their immediate supervisor and their CIO prior to trading any security of an issuer with low common equity market capitilization. Securities with the following market caps are subject to this requirement:

•	in the US, more than $100 million but less than or equal to $250 million
•	in the UK, more than £60 million but less than or equal to £150 million
•	in Japan, more than ¥10 billion but less than or equal to ¥20 billion

Some Things You Must Not Do

Mellon Securities - The following transactions in Mellon securities are prohibited for all Mellon employees:

•	short sales
•	purchasing and selling or selling and purchasing within 60 calendar days
•	margin purchases or options other than employee options

Non-Mellon Securities

•	portfolio Managers are prohibited from purchasing or selling the same or equivalent security 7 calendar days before or after a fund or other advised account transaction
•	for all ADMs, purchasing and selling or selling and purchasing the same or equivalent security within 60 calendar days is discouraged, and any profits must be disgorged
•	new investments in financial services organizations are prohibited for certain employees - see Page 22

Exemptions

Preclearance is NOT required for:

•	transactions in Exempt Securities (see Glossary)
•	transactions in non-financial commodities (such as agricultural futures, metals, oil, gas, etc.), currency futures, financial futures
•	transactions in index securities (does not include Proprietary Funds)
•	transactions in approved accounts in which the employee has no direct or indirect influence or control over the investment decision making process
•	involuntary transactions on the part of an employee (such as stock dividends or sales of fractional shares)
•

enrollment, changes in salary withholding percentages and sales of shares held in Mellon’s Employee Stock Purchase Plan (ESPP); sales of shares previously withdrawn from the ESPP do require preclearance

•	receipt and exercise of an employee stock option administered through Human Resources
•	transactions done pursuant to an automatic investment plan (see Glossary)
•	sales pursuant to a bona fide tender offer and sales or exercises of "rights" (see Page 12)

Questions?

Contact Mellon's Ethics Office at:

•	The Securities Trading Policy Help Line: 1-412-234-1661
•	Mellon's Ethics Help Line (see Page 3 to obtain contact information)

This page is for reference purposes only. Employees are reminded they must read the Policy and comply with its provisions.

The Securities Trading Policy (the “Policy”) is designed to reinforce Mellon Financial Corporation’s (“Mellon’s”) reputation for integrity by avoiding even the appearance of impropriety in the conduct of Mellon’s business. The Policy sets forth procedures and limitations which govern the personal securities transactions of every Mellon employee.

Mellon and its employees are subject to certain laws and regulations governing personal securities trading, including the securities laws of various jurisdictions. Mellon expects its employees to adhere to such laws and has developed the Policy to promote the highest standards of behavior and ensure compliance with applicable laws.

This Policy covers the personal trading activities of all employees in their own accounts and in accounts in which they have indirect ownership. While employees should consult the Glossary for a complete definition of the terms “security” and “indirect ownership”, in general they mean:

•

security - any investment that represents an ownership stake or debt stake in a company or government. While the Policy provides for exemptions for certain securities, if not expressly exempt in the Policy, all securities are covered (see Glossary for definition of Exempt securities)

•

indirect ownership - you are presumed to have indirect ownership of accounts held by members of your family with whom you share a household. This includes your spouse, your children, and any other family members in your home. Generally, you are deemed to be the indirect owner of securities if you have the opportunity to directly or indirectly share, at any time, in profits derived from transactions in such securities

Employees should be aware that they may be held personally liable for any improper or illegal acts committed during the course of their employment and that “ignorance of the law” is not a defense. Employees may be subject to civil penalties such as fines, regulatory sanctions including suspensions, as well as criminal penalties.

The provisions of the Policy have worldwide applicability and cover trading in any part of the world. Employees are also subject to applicable laws of jurisdictions in those countries in which they conduct business. To the extent any particular portion of the Policy is inconsistent with, or in particular less restrictive than such laws, employees should consult the General Counsel or the Manager of the Ethics Office.

The Policy may be amended and any provision waived or exempted only at the discretion of the Manager of the Ethics Office. Any such waiver or exemption will be evidenced in writing and maintained in the Ethics Office.

Employees must read the Policy and must comply with it - in this regard, employees should comply with the spirit of the Policy as well as the strict letter of its provisions. Failure to comply with the Policy may result in the imposition of serious sanctions, including but not limited to disgorgement of profits, cancellation of trades, selling of positions, dismissal, substantial personal liability and referral to law enforcement agencies or other regulatory agencies. Known violations of the Policy must be reported to the Ethics Office. The Ethics Help Line (see page 3) may be used for this purpose. Any questions regarding the Policy should be referred to the Manager of the Ethics Office or his/her designee.

Employees must also comply with Mellon’s Code of Conduct, which addresses compliance with laws, conflicts of interest, respecting confidential information and other ethical issues.

Mellon will provide all employees with copies of the Policy and all amendments. This may be through on-line access. Periodically, you will be required to acknowledge your receipt of the Policy and any amendments. This may be through on-line certification.

Introduction

Mellon has established the Ethics Help Line which is available to all employees to:

•	ask questions about the Policy, Code of Conduct and related Corporate Policies;
•	provide information about possible violations of the Policy, Code of Conduct, policies or law; and
•	voice concerns about activities that may place our reputation at risk.

Contacts may be anonymous. Employees can contact the Ethics Office by:

          Mellon Ethics Help Line:

•	in the United States or Canada, 1-888-MELLON2 (1-888-635-5662)
•	in countries outside the United States and Canada, dial your country access code, then dial one of the following:

—	Asia (except Japan): 001-800-710-63562
—	Australia: 0011-800-710- 63562
—	Brazil: 0800-891-3813
—	Europe: 00-800-710-63562
—	Japan: access code + 800-710-63562

•	Common country access codes:

—	00 - United Kingdom, Ireland, Italy, Germany, Spain, Switzerland
—	0011 - Australia
—	001 - Hong Kong and Singapore
—	001010, 00330010, 0041010 or 0061010 - in Japan

—	All other locations: Call collect to 412-236-7519

E-mail: ethics@mellon.com

Mail: Mellon's Ethics Office, P.O. Box 535026 Pittsburgh, PA 15253-5026 USA

AIM #: 153-3300

Special Edition	This edition of the Policy has been prepared especially for Access Decision Makers. If you believe you are not an Access Decision Maker, please contact your supervisor, Preclearance Compliance Officer, the Manager of the Ethics Office or access Mellon’s Intranet to obtain the general edition of the Policy.

Purpose	It is imperative that Mellon and its affiliates avoid even the appearance of a conflict between the personal securities trading of its employees and its fiduciary duties to investment companies and managed account clients. Potential conflicts of interest are most acute with respect to personal securities trading by those employees most responsible for directing managed fund and account trades: portfolio managers and research analysts. To avoid even the appearance of impropriety, an Investment Ethics Committee has been formed. The Committee, in turn, has established the following practices which apply to Access Decision Makers. These practices do not limit the authority of any Mellon affiliate to impose additional restrictions or limitations.

Classification of Employees

Employees are engaged in a wide variety of activities for Mellon. In light of the nature of their activities and the impact of various laws and regulations, the Policy imposes different requirements and limitations on employees based on the nature of their activities for Mellon. To assist the employees who are portfolio managers and research analysts in complying with the requirements and limitations imposed on them in light of their activities, such employees are classified into one or both of the following categories:

•	Access Decision Maker
•	Micro-Cap Access Decision Maker

Appropriate requirements and limitations are specified in the Policy based upon the employee’s classification. The Investment Ethics Committee will determine and designate the classification of each employee based on the following guidelines.

Access Decision Maker (ADM)	Generally this will be portfolio managers and research analysts who make recommendations or decisions regarding the purchase or sale of equity, convertible debt, and non-investment grade debt securities for mutual funds and other managed accounts. Neither traders nor portfolio managers of funds which are limited to replicating an index are ADMs.

Micro-Cap Access Decision Maker (MCADM)	Generally this will be ADMs who make recommendations or decisions regarding the purchase or sale of any security of an issuer with a low common equity market capitalization. In the US, the market cap is equal to or less than $250 million, in the UK the market cap is equal to or less than £150 million and in Japan the market cap is equal to or less than ¥ 20 billion. MCADMs are also ADMs.

Consultants, Independent Contractors and Temporary Employees	Managers should inform consultants, independent contractors and temporary employees of the general provisions of the Policy (such as the prohibition on trading while in possession of material nonpublic information). Whether or not a consultant, independent contractor or temporary employee will be required to preclear trades or report their personal securities holdings will be determined on a case-by-case basis. If one of these persons would be considered an ADM if he/she were a Mellon employee, the person’s manager should advise the Manager of the Ethics Office who will determine whether such individual should be subject to the preclearance and reporting requirements of the Policy.

THE INVESTMENT ETHICS COMMITTEE (IEC)

The IEC is composed of investment, legal, risk management, audit and ethics management representatives of Mellon and its affiliates. The chief executive officer, senior investment officer and the Preclearance Compliance Officer at each Mellon investment affiliate, working together, will be designees of the IEC. The IEC will meet periodically to review the actions taken by its designees and to consider issues related to personal securities trading and investment activity by ADMs.

Personal Securities Trading Practices - Access Decision Makers

STANDARDS OF CONDUCT FOR ACCESS DECISION MAKERS

Because of their unique responsibilities, ADMs are subject to preclearance and personal securities reporting requirements, as discussed below.

Every ADM must follow these procedures or risk serious sanctions, including dismissal. If you have any questions about these procedures, you should consult the Ethics Office or the Preclearance Compliance Officer. Interpretive issues that arise under these procedures shall be decided by, and are subject to the discretion of, the Manager of the Ethics Office.

Conflict of Interest	No employee may engage in or recommend any securities transaction that places, or appears to place, his or her own interests above those of any customer to whom financial services are rendered, including mutual funds and managed accounts, or above the interests of Mellon.

Material Nonpublic Information	No employee may divulge the current portfolio positions, or current or anticipated portfolio transactions, programs or studies, of Mellon or any Mellon customer to anyone unless it is properly within his or her job responsibilities to do so.

No employee may engage in or recommend a securities transaction, for his or her own benefit or for the benefit of others, including Mellon or its customers, while in possession of material nonpublic information regarding such securities or the issuer of such securities. No employee may communicate material nonpublic information to others unless it is properly within his or her job responsibilities to do so.

Fiduciary Duties	Mellon and its employees owe fiduciary duties to certain clients. Every ADM must be mindful of these fiduciary duties, must use his or her best efforts to fulfill them and must promptly report to their Preclearance Compliance Officer any failure by any Mellon employee to fulfill them.

Legal Compliance	In carrying out their job responsibilities, ADMs must, at a minimum, comply with all applicable legal requirements, including applicable securities laws.

Personal Securities Transaction Reports	Statements & Confirmations - All ADMs are required to instruct their broker, trust account manager or other entity through which they have a securities or Proprietary Fund account to submit directly to the Preclearance Compliance Officer or his/her designee, copies of all trade confirmations and statements relating to each account of which they are an owner (direct or indirect) regardless of what, if any, securities are maintained in such accounts. Thus, even if the account contains only non-proprietary funds or other Exempt Securities as that term is defined by the Policy, but the account has the capability to have reportable securities traded in it, the ADM must arrange for duplicate account statements and trade confirmations to be sent to the Preclearance Compliance Officer or his/her designee. Exhibit A is an example of an instruction letter to such entities. Duplicate confirmations and statements need not be submitted for non-discretionary accounts (see Glossary).

Other securities transactions which were not completed through an account, such as gifts, inheritances, spin-offs from securities held in outside accounts, transactions through employee benefit plans or transactions through variable annuities, must be reported to the Preclearance Compliance Officer or his/her designee within 10 calendar days after the end of the calendar quarter in which the transaction occurs. These quarterly statements need not be filed for:

•	any transaction effected in a non-discretionary account (see Glossary),

•	any transaction in Exempt Securities (see Glossary),

•	any transaction effected pursuant to an automatic investment plan (see Glossary), or

•	any transaction to the extent information on the transaction is already included in a brokerage confirmation or statement previously delivered to the Preclearance Compliance Officer or his/her designee in compliance with the above requirements.

See "Restrictions on Transactions in Fund Shares" for reporting requirements for Proprietary Funds.

Statement of Securities Accounts and Holdings	Within 10 calendar days of becoming an ADM and on a quarterly basis thereafter, all ADMs must submit to the Preclearance Compliance Officer or his/her designee:

•	a listing of all accounts that may trade reportable securities in which the employee is a direct or indirect owner regardless of what, if any, securities are maintained in such accounts. Thus, for example, even if the account contains only non-proprietary mutual funds or other Exempt Securities (see Glossary) but has the capability of holding reportable securities, the account must be disclosed

•	a listing of all securities held in the above accounts

•	a listing of all securities held outside of securities trading accounts in which the employee presently has any direct or indirect ownership other than Exempt securities (see Glossary)

The information contained in the initial holdings report must be current as of a date no more than 45 calendar days prior to becoming an ADM.

The quarterly holdings report must be completed upon the request of the Ethics Office, and the information submitted must be current within 45 calendar days of the date the report is submitted. The quarterly holdings report contains an acknowledgment that the ADM has read and complied with the Policy.

Your Preclearance Compliance Officer may periodically ask for holding reports in addition to the initial and quarterly reports.

See "Restrictions on Transactions in Fund Shares" for reporting requirements for Proprietary Funds.

Exemption from Requirement to File Statement of Securities Account and Holdings	Statements of accounts (initial or quarterly) need not include non-discretionary accounts, and statements of holdings (initial or quarterly) need not include securities held in non-discretionary accounts (see Glossary).

ADM Quarterly Report	ADMs are required to submit quarterly to the Preclearance Compliance Officer or his/her designee the ADM Quarterly Report. This report must be submitted within 30 calendar days of each quarter end and includes information on:

•	securities directly or indirectly owned at any time during the quarter which were also either recommended for a transaction or in the portfolio managed by the ADM during the quarter

•	positions obtained in private placements

•	securities of issuers owned directly or indirectly at any time during the quarter which at the time of acquisition or at the date designated by the Preclearance Compliance Officer (whichever is later) had a market capitalization that was equal to or less than:

— — —	in the US, $250 million in the UK, £150 million in Japan, ¥20 billion

•	securities transactions which were not completed through a securities account, such as gifts, inheritances, spin-offs from securities held outside securities accounts, or other transfers

A form for making this report can be obtained from the Preclearance Compliance Officer or from the Securities Trading Policy website on Mellon’s intranet.

This report need not include securities held in non-discretionary accounts. (See Glossary)

Preclearance for Personal Securities Transactions	All ADMs must notify the Preclearance Compliance Officer in writing and receive preclearance before they engage in any purchase or sale of a security for their own accounts or in accounts in which they are an indirect owner. ADMs should refer to the provisions under “Ownership” on Page 13, which are applicable to these provisions.

See “Restrictions on Transactions in Fund Shares” for more information regarding the preclearance requirements for Proprietary Funds.

All requests for preclearance for a securities transaction shall be submitted by completing a Preclearance Request Form.

The Preclearance Compliance Officer will notify the ADM whether the request is approved or denied, without disclosing the reason for such approval or denial.

Notifications may be given in writing or orally by the Preclearance Compliance Officer to the ADM. A record of such notification will be maintained by the Preclearance Compliance Officer. However, it shall be the responsibility of the ADM to obtain a written record of the Preclearance Compliance Officer’s notification within 24 hours of such notification. The ADM should retain a copy of this written record for at least two years.

As there could be many reasons for preclearance being granted or denied, ADMs should not infer from the preclearance response anything regarding the security for which preclearance was requested.

Although making a preclearance request does not obligate an ADM to do the transaction, it should be noted that:

•	preclearance requests should not be made for a transaction that the ADM does not intend to make

•	the order for a transaction must be placed with the broker or other entity on the same day that preclearance authorization is received. The broker or other entity must execute the trade by the close of business on the next business day, at which time the preclearance authorization will expire

•	ADMs should not discuss with anyone else, inside or outside Mellon, the response they received to a preclearance request. If the ADM is preclearing as an indirect owner of another’s account, the response may be disclosed to the other owner

•	standard orders to trade at certain prices (sometimes called “limit”, “stop-loss”, “good-until-cancelled”, or “standing buy/sell” orders) must be precleared, and security transactions receiving preclearance authorization must be executed before the preclearance expires. At the end of the preclearance authorization period, any unexecuted order must be canceled or a new preclearance authorization must be obtained

Special Standards For De Minimis Transactions	ADMs will generally not be given clearance to execute a transaction in any security that is on the restricted list maintained by the Preclearance Compliance Officer or for which there is a pending buy or sell order for an affiliated account (other than an index fund). The Preclearance Compliance Officer may approve certain de minimus transactions even when the firm is trading such securities. However, de minimus transactions require preclearance approval. The following transaction limits are available for this exemption:

•	in the US, transactions in the amount of $10,000 or 100 shares, whichever is greater, of the top 500 issuers on the Russell List of largest publicly traded companies or other companies with a market capitalization of $5 billion or higher
•	in the UK, transactions in the amount of £6 thousand or 100 shares, whichever is greater, of companies ranked in the top 100 of the FTSE All Share Index or other companies with a market capitalization of £3 billion or higher
•	In Japan, transactions in the amount of ¥1 million of companies ranked in the top 100 of the TOPIX or other companies with a market capitalization of ¥500 billion or higher

The following restrictions or conditions are imposed upon the above described transactions:
•	employees must cooperate with the Preclearance Compliance Officer's request to document market capitalization amounts
•	approval is limited to two such trades in the securities of any one issuer in any calendar month
•	short-term profit disgorgement is not waived for such transactions
•	preclearance is required prior to executing the transaction

Special Rules for MCADMs	ADMs who are designated as MCADMs have additional restrictions when voluntarily acquiring, both directly and indirectly, securities of issuers with low common equity market capitalization. The thresholds for these restrictions are:

•	in the US, securities with a market cap equal to or less than $250 million
•	in the UK, securities with a market cap equal to or less than £150 million
•	in Japan, securities with a market cap equal to or less than ¥20 billion

Newly designated MCADMs must obtain CIO/CEO authorization to continue holding such securities. The MCADM must indicate on their next ADM Quarterly Report that approval to continue holding such securities has not yet been received. The Preclearance Compliance Officer will then request appropriate approvals.

MCADMs are prohibited from voluntarily acquiring the following securities without express written approval from the Investment Ethics Committee:

•	in the US, securities with a market cap of $100 million or less
•	in the UK, securities with a market cap of £60 million or less
•	in Japan, securities with a market cap of ¥10 billion or less

Involuntary acquisitions of such securities (such as those acquired through inheritance, gift or spin-off) must be disclosed in a memo to the Preclearance Compliance Officer within 10 calendar days of the involuntary acquisition. This memo must be attached to the next ADM Quarterly Report filed by the MCADM.

MCADMs must obtain written approval, on the Preclearance Request Form, from both their immediate supervisor and their Chief Investment Officer before voluntarily buying or selling the following:

•	in the US, securities with a market cap of more than $100 million but less than or equal to $250 million
•	in the UK, securities with a market cap of more than £60 million but less than or equal to £ 150 million
•	in Japan, securities with a market cap of more than ¥10 billion but less than or equal to ¥ 20 billion

Contemporaneous Disclosure	ADMs must obtain written authorization prior to making or acting upon a portfolio recommendation (including recommendations to “hold”) in a security which they own directly or indirectly. This authorization must be obtained from the ADM’s CIO, CEO or other IEC designee prior to the first such portfolio recommendation or transaction in a particular security in a calendar month.

Note: The purpose of this authorization is to confirm that the portfolio recommendation or transaction is not for the purpose of affecting the value of a personal securities holding. Under no circumstances should a portfolio recommendation or transaction be affected by its impact on personal securities holdings or by the requirement for contemporaneous disclosure. The ADM’s fiduciary duty to make portfolio recommendations and trades solely in the best interest of the client should always be of paramount importance.

The following personal securities holdings are exempt from the requirement to obtain written authorization preceding a portfolio recommendation or transaction:

•	Exempt securities (see Glossary)

•	securities held in accounts over which the ADM has no investment discretion, which are professionally managed by a non-family member, and where the ADM has no actual knowledge that such account is currently holding the same or equivalent security at the time of the portfolio recommendation or transaction

•	personal holdings of equity securities of the following:

—	in the US, the top 200 issuers on the Russell list of largest publicly traded companies and other companies with a market capitalization of $20 billion or higher

—	in the UK, the top 100 companies on the FTSE All Share Index and other companies with a market capitalization of £10 billion or higher

—	in Japan, the top 100 companies of the TOPIX and other companies with a market capitalization of ¥ 2 trillion

•	personal holdings of debt securities which do not have a conversion feature and are rated investment grade or better by a nationally recognized statistical rating organization or unrated but of comparable quality

•	personal holdings of ADMs who are index fund managers and who have no investment discretion in replicating an index

•	personal holdings of Portfolio Managers in Mellon Private Wealth Management if the Portfolio Manager exactly replicates the model or clone portfolio. A disclosure form is required if the Portfolio Manager recommends securities which are not in the clone or model portfolio or recommends a model or clone security in a different percentage than model or clone amounts. Disclosure forms are also required when the Portfolio Manager recommends individual securities to clients, even if Mellon shares control of the investment process with other parties

Contemporaneous Disclosure (continued)	If a personal securities holding does not fall under one of these exemptions, the ADM must complete and forward a disclosure form for authorization by the CIO or designee, prior to the first recommendation or transaction in the security in the current calendar month. Disclosure forms for subsequent transactions in the same security are not required for the remainder of the calendar month so long as purchases (or sales) in all portfolios do not exceed the maximum number of shares, options, or bonds disclosed on the disclosure form. If the ADM seeks to effect a transaction or makes a recommendation in a direction opposite to the most recent disclosure form, a new disclosure form must be completed prior to the transaction or recommendation.

Once the CIO authorization is obtained, the ADM may make the recommendation or trade the security in the managed portfolio without the Preclearance Compliance Officer’s signature. However, the ADM must deliver the authorization form to the Preclearance Compliance Officer on the day of the CIO’s authorization. The Preclearance Compliance Officer will forward a copy of the completed form for the ADM’s files. The ADM is responsible for following-up with the Preclearance Compliance Officer in the event a completed form is not returned to the ADM within 5 business days. It is recommended that the ADM retain completed forms for two years.

A listing of Investment Ethics Committee designees and the personal securities disclosure forms are available on the Mellon intranet, or can be obtained from your Preclearance Compliance Officer.

7-Day Blackout Policy	Portfolio managers (except index fund managers) are prohibited from buying or selling a security within 7 calendar days before and after their investment company or managed account has effected a transaction in that security. In addition to other appropriate sanctions, if such ADMs effect such personal transactions during that period, these individuals must disgorge any and all profit realized from such transactions, in accordance with procedures established by the Investment Ethics Committee, except that the following transactions will not be subject to disgorgement:

•	in the US, transactions in the amount of $10,000 or 100 shares, whichever is greater, of the top 500 issuers on the Russell List of largest publicly traded companies or other companies with a market capitalization of $5 billion or higher

•	in the UK, transactions in the amount of £ 6 thousand or 100 shares, whichever is greater, of companies ranked in the top 100 of the FTSE All Share Index or other companies with a market capitalization of £ 3 billion or higher

•	in Japan, transactions in the amount of ¥ 1 million of companies ranked in the top 100 of the TOPIX or other companies with a market capitalization of ¥ 500 billion or higher

Exemptions from Requirement to Preclear	Preclearance under this section by ADMs is not required for the following transactions:
•	purchases or sales of Exempt Securities (see Glossary)

•	purchase or sales of non-financial commodities (such as agricultural futures, metals, oil, gas, etc.), currency futures, financial futures

•	purchases or sales of index securities (sometimes referred to as exchange traded funds), unless they are Proprietary Funds

•	purchases or sales effected in accounts in which an employee has no direct or indirect influence or control over the investment decision making process (“non-discretionary accounts”). Non-discretionary accounts may only be exempted from preclearance procedures, when the Manager of the Ethics Office, after a thorough review, is satisfied that the account is truly non-discretionary to the employee (that is, the employee has given total investment discretion to an investment manager and retains no ability to influence specific trades). Standard broker accounts generally are not deemed to be non-discretionary to the employee, even if the broker is given some discretion to make investment decisions

•	transactions that are involuntary on the part of an employee, such as stock dividends or sales of fractional shares; however, sales initiated by brokers to satisfy margin calls are not considered involuntary and must be precleared

•	the sale of Mellon stock received upon the exercise of an employee stock option if the sale is part of a “netting of shares” or “cashless exercise” administered through the Human Resources Department

•	enrollment, changes in salary withholding percentages and sales of shares held in the Mellon Employee Stock Purchase Plan (ESPP); sales of shares previously withdrawn from the ESPP do require preclearance

•	purchases effected upon the exercise of rights issued by an issuer pro rata to all holders of a class of securities, to the extent such rights were acquired from such issuer

•	sales of rights acquired from an issuer, as described above

•	sales effected pursuant to a bona fide tender offer

•	transactions effected pursuant to an automatic investment plan (see Glossary)

Gifting of Securities	ADMs desiring to make a bona fide gift of securities or who receive a bona fide gift of securities, including an inheritance, do not need to preclear the transaction. However, ADMs must report such bona fide gifts to the Preclearance Compliance Officer or his/her designee. The report must be made within 10 calendar days of making or receiving the gift and must disclose the following information: the name of the person receiving (giving) the gift; the date of the transaction; and the name of the broker through which the transaction was effected. A bona fide gift is one where the donor does not receive anything of monetary value in return. An ADM who purchases a security with the intention of making a gift must preclear the purchase transaction.

Ownership	The preclearance, reporting and other provisions of the Policy apply not only to securities held in the employee’s own name but also to all other securities indirectly owned by the employee (see Glossary for definition of indirect owner). Generally you are the indirect owner of securities if you have the opportunity, directly or indirectly, to share in any profits from a transaction in those securities. This could include:

•	securities held by members of your family who share the same household with you

•	securities held by a trust in which you are a settler, trustee, or beneficiary

•	securities held by a partnership in which you are a general partner

•	securities in which any contract, arrangement, understanding or relationship gives you direct or indirect economic interest

Non-Mellon Employee Benefit Plans	With the exception of the provisions in the Policy regarding Contemporaneous Disclosures and the ADM Quarterly Report, the Policy does not apply to transactions in an employer’s securities done under a bona fide employee benefit plan of an organization not affiliated with Mellon by an employee of that organization who is a member of your immediate family (see “Indirect Ownership – Family Members” in the Glossary for the definition of “immediate family”). This means if a Mellon employee’s family member is employed at a non-Mellon company, the Mellon employee is not required to obtain approval for transactions in the employer’s securities done by the family member as part of the family member’s employee benefit plan.

In such situations, the family member’s employer has primary responsibility for providing adequate supervision with respect to conflicts of interest and compliance with securities laws regarding trading in its own securities under its own employee benefit plans.

However, employee benefit plans that allow the employee to buy or sell securities other than those of their employer are subject to the Policy, including the preclearance and reporting provisions. Employee benefit plans that include Mellon Proprietary Funds as investment options are subject to the requirements in “Restrictions on Transactions in Fund Shares”.

Investment Clubs and Private Investment Companies	Certain organizations create a unique means of investing:

•	Investment Clubs – a membership organization where investors make joint decisions on which securities to buy or sell. The securities are generally held in the name of the investment club. Since each member of the investment club participates in the investment decision making process, ADMs must obtain approval from their Preclearance Compliance Officer before participating in an investment club and must thereafter preclear and report securities transactions of the club.

•	Private Investment Company – an investment company (see Glossary) whose shares are not deemed to be publicly held (sometimes called “hedge funds”). ADMs investing in such a private investment company are not required to preclear any of the securities transactions made by the private investment company.

However, ADMs’ investments in Private Investment Companies are considered to be private placements and approval must be received prior to investing. Employees should refer to the Private Placement provision of the Policy on Pages 20 and 21 for approval requirements.

Restricted List	The Preclearance Compliance Officer will maintain a list (the “Restricted List”) of companies whose securities are deemed appropriate for implementation of trading restrictions for ADMs in his/her area. From time to time, such trading restrictions may be appropriate to protect Mellon and its ADMs from potential violations, or the appearance of violations, of securities laws. The inclusion of a company on the Restricted List provides no indication of the advisability of an investment in the company’s securities or the existence of material nonpublic information on the company. Nevertheless, the contents of the Restricted List will be treated as confidential information to avoid unwarranted inferences.

The Preclearance Compliance Officer will retain copies of the restricted lists for six years.

Confidential Treatment	The Manager of the Ethics Office and/or Preclearance Compliance Officer will use his or her best efforts to assure that requests for preclearance, personal securities transaction reports and reports of securities holdings are treated as “Personal and Confidential.” However, Mellon is required by law to review, retain and, in certain circumstances, disclose such documents. Therefore, such documents will be available for inspection by appropriate regulatory agencies, and by other parties within and outside Mellon as are necessary to evaluate compliance with or sanctions under the Policy or other requirements applicable to Mellon. Documents received from ADMs are also available for inspection by the boards of directors, trustees or managing general partners of any Mellon entity regulated by certain investment company laws.

RESTRICTIONS ON TRANSACTIONS IN MELLON SECURITIES

General Restrictions	ADM Employees who engage in transactions involving Mellon securities should be aware of their unique responsibilities with respect to such transactions arising from the employment relationship and should be sensitive to even the appearance of impropriety.

The following restrictions apply to all transactions in Mellon’s publicly traded securities occurring in the employee’s own account and in all other accounts over which the employee has indirect ownership. These restrictions are to be followed in addition to any restrictions that apply to particular senior officers or directors of Mellon such as restrictions under Section 16 of the Securities Exchange Act of 1934.

•	Short Sales – Short sales of Mellon securities by employees are prohibited.

•	Short-Term Trading – ADMs are prohibited from purchasing and selling, or from selling and purchasing Mellon securities within any 60 calendar day period. In addition to any other sanctions, any profits realized on such short-term trades must be disgorged in accordance with procedures established by senior management.

•	Margin Transactions - Purchases on margin of Mellon’s publicly traded securities by employees is prohibited. Margining Mellon securities in connection with a cashless exercise of an employee stock option through the Human Resources Department is exempt from this restriction. Further, Mellon securities may be used to collateralize loans for non-securities purposes or for the acquisition of securities other than those issued by Mellon.

•	Option Transactions - Option transactions involving Mellon’s publicly traded securities are prohibited. Transactions under Mellon’s Long-Term Incentive Plan or other employee option plans are exempt from this restriction.

•	Major Mellon Events – Employees who have knowledge of major Mellon events that have not yet been announced are prohibited from buying or selling Mellon’s publicly traded securities before such public announcements, even if the employee believes the event does not constitute material nonpublic information.

Mellon 401(k) Plan	Actions regarding your interest in Mellon Stock under the Mellon 401(k) Plan are treated as follows:

Elections regarding future contributions to Mellon Stock are not deemed to be transactions in Mellon Stock and therefore are not subject to preclearance and reporting requirements or to the short-term trading prohibition.

Payroll deduction contributions to Mellon Stock are deemed to be done pursuant to an automatic investment plan. They are not subject to preclearance and reporting requirements or to the short-term trading prohibition.

Movements of balances into or out of Mellon Stock are not subject to preclearance but are deemed to be purchases or sales of Mellon Stock for purposes of the short-term trading prohibition. This means employees are prohibited from increasing their existing account balance allocation to Mellon Stock and then decreasing it within 60 calendar days. Similarly, employees are prohibited from decreasing their existing account balance allocation to Mellon Stock and then increasing it within 60 calendar days. However:

•	any profits realized on short-term changes in Mellon Stock in the 401(k) will not have to be disgorged; and

•	changes to existing account balance allocations in the 401(k) plan will not be compared to transactions in Mellon securities outside the 401(k) for purposes of the short-term trading prohibition. (Note: This does not apply to members of the Executive Management Group, who should consult with the Legal Department.)

For the treatment of actions regarding Proprietary Funds under the Mellon 401(k) Plan, see “Restrictions on Transactions in Fund Shares – Mellon 401(k) Plan”.

Mellon Employee Stock Options	Receipt or Exercise of an employee stock option from Mellon is exempt from reporting and preclearance requirements and does not constitute a purchase for purposes of the 60 calendar day prohibition.

Sales - The sale of the Mellon securities that were received in the exercise of an employee stock option is treated like any other sale under the Policy, regardless of how little time has elapsed between the option exercise and the sale. Thus, such sales are subject to the preclearance and reporting requirements and are considered sales for purposes of the 60 calendar day prohibition.

Mellon Employee Stock Purchase Plan (ESPP)	Enrollment and Changing Salary Withholding Percentages in the ESPP are exempt from preclearance and reporting requirements and do not constitute a purchase for purposes of the 60 calendar day prohibition.

Selling Shares Held in the ESPP – ADMs are not required to preclear or report sales of stock held in the ESPP, including shares acquired upon reinvestment of dividends. However, sale of stock held in the ESPP is considered a sale for purposes of the 60 calendar day prohibition and will be compared to transactions in Mellon securities outside of the ESPP.

Selling Shares Previously Withdrawn - The sale of the Mellon securities that were received as a withdrawal from the ESPP is treated like any other sale under the Policy, regardless of how little time has elapsed between the withdrawal and the sale. Thus, such sales are subject to the preclearance and reporting requirements and are considered sales for purposes of the 60 calendar day prohibition.

RESTRICTIONS ON TRANSACTIONS IN FUND SHARES

Mellon’s role as an adviser and servicer to investment funds imposes upon it special duties to preserve the integrity and credibility of the fund industry. The restrictions below apply to ADMs with respect to their transactions in fund shares.

All Funds	ADMs should not knowingly participate in or facilitate late trading, market timing or any other activity with respect to any fund in violation of applicable law or the provisions of the fund’s disclosure documents.

Mellon Proprietary Funds	The following restrictions apply to transactions and holdings in investment companies or collective funds for which a Mellon subsidiary serves as an investment adviser, sub-adviser or principal underwriter (a “Proprietary Fund”). Money market funds are deemed not to be Proprietary Funds. From time to time, Mellon will publish a list of the Proprietary Funds. Employees should rely on the latest version of this list, rather than attempt to determine for themselves the identity of the Proprietary Funds.

The requirements below regarding Proprietary Funds are in addition to other requirements of this Policy and are not affected by the fact that Proprietary Funds may be exempt from those other requirements.

Reporting – An ADM must file the following reports regarding holdings and transactions in shares of Proprietary Funds:

•	Initial statement of holdings of Proprietary Funds. This is to be filed with the Preclearance Compliance Officer within 10 calendar days of becoming an ADM, and the information in it must be current as of a date no more than 45 calendar days prior to becoming an ADM. It must identify all shares of Proprietary Funds owned directly or indirectly by the ADM and the accounts through which those shares are held.

•	Quarterly and annual statements of holdings of Proprietary Funds. These must be completed upon the request of the Ethics Office or its designee, and the information in them must be current as of a date no more than 45 calendar days before the date the statement is submitted. They must identify all shares of Proprietary Funds owned directly or indirectly by the ADM and the accounts through which those shares are held.

•	Quarterly statements of transactions in Proprietary Funds. These must be submitted to the Preclearance Compliance Officer no later than 10 calendar days after the end of each calendar quarter and must describe all transactions during the quarter in shares of Proprietary Funds owned directly or indirectly by the ADM at any time during the quarter.

Initial and annual holdings statements need not include:

•	any information on holdings in non-discretionary accounts (see Glossary), or

•	any information included in the corresponding initial or annual holdings statement filed under the “Statement of Securities Accounts and Holdings” section of this Policy. (In other words, if you include all information on Proprietary Fund holdings in your Statement of Securities Accounts and Holdings, you need not file a separate report.)

Quarterly transactions statements need not include:

•	any information on transactions in non-discretionary accounts (see Glossary),

•	any information on transactions effected pursuant to an automatic investment plan (see Glossary),

•	any information included in a trade confirmation, account statement or report previously delivered to the Preclearance Compliance Officer under the “Personal Securities Transactions Reports” section of this Policy.

Preclearance – ADMs must notify their Preclearance Compliance Officer in writing and receive preclearance before they engage in any purchase or redemption of shares of Proprietary Funds for their own accounts or accounts over which they have indirect ownership (see Glossary). Preclearance is not required for:

•	transactions in non-discretionary accounts (see Glossary), or

•	transactions effected pursuant to an automatic investment plan (see Glossary).

Holding Period – ADMs’ holdings in Proprietary Funds are expected to be long-term investments, rather than the result of trading for short-term profit. Therefore, ADMs must not purchase and redeem, or redeem and purchase, shares of an individual Proprietary Fund within any 60 calendar day period, unless they have the prior approval of the Preclearance Compliance Officer or his/her designee. The following transactions will not be deemed to be purchases or redemptions for purposes of the 60 calendar day holding period:

•	transactions within non-discretionary accounts (see Glossary), or

•	transactions pursuant to an automatic investment plan (see Glossary).

Mellon 401(k) Plan (Non Self-Directed Accounts)	ADMs should not participate in or facilitate market timing or any other activity with respect to funds in the Mellon 401(k) Plan in violation of applicable law or the provisions of the fund’s disclosure documents. In addition, ADMs should comply with all requirements of the 401(k) Plan regarding timing of purchases and redemptions in certain Proprietary Funds.

Specific actions regarding Proprietary Funds under the Mellon 401(k) Plan are treated as follows:

•	Elections regarding future contributions to Proprietary Funds are not deemed to be transactions and are therefore exempt from reporting (transaction and holdings), preclearance and holding period requirements.

•	Payroll deduction contributions to Proprietary Funds are deemed to be done pursuant to an automatic investment plan. They are therefore exempt from preclearance, transaction reporting and holding period requirements but must be included in holdings reports.

•	Movements of balances into or out of Proprietary Funds are deemed to be purchases or redemptions of those Proprietary Funds for purposes of the holding period requirement but are exempt from the general preclearance requirement. (In other words, you do not need to preclear every such movement but must get prior approval from the Preclearance Compliance Officer or his/her designee if the movement is within 60 calendar days of an opposite transaction in shares of the same fund.) In lieu of transaction reporting, employees are deemed to consent to Mellon obtaining transaction information from Plan records. Such movements must be reflected in holdings reports.

For the treatment of actions regarding your Mellon Common Stock account under the Mellon 401(k) Plan, see “Restrictions on Transactions in Mellon Securities – Mellon 401(k) Plan” on page 16.

Mellon 401(k) Plan (Self-Directed Accounts)	Holdings and transactions of Proprietary Funds within a Self-Directed Account in the Mellon 401(k) Plan are treated like any other Mellon Proprietary Fund. This means that the reporting, preclearance and holding period requirements apply. For further guidance on the treatment of Mellon Proprietary Funds in a Self-Directed Account of the Mellon 401(k) Plan, refer to pages 17-18.

Indirect Ownership of Proprietary Funds	Indirect interests in Proprietary Funds (such as through a spouse’s 401(k) plan or other retirement plan) are subject to the preclearance, reporting (transaction and holdings) and holding period requirements. Please note that Proprietary Funds are a common investment vehicle in employee benefit plans in which your family members may participate.

RESTRICTIONS ON TRANSACTIONS IN OTHER SECURITIES

Purchases or sales by an employee of the securities of issuers with which Mellon does business, or other third-party issuers, could result in liability on the part of such employee. Employees should be sensitive to even the appearance of impropriety in connection with their personal securities transactions. Employees should refer to “Ownership” on Page 13 which is applicable to the following restrictions.

The Mellon Code of Conduct contains certain restrictions on investments in parties that do business with Mellon. Employees should refer to the Code of Conduct and comply with such restrictions in addition to the restrictions and reporting requirements set forth below.

The following restrictions apply to all securities transactions by ADMs:

•	Customer Transactions - Trading for customers and Mellon accounts should always take precedence over employees’ transactions for their own or related accounts.

•	Excessive Trading, Naked Options – Mellon discourages all employees from engaging in short-term or speculative trading, writing naked options, trading that could be deemed excessive or trading that could interfere with an employee’s job responsibilities.

•	Front Running - Employees may not engage in “front running,” that is, the purchase or sale of securities for their own or Mellon’s accounts on the basis of their knowledge of Mellon’s trading positions or plans or those of their customers.

•	Initial Public Offerings - ADMs are prohibited from acquiring securities through an allocation by the underwriter of an Initial Public Offering (IPO) without the approval of the Investment Ethics Committee. Approval can be given only when the allocation comes through an employee of the issuer who is a direct family relation of the ADM. Due to certain laws and regulations (for example, NASD rules in the US), this approval may not be available to employees of registered broker-dealers.

•	Material Nonpublic Information - Employees possessing material nonpublic information regarding any issuer of securities must refrain from purchasing or selling securities of that issuer until the information becomes public or is no longer considered material.

•	Private Placements - Participation in private placements is prohibited without the prior written approval of the Investment Ethics Committee. The Committee will generally not approve an ADM’s acquiring, in a private placement, direct or indirect ownership of any security of an issuer in which any managed fund or account is authorized to invest within the ADM’s fund complex. Employees should contact the Ethics Office to initiate approval.

Private placements include certain co-operative investments in real estate, commingled investment vehicles such as hedge funds, and investments in family owned businesses. For the purpose of the Policy, time-shares and cooperative investments in real estate used as a primary or secondary residence are not considered to be private placements.

When considering requests for participation in private placements, the Investment Ethics Committee will take into account the specific facts and circumstances of the request prior to reaching a decision on whether to authorize a private placement investment by an ADM. These factors include, among other things, whether the opportunity is being offered to an individual by virtue of his or her position with Mellon or its affiliates, or his or her relationship to a managed fund or account. The Investment Ethics Committee will also consider whether a fund or account managed by the ADM is authorized to invest in securities of the issuer in which the ADM is seeking to invest. At its discretion, the Investment Ethics Committee may request any and all information and/or documentation necessary to satisfy itself that no actual or potential conflict, or appearance of a conflict, exists between the proposed private placement purchase and the interests of any managed fund or account.

ADMs who have prior holdings of securities obtained in a private placement must request the written authorization of the Investment Ethics Committee to continue holding the security. This request for authorization must be initiated within 90 calendar days of becoming an ADM.

To request authorization for prior holdings or new proposed acquisitions of securities issued in an eligible private placement, contact the Manager of the Ethics Office.

•	Scalping - Employees may not engage in “scalping,” that is, the purchase or sale of securities for clients for the purpose of affecting the value of a security owned or to be acquired by the employee or Mellon.

•	Short-Term Trading - ADMs are discouraged from purchasing and selling, or from selling and purchasing, the same (or equivalent) securities within any 60 calendar day period. Any profits realized on such short-term trades must be disgorged in accordance with procedures established by senior management. Transactions that are exempt from preclearance and transactions in Proprietary Funds will not be considered purchases or sales for purposes of profit disgorgement. (See “Restrictions on Transactions in Fund Shares” for a description of the separate holding period requirement for Proprietary Funds.) ADMs should be aware that for purposes of profit disgorgement, trading in derivatives (such as options) is deemed to be trading in the underlying security. (See Page 28 in the Glossary for an explanation of option transactions.) Therefore, certain investment strategies may be difficult to implement without being subject to profit disgorgement. Furthermore, ADMs should also be aware that profit disgorgement from 60 calendar day trading may be greater than the economic profit or greater than the profit reported for purposes of income tax reporting.

•	Spread Betting – Employees may not engage in “spread betting” (essentially taking bets on securities pricing to reflect market movements) or similar activities as a mechanism for avoiding the restrictions on personal securities trading arising under the provisions of the Policy. Such transactions themselves constitute transactions in securities for the purposes of the Policy and are subject to all of the provisions applicable to other non-exempted transactions.

Prohibition on Investments in Securities of Financial Services Organizations	You are prohibited from acquiring any security issued by a financial services organization if you are:
•	a member of the Mellon Senior Management Committee

•	employed in any of the following departments:

—	Corporate Strategy & Development

—	Legal (Mellon headquarters only)

—	Finance (Mellon headquarters only)

•	an employee specifically designated by the Manager of the Ethics Office and informed that this prohibition is applicable to you

Financial Services Organizations - The phrase “security issued by a financial services organization” includes any security issued by:

•	Commercial Banks other than Mellon

•	Financial Holding Companies (or Bank Holding Companies) other than Mellon

•	Insurance Companies

•	Investment Advisers

•	Shareholder Servicing Companies

•	Thrifts

•	Savings and Loan Associations

•	Broker-Dealers

•	Transfer Agents

•	Other Depository Institutions

The phrase “securities issued by a financial services organization” does not include Exempt Securities (see Glossary). Further, for purposes of determining whether a company is a financial services organization, subsidiaries and parent companies are treated as separate issuers.

Effective Date – Securities of financial services organizations properly acquired before the employee was subject to this prohibition may be maintained or disposed of at the owner’s discretion consistent with the Policy.

Any acquisition of financial service organization securities that is exempt from preclearance pursuant to the express provision of the Policy is also exempt from this prohibition. This includes (assuming full compliance with the applicable preclearance exemption):

•	Exempt Securities (see Glossary)

•	acquisition in a non-discretionary account

•	involuntary acquisitions

•	securities received as gifts

•	transactions effected pursuant to an automatic investment plan (see Glossary)

•	acquisitions through a non-Mellon employee benefit plan

Within 30 calendar days of becoming subject to this prohibition, all holdings of securities of financial services organizations must be disclosed in writing to the Ethics Office.

PROTECTING CONFIDENTIAL INFORMATION

As an employee you may receive information about Mellon, its customers and other parties that, for various reasons, should be treated as confidential. All employees are expected to strictly comply with measures necessary to preserve the confidentiality of information. Employees should refer to the Mellon Code of Conduct.

Insider Trading and Tipping Legal Prohibitions	Securities laws generally prohibit the trading of securities while in possession of “material nonpublic” information regarding the issuer of those securities (insider trading). Any person who passes along material nonpublic information upon which a trade is based (tipping) may also be liable.

Information is “material” if there is a substantial likelihood that a reasonable investor would consider it important in deciding whether to buy, sell or hold securities. Obviously, information that would affect the market price of a security (price sensitive information) would be material. Examples of information that might be material include:

•	a proposal or agreement for a merger, acquisition or divestiture, or for the sale or purchase of substantial assets

•	tender offers, which are often material for the party making the tender offer as well as for the issuer of the securities for which the tender offer is made

•	dividend declarations or changes

•	extraordinary borrowings or liquidity problems

•	defaults under agreements or actions by creditors, customers or suppliers relating to a company's credit standing

•	earnings and other financial information, such as significant restatements, large or unusual write-offs, write-downs, profits or losses

•	pending discoveries or developments, such as new products, sources of materials, patents, processes, inventions or discoveries of mineral deposits

•	a proposal or agreement concerning a financial restructuring

•	a proposal to issue or redeem securities, or a development with respect to a pending issuance or redemption of securities

•	a significant expansion or contraction of operations

•	information about major contracts or increases or decreases in orders

•	the institution of, or a development in, litigation or a regulatory proceeding

•	developments regarding a company's senior management

•	information about a company received from a director of that company

•	information regarding a company's possible noncompliance with environmental protection laws

This list is not exhaustive. All relevant circumstances must be considered when determining whether an item of information is material.

Insider Trading and Tipping Legal Prohibitions (continued)	“Nonpublic” - Information about a company is nonpublic if it is not generally available to the investing public. Information received under circumstances indicating that it is not yet in general circulation and which may be attributable, directly or indirectly, to the company or its insiders is likely to be deemed nonpublic information.

If you obtain material non-public information, you may not trade related securities until you can refer to some public source to show that the information is generally available (that is, available from sources other than inside sources) and that enough time has passed to allow wide dissemination of the information. While information appearing in widely accessible sources--such as in newspapers or on the internet--becomes public very soon after publication, information appearing in less accessible sources--such as regulatory filings, may take up to several days to be deemed public. Similarly, highly complex information might take longer to become public than would information that is easily understood by the average investor.

Mellon’s Policy	Employees who possess material nonpublic information about a company--whether that company is Mellon, another Mellon entity, a Mellon customer or supplier, or other company--may not trade in that company’s securities, either for their own accounts or for any account over which they exercise investment discretion. In addition, employees may not recommend trading in those securities and may not pass the information along to others, except to employees who need to know the information in order to perform their job responsibilities with Mellon. These prohibitions remain in effect until the information has become public.

Employees who have investment responsibilities should take appropriate steps to avoid receiving material nonpublic information. Receiving such information could create severe limitations on their ability to carry out their responsibilities to Mellon’s fiduciary customers.

Employees managing the work of consultants and temporary employees who have access to the types of confidential information described in the Policy are responsible for ensuring that consultants and temporary employees are aware of Mellon’s policy and the consequences of noncompliance.

Questions regarding Mellon’s policy on material nonpublic information, or specific information that might be subject to it, should be referred to the General Counsel.

Restrictions on the Flow of Information Within Mellon (“Securities Fire Walls”)	As a diversified financial services organization, Mellon faces unique challenges in complying with the prohibitions on insider trading and tipping of material non-public information, and misuse of confidential information. This is because one Mellon unit might have material nonpublic information about a company while other Mellon units may have a desire, or even a fiduciary duty, to buy or sell that company’s securities or recommend such purchases or sales to customers. To engage in such broad ranging financial services activities without violating laws or breaching Mellon’s fiduciary duties, Mellon has established a “Securities Fire Wall” policy applicable to all employees. The “Securities Fire Wall” separates the Mellon units or individuals that are likely to receive material nonpublic information (potential Insider Risk functions) from the Mellon units or individuals that either trade in securities, for Mellon’s account or for the accounts of others, or provide investment advice (Investment functions). Employees should refer to CPP 903-2(C) Securities Fire Walls.

Glossary

Definitions

•	access decision maker - A person designated as such by the Investment Ethics Committee. Generally, this will be portfolio managers and research analysts who make recommendations or decisions regarding the purchase or sale of equity, convertible debt, and non-investment grade debt securities for investment companies and other managed accounts. See further details in the Access Decision Maker edition of the Policy.

•	approval - written consent or written notice of non-objection.

•	automatic investment plan – a program in which regular periodic purchases (or withdrawals) are made automatically in (or from) investment accounts in accordance with a predetermined schedule and allocation. Applications to specific situations are as follows:

Dividend Reinvestment Plans (“DRIPs”). The automatic investment of dividends under a DRIP is deemed to be pursuant to an automatic investment plan. Optional cash purchases (that is, the right to buy additional shares through the DRIP) are not unless they are by payroll deduction, automatic drafting to a checking account or other means specifically included in this definition.

Payroll deductions. Deductions from payroll (Mellon or otherwise) directly into an investment account are deemed to be done pursuant to an automatic investment plan. This would include payroll deductions for contributions to 401(k) plans and other employee benefit plans.

Bank Account Drafts or Deposits. Automatic drafts from a checking or savings account directly to an investment account or automatic deposits directly from an investment account into a checking or savings account, are deemed to be made pursuant to an automatic investment plan, provided that, in either case:
•	there is documentation with the investment account indicating the drafts or deposits are to be executed according to an express schedule, and
•	at least two drafts or deposits were executed according to the schedule.

Automatic mutual fund exchange programs. Automatic exchanges of a fixed dollar amount out of one mutual fund to purchase shares of another mutual fund are deemed to be made pursuant to an automatic investment plan.

Automatic mutual fund withdrawal programs. Automatic withdrawals of a fixed dollar amount out of a mutual fund are deemed to be made pursuant to an automatic investment plan.

Asset-allocation accounts. Asset allocation accounts are investment accounts in which the investor chooses among predetermined asset-allocation models consisting of percentages of a portfolio allocated to fund categories (such as large-cap, mid-cap and small-cap equity funds, tax-free bond funds, international funds, etc). Once a model is chosen, new money is automatically invested according to the model, and the portfolio is automatically rebalanced periodically to keep it in line with the model. For purposes of this Policy, both the investment of new money into, and periodic rebalancings within, an asset-allocation account are deemed to be done pursuant to an automatic investment plan. An Investment Advisory Service account at Mellon Private Wealth Advisers is an asset-allocation account. Brokerage accounts, in which the investor has the continuing ability to direct transactions in specific securities or funds, are not asset-allocation accounts.

College Savings Plans. Many jurisdictions have college savings plans (for example, in the US these plans are referred to as “529” plans) that provide a tax-advantaged means of investing for future college expenses. These plans vary and the features of the specific plan must be analyzed to determine if it qualifies as an automatic investment plan. For example, a college savings plan could qualify as an automatic investment plan if it meets the requirements for an asset-allocation account, bank account draft or a payroll deduction (see above).

•	direct family relation – employee’s spouse, children (including stepchildren, foster children, sons-in-law and daughters-in-law), grandchildren, parents (including step-parents, mothers-in-law and fathers-in-law) grandparents, and siblings (including brothers-in-law, sisters-in-law and step brothers and sisters). Also includes adoptive relationships.

•	employee - an individual employed by Mellon Financial Corporation or its more-than-50%-owned direct or indirect subsidiaries; includes all full-time, part-time, benefited and non-benefited, exempt and non-exempt employees in all world-wide locations; generally, for purposes of the Policy, does not include consultants and contract or temporary employees.

•	Ethics Office – the group within the Audit & Risk Review Department of Mellon which is responsible for administering the ethics program at Mellon, including the Securities Trading Policy.

•	Exempt Securities - defined as:

•	direct obligations of the sovereign governments of the United States (US employees only) and the United Kingdom (for UK employees only). Obligations of other instrumentalities of the US and UK governments or quasi-government agencies are not exempt.

•	commercial paper

•	high-quality, short-term debt instruments having a maturity of less than 366 days at issuance and rated in one of the two highest rating categories by a nationally recognized statistical rating organization or which is unrated but of comparable quality

•	bankers' acceptances

•	bank certificates of deposit and time deposits

•	repurchase agreements

•	securities issued by open-end investment companies (i.e., mutual funds and variable capital companies) that are not Proprietary Funds

•	shares of money market funds (regardless of affiliation with Mellon)

•	fixed annuities

•	shares of unit trusts (provided they are invested exclusively in funds that are not Proprietary Funds)

•	Note: The following are not Exempt Securities (whether proprietary or not):

• • •	shares of hedge funds shares of closed-end funds shares of funds not registered in the US (for US employees only)

•	family relation - see direct family relation.

•	General Counsel - General Counsel of Mellon or any person to whom relevant authority is delegated by the General Counsel.

•	index fund - an investment company or managed portfolio which contains securities of an index in proportions designed to replicate the return of the index.

•	indirect ownership – The securities laws of most jurisdictions attribute ownership of securities to someone in certain circumstances, even though the securities are not held in that person’s name. For example, US federal securities laws contain a concept of “beneficial ownership”, and UK securities laws contain a concept of securities held by “associates” (this term includes business or domestic relationships giving rise to a “community of interest”). The definition of “indirect ownership” that follows is used to determine whether securities held other than in your name are subject to the preclearance and other provisions of the Policy. It was designed to be consistent with various securities laws; however, there can be no assurance that attempted adherence to this definition will provide a defense under any particular law. Moreover, a determination of indirect ownership requires a detailed analysis of personal and/or financial circumstances that are subject to change. It is the responsibility of each employee to apply the definition below to his/her own circumstances. If the employee determines that he/she is not an indirect owner of an account and the Ethics Office becomes aware of the account, the employee will be responsible for justifying his/her determination. Any such determination should be based upon objective evidence (such as written documents), rather than subjective or intangible factors.

General Standard. Generally, you are the indirect owner of securities (and preclearance and other provisions of the Policy will therefore apply to those securities) if, through any contract, arrangement, understanding, relationship or otherwise, you have the opportunity, directly or indirectly, to share at any time in any profit derived from a transaction in them (a “pecuniary interest”). The following is guidance on the application of this definition to some common situations.

Family Members. You are presumed to be an indirect owner of securities held by members of your immediate family who share the same household with you. “Immediate family” means your spouse, your children (including stepchildren, foster children, sons-in-law and daughters-in-law), your grandchildren, your parents (including step parents, mothers-in-law and fathers-in-law), your grandparents and your siblings (including brothers-in-law, sisters-in-law and step brothers and sisters) and includes adoptive relationships. This presumption of ownership may be rebutted, but it will be difficult to do so if, with respect to the other person, you commingle any assets or share any expenses, you provide or receive any financial support, you influence investment decisions, you include them as a dependent for tax purposes or as a beneficiary under an employee benefit plan, or you are in any way financially codependent. Any attempt to disclaim indirect ownership with respect to family members who share your household must be based upon countervailing facts that you can prove in writing.

Partnerships. If you are a general partner in a general or limited partnership, you are deemed to own your proportionate share of the securities owned by the partnership. Your "proportionate share" is the greater of your share of profits or your share of capital, as evidenced by the partnership agreement. Limited partners are not deemed to be owners of partnership securities absent unusual circumstances, such as influence over investment decisions.

Shareholders of Corporations. You are not deemed to own the securities held by a corporation in which you are a shareholder unless you are a controlling shareholder or you have or share investment control over the corporation’s portfolio.

Trusts. Generally, parties to a trust will be deemed indirect owners of securities in the trust only if they have both a pecuniary interest in the trust and investment control over the trust. "Investment control" is the power to direct the disposition of the securities in the trust. Specific applications are as follows:

Trustees: A trustee is deemed to have investment control over the trust unless there are at least three trustees and a majority is required for action. A trustee has a pecuniary interest in the trust if (i) the trustee is also a trust beneficiary, (ii) an immediate family member of the trustee (whether or not they share the same household) is a beneficiary, or (iii) the trustee receives certain types of performance-based fees.

Settlors: If you are the settlor of a trust (that is, the person who puts the assets into the trust), you are an indirect owner of the trust’s assets if you have a pecuniary interest in the trust and you have or share investment control over the trust. You are deemed to have a pecuniary interest in the trust if you have the power to revoke the trust without anyone else’s consent or if members of your immediate family who share your household are beneficiaries of the trust.

Beneficiaries. If you or a member of your immediate family who shares your household is a beneficiary of a trust, you are deemed to have a pecuniary interest in the trust and will therefore be deemed an indirect owner of the trust's assets if you have or share investment control over the trust.

Remainder Interests. Remainder interests are those that do not take effect until after some event that is beyond your control, such as the death of another person. Remainder interests are typically created by wills or trust instruments. You are not deemed to be an indirect owner of securities in which you only have a remainder interest provided you have no power, directly or indirectly, to exercise or share investment control or any other interest.

Derivative Securities. You are the indirect owner of any security you have the right to acquire through the exercise or conversion of any option, warrant, convertible security or other derivative security, whether or not presently exercisable.

•	initial public offering (IPO) - the first offering of a company’s securities to the public through an allocation by the underwriter.

•	investment company - a company that issues securities that represent an undivided interest in the net assets held by the company. Mutual funds are open-end investment companies that issue and sell redeemable securities representing an undivided interest in the net assets of the company.

•	Investment Ethics Committee - committee that has oversight responsibility for issues related to personal securities trading and investment activity by Access Decision Makers. The committee is composed of investment, legal, risk management, audit and ethics management representatives of Mellon and its affiliates. The members of the Investment Ethics Committee are determined by the Corporate Ethics Officer.

•	Manager of the Ethics Office – individual appointed by the Corporate Ethics Officer to manage the Ethics Office.

•	Mellon - Mellon Financial Corporation.

•	non-discretionary account - an account for which the employee has no direct or indirect control over the investment decision making process. Non-discretionary accounts may be exempted from preclearance and reporting procedures only if the Manager of the Ethics Office, after a thorough review, is satisfied that the account is truly non-discretionary to the employee (that is, the employee has given total investment discretion to an investment manager and retains no ability to influence specific trades). Standard broker accounts generally are not deemed to be non-discretionary to the employee, even if the broker is given some discretion to make investment decisions.

•	option - a security which gives the investor the right, but not the obligation, to buy or sell a specific security at a specified price within a specified time frame. For purposes of compliance with the Policy, any Mellon employee who buys/sells an option, is deemed to have purchased/sold the underlying security when the option was purchased/sold. Four combinations are possible as described below.

•	Call Options
-If a Mellon employee buys a call option, the employee is considered to have purchased the underlying security on the date the option was purchased.
-If a Mellon employee sells a call option, the employee is considered to have sold the underlying security on the date the option was sold.
•	Put Options
-If a Mellon employee buys a put option, the employee is considered to have sold the underlying security on the date the option was purchased.
-If a Mellon employee sells a put option, the employee is considered to have bought the underlying security on the date the option was sold.

Below is a table describing the above:

                            -----------------------------------------------------------------------
                                          Transaction Type
Option Type                   Buy                                   Sale
---------------------------------------------------------------------------------------------------
Put                          Sale of Underlying Security            Purchase of Underlying Security
---------------------------------------------------------------------------------------------------
Call                         Purchase of Underlying Security        Sale of Underlying Security
---------------------------------------------------------------------------------------------------
•	Preclearance Compliance Officer - a person designated by the Manager of the Ethics Office and/or the Investment Ethics Committee to administer, among other things, employees’ preclearance requests for a specific business unit.

•	private placement - an offering of securities that is exempt from registration under various laws and rules, such as the Securities Act of 1933 in the US and the Listing Rules in the UK. Such offerings are exempt from registration because they do not constitute a public offering. Private placements can include limited partnerships.

•	Proprietary Fund – An investment company or collective fund for which a Mellon subsidiary serves as an investment adviser, sub-adviser or principal underwriter. From time-to-time, Mellon will publish a list of the Proprietary Funds. Employees should rely on the latest version of this list rather than attempt to determine for themselves the identity of the Proprietary Funds.

•	security – any investment that represents an ownership stake or debt stake in a company, partnership, governmental unit, business or other enterprise. It includes stocks, bonds, notes, evidences of indebtedness, certificates of participation in any profit-sharing agreement, collateral trust certificates and certificates of deposit for securities. It also includes many types of puts, calls, straddles and options on any security or group of securities; fractional undivided interests in oil, gas, or other mineral rights; and investment contracts, variable life insurance policies and variable annuities whose cash values or benefits are tied to the performance of an investment account. It does not include currencies. Unless expressly exempt, all securities transactions are covered under the provisions of the Policy (see definition of Exempt securities).

•	securities fire wall - procedures designed to restrict the flow of information within Mellon from units or individuals who are likely to receive material nonpublic information to units or individuals who trade in securities or provide investment advice.

•	Senior Management Committee - the Senior Management Committee of Mellon Financial Corporation.

•	short sale -the sale of a security that is not owned by the seller at the time of the trade.

Exhibit A – Sample Instruction Letter to Broker

Date

Broker ABC
Street Address
City, State ZIP

Re: John Smith
     Account No. xxxxxxxxxxxx

To whom it may concern:

In connection with my existing brokerage account(s) with your firm, please be advised that my employer should be noted as an “Interested Party” with respect to my account(s). They should, therefore, be sent copies of all trade confirmations and account statements relating to my account on a regular basis.

Please send the requested documentation ensuring the account holder’s name appears on all correspondence to:

Manager of the Ethics Office Mellon Financial Corporation PO Box 3130 Pittsburgh, PA 15230-3130

Thank you for your cooperation in this request.

Sincerely yours,

Employee

cc: Manager of the Ethics Office (153-3300)